SUBJECT TO COMPLETION, DATED NOVEMBER 3, 2000
                                                      REGISTRATION NO. 333-43732
================================================================================


                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------


                               AMENDMENT NO. 1 TO
                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                        INDUSTRIALEX MANUFACTURING CORP.
        (Exact name of small business issuer as specified in its charter)



               COLORADO                                  3479                                 84-145-4260
      (State or jurisdiction of              (Primary Standard Industrial                   (I.R.S. Employer
    incorporation or organization)            Classification Code Number)                Identification Number)

                                                                                              AHMAD AKRAMI
        63-A S. PRATT PARKWAY                    63-A S. PRATT PARKWAY                   63-A S. PRATT PARKWAY
       LONGMONT, COLORADO 80501                LONGMONT, COLORADO 80501                 LONGMONT, COLORADO 80501
            (303) 651-6672                          (303) 651-6672                           (303) 651-6672
   (Address and telephone number of    (Address of principal place of business)   (Name, address and telephone number
     principal executive offices)                                                        of agent for service)


                                   ----------

                                   Copies to:

                            LESTER R. WOODWARD, ESQ.
                              ROBERT P. ATTAI, ESQ.
                           DAVIS, GRAHAM & STUBBS LLP
                       370 SEVENTEENTH STREET, SUITE 4700
                             DENVER, COLORADO 80202
                                 (303) 892-9400

                                   ----------

                  APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.

                                   ----------


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                   ----------


                         CALCULATION OF REGISTRATION FEE



        TITLE OF EACH CLASS OF              AMOUNT TO BE  PROPOSED MAXIMUM OFFERING       PROPOSED MAXIMUM         AMOUNT OF
     SECURITIES TO BE REGISTERED             REGISTERED      PRICE PER SHARE(3)       AGGREGATE OFFERING PRICE  REGISTRATION FEE
     ---------------------------            ------------  -------------------------   ------------------------  ----------------
Common Stock, par value $.01 per share....  8,292,000(1)           $ 1.00                   $8,292,000              $2,189*
Common Stock, par value $.01 per share....  3,800,000(2)           $ 1.50                    5,700,000(3)           $1,505



(1) 3,800,000 of the securities registered hereunder are to be offered in the form of Units consisting of one share of common stock and one common stock purchase warrant.



(2)  Includes 3,800,000 shares issuable upon exercise of common stock warrants.



(3) Estimated solely for the purpose of calculating the registration fee, based upon the expected price at which the shares of common stock, $.01 par value, are to be offered.



*    $2,110 previously paid


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE


         This registration statement covers (a) the primary public offering by Industrialex of 3,500,000 units consisting of one share of common stock, $.01 par value and one share purchase warrant exercisable for one share of common stock for two years from the date of the initial public offering at a price of $1.25 in the first year and $1.50 in the second year; (b) 125,000 shares paid to the placement agent, Thomson Kernaghan & Co. Limited, as a corporate fee for acting as lead agent in the offering; (c) 300,000 units underlying a warrant paid to Thomson Kernaghan & Co. Limited in consideration of Thomson Kernaghan & Co. Limited's commitment to sell 3,000,000 of the shares in the offering; and
(d) the concurrent offering on a delayed basis by certain selling stockholders of Industrialex of 4,067,000 shares of common stock of which 200,000 shares are presently issued and outstanding and 3,867,000 shares are issuable upon exercise of warrants and special warrants. The initial public offering prospectus covers the shares being offered by Industrialex. A separate selling stockholders prospectus will be used by the selling stockholders in connection with an offering by them for their accounts of up to 4,067,000 shares of common stock. The selling stockholders prospectus is identical to the initial public offering prospectus, except for (1) alternate front and back cover pages, which alternate cover pages are noted in the registration statement, (2) the sections entitled "Summary," "Use of Proceeds," "Plan of Distribution" and "Risk Factors" which alternate sections are indicated in the registration statement, and (3) the sections entitled "Determination of Offering Price" and "Dilution" which sections shall appear only in the initial public offering prospectus.

THIS INFORMATION IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT DELIVER THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


SUBJECT TO COMPLETION, DATED NOVEMBER 3, 2000


INITIAL PUBLIC OFFERING
PROSPECTUS


                                 3,500,000 Units


                        [INDUSTRIALEX MANUFACTURING LOGO]

                        INDUSTRIALEX MANUFACTURING CORP.


Each unit consists of one share of common stock, $.01 par value and one common stock purchase warrant. Each warrant entitles the holder to purchase one share of common stock for two years from the close of the initial public offering at a price of $1.25 in the first year and $1.50 in the second year.


                                   ----------


            PARTIALLY UNDERWRITTEN BY THOMSON KERNAGHAN & CO. LIMITED



         Thomson Kernaghan & Co. Limited, Industrialex's agent, has entered into a best efforts commitment agreement to sell 3,000,000 of the units in this public offering to investors in Canada at a price of $1.00 per unit.



                   SALES IN THE UNITED STATES BY INDUSTRIALEX



         Industrialex will sell up to 500,000 of the units in this public offering directly to investors in the United States at a price of $1.00 per unit. The offering of these 500,000 units will terminate 60 days from the date the registration statement is declared effective.



                          SALES BY SELLING STOCKHOLDERS



         Industrialex is concurrently registering 4,067,000 shares of its common stock on behalf of selling stockholders.



          OFFERING CONTINGENT UPON LISTING ON CANADIAN VENTURE EXCHANGE



         Prior to this offering there has been no market for the common stock, the units or the warrants. Before offers to sell units are made, the shares of Industrialex common stock must have been approved for listing on the facilities of the Canadian Venture Exchange. Industrialex common stock has never been listed on any national securities exchange, and there is no present intention to list on any exchange other than the Canadian Venture Exchange.




                                                           TOTAL           PER UNIT
                                                        -----------       ----------
Public offering price (aggregate proceeds)              $ 3,500,000       $     1.00
Underwriter commissions                                 $   240,000       $     0.08
Proceeds                                                $ 3,260,000       $     0.92



                                   ----------



         THE UNITS OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" LOCATED AT PAGES 2 TO 4.


                                   ----------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                     The date of this prospectus is o, 2000

                               TABLE OF CONTENTS


                                                                                       PAGE
Summary..................................................................................1

Risk Factors.............................................................................2

Dilution.................................................................................4

Use of Proceeds..........................................................................5

Description of Industrialex..............................................................6

Description of Business..................................................................6

Acquisitions............................................................................18

Management's Discussion and Analysis of
Financial Condition and Results of Operations...........................................22

Description of Securities...............................................................27

Plan of Distribution....................................................................30

Directors, Senior Officers and Management...............................................33

Certain Relationships and Related Transactions..........................................37

Executive Compensation..................................................................38

Cautionary Statement Concerning
Forward-Looking Statements..............................................................38

Dividend record and policy..............................................................38

Experts.................................................................................39

Legal Matters...........................................................................39

Where You Can Find More Information.....................................................39

Outside Back Cover......................................................................40

Index to Financial Statements..........................................................F-1

                                     SUMMARY


BUSINESS OF INDUSTRIALEX:           Industrialex is a provider of protective
                                    coating services to various manufacturing industries. Our services include the application of chemical adhesions to four categories of products: metal, plastic, glass and printed circuit board assemblies.
                                    The chemical process that we use provides many benefits such as enhanced aesthetics and protection from hostile environments, corrosion and electrostatic discharge.


                                    Our principal office is located at 63-A S.
                                    Pratt Parkway; Longmont, Colorado 80501. The telephone number is (303) 651-6672.


OFFERING:                           The offering consists of 3,500,000 units to
                                    be offered to the public. Each unit consists of one share of common stock and one common stock purchase warrant that entitles the holder to purchase one share of common stock for two years from the close of the initial public offering at a price of $1.25 for the first year and $1.50 for the second year.
                                    Thomson Kernaghan & Co. Limited will use its best efforts to underwrite 3,000,000 of the units and sell to investors in Canada.
                                    Industrialex will offer for sale directly to investors in the United States up to 500,000 units. Simultaneously with this offering,
                                    Industrialex is registering 4,067,000 shares of common stock on behalf of selling stockholders. Upon completion of the offering, there will be approximately
                                    7,875,000 shares of common stock issued and outstanding. In addition:


                                    o       Industrialex has granted stock
                                            options pursuant to which up to
                                            687,000 shares may be issued in the
                                            future.


                                    o       Industrialex has issued warrants and
                                            special warrants pursuant to which
                                            up to 4,067,000 shares may be issued
                                            in the future. Upon completion of
                                            the offering, there will be
                                            approximately 7,907,000 warrants and
                                            special warrants outstanding
                                            pursuant to which up to 7,907,000
                                            shares may be issued in the future.



USE OF PROCEEDS:                    The net proceeds from this offering will be
                                    $3,260,000. The net proceeds from the
                                    offering will be used to pay the costs of this offering, establish new manufacturing facilities, finance future acquisitions, pay off continuing payment obligations from previous acquisitions, and to fund general corporate marketing.

                                  RISK FACTORS



         An investment in Industrialex involves certain risks. Prospective investors should carefully consider the following risk factors, in addition to all of the other information in this prospectus, in determining whether to purchase shares of Industrialex stock.


OUR BUSINESS MODEL IS BASED ON ACQUIRING EXISTING COATING COMPANIES AND CONSOLIDATING, AND WE MAY FAIL TO ACHIEVE THE BENEFITS OF INTEGRATING OPERATIONS FROM ACQUIRED COMPANIES.


         Industrialex's success depends upon our ability to successfully integrate the operations of Industrialex, Broomfield Industrial Painting, Inc., Decorative & Coating Systems, Inc., Screen Tech Graphics, Inc. and future acquisitions. There can be no assurance that past or future acquisitions will increase production capacity, provide for improved economies of scale, improve gross profit margins or reduce consolidated expenses as anticipated. In addition, there can be no assurance that we will create a common interface for the overall support of the several production lines, or that we will be able to market previously separate product lines. Acquisitions also require increased capacity through installation of new automated equipment. Failure to increase capacity could inhibit our ability to grow as planned.


THE LOSS OF KEY PERSONNEL, ESPECIALLY IF WITHOUT ADVANCE NOTICE, OR THE INABILITY TO HIRE OR RETAIN QUALIFIED PERSONNEL, COULD HAVE A MATERIAL ADVERSE EFFECT UPON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.


         Our future success depends in significant part upon the continued service of certain key management personnel. Key personnel of Industrialex include Ahmad Akrami, Michael Scott Robidart, Gary Landgren, Joseph Triolo, Jr., Stephen King, Vincent DiNapoli and Mark Trawinski. Industrialex has entered into employment agreements with all key personnel. All of the agreements contain confidentiality provisions that are unrestricted as to time, and non-competition and non-solicitation provisions.


         Competition for such personnel is particularly intense in the coating industry, and there can be no assurance that Industrialex can retain its key personnel or that it can attract, assimilate or retain other highly qualified personnel in the future.


WE RELY ON SALES TO A SMALL NUMBER OF CUSTOMERS, THE LOSS OF ANY ONE OF WHICH COULD HAVE AN ADVERSE IMPACT ON REVENUES.



         We derive a substantial portion of our revenue from a limited number of customers, the loss of any one of which could adversely impact our operations. For the pro forma six months ended June 30, 2000, the five largest customers of Industrialex and its subsidiaries represented 63.5% of total revenues. We anticipate that our operating results will continue to depend on sales to a relatively small number of customers. None of our current customers has any minimum purchase obligations, and they may stop placing orders with us at any time, regardless of any forecast they may have previously provided.


EVEN WITH THE PROCEEDS FROM THIS OFFERING, WE MAY NOT HAVE SUFFICIENT FUNDS TO COVER NECESSARY EXPENSES.

         There can be no assurance that cash flow from operations together with working capital and net proceeds from this offering will be sufficient to fully fund the planned expansion of our operations. If necessary, we may seek additional funds through equity or debt financing. There can be no assurance that additional financing will be available when needed or on terms acceptable to us. If adequate funds are not available, we may need to delay or cancel planned acquisitions or expansion of operations.


THE POTENTIAL SUPPLY OF MARKETABLE SHARES FOR IMMEDIATE SALE MAY ADVERSELY IMPACT THE MARKET PRICE OF THE SHARES.



         Concurrently with the registration of the units and shares offered under this prospectus, Industrialex has registered under the U.S. securities laws 4,067,000 shares of its common stock that are presently owned by our stockholders, or that underlie special warrants. If a significant portion of those shares are offered for sale within a short period of time, the price of the shares in the market would likely decline. As of the date of this prospectus, we have not yet issued any of the shares underlying special warrants. If the supply substantially exceeds the demand, it might become impossible to find buyers for all the units that are being offered, which would likely further depress the price and, perhaps, make it impossible for you to sell all of your shares as quickly as you may desire.

                                    DILUTION



         The following sets forth the dilution per share (as of June 30, 2000) after giving effect to this offering.




Effective price of shares of common stock offered hereunder:                                        $ 1.00
Pro forma combined net tangible book value per share before the offering:                  (0.004)
Increase in pro forma combined net tangible book value per share attributable to
the offering:                                                                               0.334
Pro forma combined net tangible book value after the offering:                                        0.33
                                                                                                    ------
Dilution to investor:                                                                                 0.67
Dilution to investor (as a percentage):                                                               67.0%




         The following sets forth the dilution per share (as of June 30, 2000) after giving effect to this offering and the exercise of all special warrants that have been issued in the private placement and business acquisitions.





Effective price of common stock offered hereunder:                                                   $   1.00
Pro forma combined net tangible book value per share assuming exercise of all
special warrants prior to the offering:                                                    $(0.002)
Increase in pro forma net tangible book value per share attributable to the offering:      $ 0.222
Pro forma combined net tangible book value after the offering:                                       $   0.22
                                                                                                     --------
Dilution to investor:                                                                                $   0.78
Dilution to investor (as a percentage):                                                                  78.0%

                                 USE OF PROCEEDS


         The gross proceeds from this offering will be $3,500,000. From these proceeds, Industrialex will pay an aggregate commission of $240,000 to Thomson Kernaghan. After deducting the commission and prior to expenses of the offering, the net proceeds from this offering will be $3,260,000. The gross proceeds from the offering will be used as follows:




Funds available:                                                                $ 3,500,000
                                                                                ===========
Proposed uses:
         Additional costs of this offering:
                  Legal fees                                                    $   162,000
                  Accounting fees                                                   150,000
                  Printing                                                           10,000
                  Other                                                              28,000
Agent's work fee                                                                     18,000
Agent's commission                                                                  240,000
Cost of setting up new facility                                                     800,000
Note Payable for Decorative acquisition                                             700,000
Note Payable for Screen Tech acquisition                                            610,000
Payment of debt                                                                     250,000
Cost of future acquisitions(1)                                                      400,000
Marketing                                                                            75,000
Working capital to fund ongoing operations and unallocated working capital           57,000
                                                                                -----------
                                                                                $ 3,500,000
                                                                                ===========


(1) We may use a portion of the net proceeds for potential acquisitions of complementary businesses although we have no current agreements signed or negotiations in process.

         If Thomson Kernaghan exercises its warrant to purchase up to 300,000 shares at a price of $1.00 per share, Industrialex will receive additional proceeds of up to $300,000 if exercised at any time up to one year from the date that shares of Industrialex common stock are first listed for trading on the facilities of the Canadian Venture Exchange. If Thomson Kernaghan exercises the warrant, the proceeds will also be added to Industrialex's working capital. Management intends to invest the net proceeds in money market funds until such time as those proceeds are required for the uses discussed above.


         If the holders of the warrants included in each unit sold in this offering exercise the warrants, Industrialex will receive additional proceeds of up to $4,375,000 if the warrants are exercised during the first year following the date of this offering and $5,250,000 if the warrants are exercised during the second year following the date of this offering which will also be added to Industrialex's working capital.



         If we sell less than 500,000 of the units that will be offered for sale to investors in the United States, then we will reduce the amount of proceeds from the offering that we allocate to working capital. In addition, we would also have to reduce the amounts we currently anticipate allocating to future acquisition and marketing.

                           DESCRIPTION OF INDUSTRIALEX

         Industrial Services LLC was formed under the laws of the State of Colorado on September 23, 1994. In 1997 it changed its name to Industrialex Manufacturing LLC. On December 30, 1999, New Industrial Manufacturing Corp. was formed under the laws of the State of Colorado for the purpose of acquiring Industrial Manufacturing LLC. On January 19, 2000 Industrial Manufacturing LLC was merged into New Industrial Manufacturing Corp. and New Industrial Manufacturing Corp. changed its name to Industrialex Manufacturing Corp.

         Our principal office is located at 63-A S. Pratt Parkway, Longmont, Colorado 80501. The telephone number is (303) 651-6672.


                             DESCRIPTION OF BUSINESS


INTRODUCTION


         In recent years, the outsourced manufacturing or contract manufacturing industry has witnessed tremendous growth as product manufacturers move to transfer their manufacturing requirements to outside companies in order to concentrate their efforts on their core business. Technology companies are focusing their efforts on developing and marketing their products and contract with other companies to manufacture their products. This trend has created a multi-billion dollar a year market opportunity. Several major telecommunications companies, including Lucent Technologies Inc., Motorola Inc. and Nortel Networks Corp. have recently announced dramatic increases in outsourcing their manufacturing process. These telecom companies join the ranks of other big electronics and computer system and component makers that have already realized that letting another company assemble their products is an excellent way to keep costs under control and margins high.

         Products with protective coated materials have become commonplace and range from metal lawn furniture to computers to cell phones. Major markets for coatings include motor vehicles, appliances, furniture, industrial equipment, consumer goods and electronics.


         Protective coating is one step in the manufacturing of components in the contract manufacturing industry, all of which require 24 hour to 48 hour turn-around. In describing the electronics manufacturing services industry in the October 25, 1999 issue of Fortune Magazine, Jim Savage, an analyst at Thomas Weisel, stated that "what was a $90 billion industry in 1998 will be a $200 billion by 2001." Based on management's estimate that 1% of the cost of manufacturing of a product is the cost of protective coating, we estimate that the market for protective coating services could grow from $900 million in 1998 to $2.0 billion by 2001. Industrialex already provides protective coating services of conformal coating, shielding, powder coating, liquid painting and is planning to combine these operations under one automated plant in order to avoid capacity restraints of the various existing smaller facilities.



         Industrialex is a provider of protective coating services to a broad range of companies in the manufacturing industry. Our services include conformal coating, shielding, powder coating, liquid painting and screen printing. The specific markets served by Industrialex include the following: high technology, medical, aerospace, defense, consumer electronics, data storage, semiconductor, transportation and general manufactured goods. Our services include the application of chemical adhesions to four categories of general products: metal, plastic, glass and printed circuit board assemblies. These various adhesion processes provide many benefits including enhanced general aesthetics and protection from a hostile environment, corrosion, and electrostatic discharge.

Management believes there are approximately 14 private companies in the coating sector comparable to Industrialex in Colorado, ranging in size up to $2,000,000 in annual gross sales.



         Industrialex began operations in Longmont, Colorado, initially focusing on the provision of conformal coating applications, primarily using silicon, for painted circuit board assemblies. These services were subsequently expanded to provide potting and electro-magnetic interference/radio frequency interference shielding applications of painted circuit board assemblies. Electro-magnetic interference/radio frequency interference shieldings are designed to be conductive and maintain conductivity and to protect internal and external sources from the emissions of electromagnetic interference and radio frequency interference. In 1997, Industrialex expanded its conformal coating applications to include using urethane and acrylic by opening a facility in Mead, Colorado. In addition to providing a full spectrum of coating applications for painted circuit board assembly products, the Mead facility was equipped to provide powder coating services for metal products.



         On April 4, 2000, Industrialex acquired Broomfield Industrial Painting, Inc., located in Westminster, Colorado. Founded in 1983, Broomfield has been in the business of providing industrial finishing to metal products for the high technology, medical and aerospace industries, utilizing liquid paint and powder coating applications. As a result of this acquisition, our service offering expanded into liquid painting of metal and plastic products. In 1999, Broomfield generated sales of approximately $993,000.



         On May 1, 2000, Industrialex acquired Decorative & Coating Systems, Inc., located in Denver, Colorado. Founded in 1976, Decorative was the first company to provide powder coating services in the State of Colorado. As a result of this acquisition, Industrialex's service offering of powder coating applications for metal products were significantly enhanced. In 1999, Decorative generated sales of approximately $1,353,000.



         On July 17, 2000, Industrialex acquired Screen Tech Graphics, Inc., located in Colorado Springs. Founded in 1976, management believes that Screen Tech is one of the largest providers of powder coating, liquid painting and screen printing services in southern Colorado. As a result of this acquisition, Industrialex expanded its services into the southern region of Colorado. In 1999, Screen Tech generated sales of approximately $1,899,000.



OVERVIEW OF OPERATIONS



         The specific coating services required by our customers will vary depending upon the nature of the product to be coated and the environment within which that product will be used. The following table demonstrates the specific application for each segment provided by Industrialex and each of its subsidiaries:




                              Metal and Plastic Products                Painted Circuit Board Assembly Products
                       ----------------------------------------- ------------------------------------------------------
                          Screen
                         Printing        Powder        Paint       Urethane      Potting       Silicon      Shielding
                       -------------  ------------ ------------- ------------- ------------ ------------- -------------
Industrialex                                                           X            X             X             X
Broomfield                                 X             X
Decorative                                 X             X
Screen Tech                  X             X             X

         We currently operate out of four facilities, all located in Colorado. These facilities are equipped with a total of 15 coating chambers. Three of the facilities are located in northern Colorado and one facility is located in southern Colorado. These facilities range in size from 6,500 square feet to 16,000 square feet of production space. Currently, the combined facilities employ 106 personnel. Each facility is managed by a general manager who oversees day-to-day operations.



         Our operations must comply with federal, state and local environmental controls on the storage, handling, discharge and disposal of chemicals and gases used in the manufacturing process. Industrialex holds permits from the Colorado State Air Pollution Control Divisions and various wastewater treatment entities. All of our facilities meet electro static discharge and United States Occupational Safety and Health Administration requirements and their personnel have been internally certified for operational procedures, quality standards, document control and safety.



         One of the key factors in our success is that our operations have the ability to provide 24 hour to 48 hour turn-around with high quality and customer service while maintaining competitive pricing. To maintain such quality and customer service, we have refined our processes, requiring three coating chambers dedicated to conformal coating, seven coating chambers dedicated to powder coating and five chambers dedicated to liquid paint. This allows for reduction of cross contamination among different coating applications.


         The general process that each facility undergoes in the application of its coating process for metal and plastic products is as follows:

         1. Products are received at the facilities where they are prepared for placement into the specialized chemical washing equipment.

         2. After drying, critical areas that do not require coating are masked, and the part is placed on specially designed fixtures for entry into the coating chambers.

         3. Custom designed spray guns apply the coating material to the surface of the part.

         4. Once the parts are coated, they are placed into a heating oven. Heat ensures proper adhesion of chemicals onto the surface of the part and promotes drying.

         5. At the final stage of the process, the masking is removed and coated parts are inspected for quality purposes. All inspected parts are packaged and shipped to the customer.


         We plan to capitalize on the well-recognized names of acquired subsidiaries and on the brand recognition that each subsidiary has developed. We propose to utilize that brand recognition to establish a "brands and standards" for the coating industry as part of its overall strategy to roll up several of its local competitors. The first phase of the strategy started with the acquisitions of Broomfield, Decorative and Screen Tech. We plan to consolidate the operations of Broomfield, Decorative and Screen Tech into two facilities. One facility, with approximately 70,000 square feet, will be based in northern Colorado. The second facility, previously operated by Screen Tech, has approximately 16,000 square feet and is based in southern Colorado. These facilities will be equipped with state-of-the-art automation technologies to provide highly efficient processes with flexibility to switch among product lines while providing cost effective high volume throughout production capabilities. Management anticipates that these automated facilities, together with economies of scale, will provide savings in usage of chemicals and manpower.

                                  [FLOWCHART]



THE COATING PROCESSES

CONFORMAL COATING:

         Conformal coatings of printed circuit board assemblies function as a dielectric insulator, providing a durable barrier against environmental contaminants and moisture over a wide temperature and humidity range. Conformal coatings also act as shock and vibration absorbers, thus protecting the final product from possible damage. Coating types include silicone, acrylic, epoxy resin and urethane.

         The process of conformal coating normally begins with masking of critical areas of the board. Circuit boards are carefully masked, leaving only the desired coating area exposed. Coatings are then applied either by spraying the board surface, brushing, or by dipping the boards directly into the coating material. Each process offers a system for precisely coating the boards to the exact specifications.

ACRYLIC COATING

         Acrylic coating is a clear, tough coating that protects printed circuit boards against moisture, corrosion, thermal shock and static discharge. It also protects and insulates electrical and electronic components and assemblies, including generators, motors, transformers, relays, and solenoid coils.

EPOXY COATING

         Epoxy coating is a non-porous, water and chemical resistant material that contains a form of nylon material. It is normally black in color, is non-conductive and is therefore suitable for electrical insulation.

URETHANE COATINGS

         Urethane provides excellent dielectric properties. It is also used to protect coated parts from moisture and other harsh environmental elements.

SILICONE COATING

         Silicone is a clear, durable material that protects printed circuit boards against moisture, corrosion, thermal shock and static discharge. Silicone becomes flexible at temperatures ranging from -65C to +200C. Silicone dries within minutes and cures at room temperature in 4 to 12 hours. Silicone illumines under ultra violet light source which makes it an ideal agent for quality control inspection because one can then determine proper application to the product.

ENCAPSULATION/POTTING:

         The encapsulation process (also known as "potting") involves submerging an assembly into resin (usually epoxy) and allowing the resin to harden. Encapsulation provides effective resistance and environmental protection against humidity, while acting as an insulator against shock and vibration. It also works effectively in maintaining the security of the printed circuit board assembly design by preventing third parties from accessing the printed circuit board assembly without destroying the encapsulated technology. Encapsulation/potting is used in a variety of electro-mechanical applications including automotive, ballasts, relays, mold making, high voltage power supplies, solenoids, batteries, switches, circuit breakers, transformers, medical equipment and other devices.


POWDER COATING:



         Powder coating has become the fastest growing finishing technology and according to a U.S. Department of Commerce report released in February 2000 currently represents over 10 percent of the total industrial finishing market. Powder coating is a dry finishing process, using finely ground particles of pigment and resin that are electrostatically charged and sprayed onto the part to be coated. The parts to be coated are electrically grounded so that the charged powder particles projected at them adhere to the parts and are held there until melted and fused into a smooth coating in the curing oven. The result is a uniform, durable, high quality finish. Because of the unique process of powder coating, many problems and issues inherent in liquid finishing are eliminated or minimized.


         Powder coating contains no solvents and emits negligible, if any, polluting volatile organic compounds into the atmosphere. Exhaust air from the coating booth can be safely returned to the coating room, and less oven air is exhausted to the outside, making the powder coating process a safer and cleaner finishing alternative. In addition, since powder coating uses a dry powder, up to 98% of powder coating over spray can be retrieved and reused with proper recycling units. The unused powder is reclaimed by a recovery unit and recirculated through the system. The waste that results is negligible, and can be disposed of easily and economically with United States Environmental Protection Agency certified disposal facilities.

         There are two basic types of powder, indoor and outdoor. Most outdoor powders are polyester and most indoor powders are epoxy. Powders come in a rainbow of colors, glosses and textures. Powder coatings provide a wide range of performance properties, offering excellent resistance to heat, corrosion, impact, abrasion, fading from sunlight, and extreme weather.

LIQUID PAINTING:

         Liquid painting, also known as liquid coating, uses polyurethane, bake enamels, water based paints, and conductive coatings. These environmentally compliant coating materials were developed in response to limitations recently placed on the emission of volatile organic compounds in certain areas of the United States. Volatile organic compounds are toxic gases that are harmful to the environment.

         Even as the demand for powder coatings increases, there exists a need for liquid coatings. Certain cosmetic requirements can only be achieved through the application of liquid coatings as well as the application of conductive coatings on plastics requiring electro-magnetic interference/radio frequency interference. Most government and military specifications refer to liquid coatings. Even though powder coating is superior to most liquids, industrial coating manufacturers have produced materials that stand up to highly abrasive chemicals and solvents, making them a continued desirable coating in many original equipment manufacturer product lines.

ELECTRO-MAGNETIC INTERFERENCE/RADIO FREQUENCY INTERFERENCE SHIELDING:

         This process involves the application of conductive shielding materials. Through reflection and/or absorption, these materials effectively reduce electro-magnetic interference/radio frequency interference emitted by certain printed circuit board assembly based products used primarily in the telecommunications industry. We supply several chemical materials that meet a wide range of specifications.


SCREEN PRINTING:



         Our screen printing capability includes in-house screen fabrications, computerized art department and darkrooms. These capacities allow us to manufacture custom labeling and to print directly onto customer-supplied substrates. Applications include polycarbonate overlays, foil labels, aluminum nameplates, decals/bumper stickers, panels, chassis, die cutting and art and screen fabrication.



         All of our coating processes must comply with federal, state and local regulations that impose various environmental controls on the storage, handling, discharge and disposal of chemicals and gases. There can be no guarantee that new environmental laws will not be imposed which will have an adverse impact on our manufacturing process and ability to compete effectively.


THE MARKET FOR THE PRODUCTS


         Protective coating is one step in the manufacturing of components in the outsourced manufacturing services industry. In describing the electronics manufacturing services industry in an article in Fortune Magazine published October 25, 1999, Jim Savage, an analyst at Thomas Weisel, suggested that "what was a $90 billion industry in 1998 will be a $200 billion industry by 2001." Based on management's estimate that 1% of the cost of manufacturing a product is the cost of protective coating, the Company estimates that the market for its protective coating services could grow from $900 million in 1998 to $2.0 billion by 2001. According to a U.S. Department of Commerce report released in February 2000, "In 1998, total manufacturers' shipments of paint and allied products amounted to $17.2 billion, an increase of 4.2% from 1997 shipments of $16.5 billion." The fastest growing segment of this market is powder coatings. The same report states that "shipments of powder coatings increased 13.4% to $669.7 million in 1998 from $590.5 million in 1997."



THE COATING INDUSTRY



         The coating industry in the United States is divided into several major categories including product coating for original equipment manufacturers, architectural coatings, special purpose coatings and miscellaneous allied paint products. The segment of the market that applies to our business is the product coatings market. All paint and coatings that are designed for use by the original equipment manufacturers of industrial and consumer goods are called OEM product coatings. According to reports published in the December 1998 issue of Paint & Powder Magazine, "OEM's and their custom coater suppliers represent one of the largest customer groups for the paint and coating industry, consuming 37% of all coatings shipped in 1998." According to another published report by Frost & Sullivan in the October 1999 issue of World Powder Coating Markets, "In 1998, the world powder coating markets reached $3.76 billion in revenues and is expected to continue growing." One universal possibility is expansion into new end-user markets such as engineered wood furniture. The growing need for environmental compliance, combined with proven lower application costs, will help forge new powder coating markets, such as wood substrates coating, according to reports in the October 1999 issue of World Power Coating Markets.

         Liquid and powder coatings are frequently positioned as competitive products. Like their liquid counterparts, powder coatings can serve both protective and decorative functions. They are applied to many types of manufactured goods, furniture, appliances, automotive parts and electronic components. According to an August 1995 report published by National Paint & Coatings Association, "Liquid technologies will continue to dominate in areas where the coating is field-applied and heat curing is not feasible. Areas where powder technology may increase its presence are those where the coating process can be very tightly controlled." We provide both powder and liquid paint applications. The following tables demonstrate the usage of OEM product coatings by type of coating and by industry.



                 OEM Product Coatings Usage by Type of Coating
                                      1998


                                  [PIE CHART]



                      THE MARKET FOR OEM PRODUCT COATINGS



                                  [PIE CHART]

PARTNERSHIPS



         Partnerships amongst coating companies are becoming more common and demonstrate a growing effort in the industry to form teams to solve customer problems. Although we have no immediate plans or agreements to do so, management will consider developing partnership arrangements, where appropriate, provided that the focus is on establishing cooperative efforts with our equipment suppliers. Pittsburg Paint and Glass, for example, recently formed an alliance with Advanced Robotic Technologies, Inc. to integrate coatings and application technology. Similarly, DuPont Powder Coatings is working with Thermal Innovations Ltd. and TRI Innovations, AB, a Swedish manufacturer of a UV-curing system, to develop a new powder coating line for MDF Systems, Ltd. in the United Kingdom for wood finishing applications.



         In order to capitalize on what management estimates to be a $2.0 billion market opportunity in the United States, we will position our marketing efforts as a provider of a full range of coating offerings. Specifically these offering include conformal coating of printed circuit board assemblies, powder coating of metal, plastic and glass products, and liquid painting of metal based products.



MARKETS



         The industrial coating market is defined by the categories of products it services. The major product categories include metal, plastic, glass and printed circuit board assemblies, which are manufactured by companies in the following industries: electronic manufacturing, general manufactured goods, aerospace, transportation and medical devices. We are able to provide a full range of coating services. These services are defined as:



         o   conformal coating utilizing silicone or arethane,



         o potting/encapsulation and electro-magnetic interference/radio frequency interference shielding for printed circuit board assemblies,



         o   powder coating and liquid painting of metal, plastic and glass,



         o   screen printing of metal and plastic products.



         Our business is currently divided into two major categories: short production runs (24 - 48 hour turnaround of unique production runs to the customer) and long production runs (repetitive production runs of the same product based on prescheduled time of receiving the orders and delivery). Short production runs provide approximately 70% of total revenue whereas long production runs provide approximately 20%.



         The requirements of our customers are generally met either through short-term purchase orders or long-term contracts. The short-term purchase orders are serviced in an efficient and cost effective manner because of our ability to perform on a short runs basis where providing 24 to 48 hour turnaround is essential. Industrialex's operating subsidiaries are set up with the facilities, tooling and processes that provide such turnaround. Our powder coating and liquid paint service offerings are primarily provided in such business setting and operations.



         Long-term contracts are typically established with original equipment manufacturers where production runs are predictable and can be designed with production control systems. The Longmont facility is equipped with class A chambers, where we can provide clean, dust free isolated coating environments which are the prime requirements of printed circuit board assemblies products. Conformal coating, potting/encapsulation and shielding of printed circuit boards are primarily coated in this type of facility.

         The business strategy calls for changing the current ratio between short runs business and long runs business so as to establish long runs as the primary revenue generator. To achieve this goal, we plan to establish an integrated, state-of-the-art automated factory. This facility will consolidate the operations of current subsidiaries and is being designed to provide maximum efficiency in the coating processes.



         In Colorado, we have over 180 customers. Major customers include SMTC Manufacturing Corp., EPOCS Corp., CEH Corp. and Cobe Laboratories, Inc.


THE MARKETING PLAN


         Our goal is to become a leading provider of a full spectrum of coating applications for the manufacturing industry. We will grow the business regionally in two phases. Phase one will be in the Colorado region and Phase two will encompass all of North America. During Phase one, we will establish three facilities in the Colorado region. These facilities will integrate the operations of the acquired companies and will be replicated and rolled out throughout the subsequent phases. Management expects to begin Phase two in the year 2001.



         To accomplish these goals, our sales and marketing plans will focus on establishing two areas that management believes are lacking in today's protective coating services industry. One is the establishment of a brand and the second is the establishment of a standard. To achieve this, we will attempt to leverage relationships with customers to secure long-term contracts for our base business. We also plan to utilize the internet in establishing a direct line of communication and commerce with the original manufacturers. Such tools will be utilized to provide proposals and quotes directly to the customers.



         Our base business has traditionally been established through long-term relationships and our reputation in the region. We plan to utilize a direct sales approach to grow its business by developing new customers and finding new opportunities. Currently, there are two full time sales persons covering customers in the Colorado region. In order to develop new business, we plan to utilize additional sales personnel. Sales strategy will be based on developing key account relationships where Industrialex is involved at the very early part of the customers' product design so that coating specifications are established at the beginning of the product cycle. In the process of establishing such key accounts, we plan to establish high executive level relationships with the customers' management.



         Once Phase 1 of the roll-up has been completed, management expects that our state-of-the-art Colorado facility will be among the largest, most advanced and efficient protective coating operation in the region. By utilizing a direct sales force and leveraging its operational efficiencies, combined with the creation of a strong brand identity program, management expects to establish long-term contracts with ongoing long-term revenue streams.


THE RESEARCH AND DEVELOPMENT PLAN


         Industrialex utilizes advanced technologies in two primary areas: the application of chemicals on products, and the utilization of advanced process equipment in its coating operations. Our longstanding relationships with the manufacturers of chemicals allow for access to the latest advancements in chemical materials. We do not expend any capital in research and development activities. We will work with customers who wish to experiment with the application of specific chemical materials on unique products, however, this type of research and development on new products is customer driven and is funded by the customer. Industrialex is working with its customers in experimenting with applying powder coating chemicals on glass, wood and different grade steel products. Effective utilization of these applications may create a growth opportunity in segments that can use such coatings.


         Industrialex experiments with advanced equipment for use in its coating operations. Such equipment coupled with internally engineered fixtures and mechanization improves efficiency, reduction of chemical usage and overall cost effectiveness of its processes.


THE SYNERGIES

         The synergies among Industrialex and each of its subsidiaries can be demonstrated in four categories, as follows:

PRODUCT OFFERINGS


         With the combined entities, we expect to offer a full spectrum of coating applications to customers in Colorado. Our primary expertise is in conformal coating, potting and electro-magnetic interference/radio frequency interference shielding of printed circuit board assemblies. Broomfield's primary offering is liquid paint for industrial applications of metal products. Decorative's primary expertise is powder coating of metal and plastic products. Screen Tech offers liquid paint, powder coating and screen printing for customers in the southern region of Colorado area.



         The coating industry is characterized by a consistent flow of new, improved chemical applications that render existing coating products obsolete. There can be no assurance that we will be able to convert our processes quickly enough to take advantage of such new chemical applications and market these products.


ECONOMIES OF SCALE


         Management expects that the combined entities will be able to generate larger purchasing power in materials procurement, thus being able to gain favorable pricing from materials suppliers. The gross profit margin can also increase as a result of sharing of personnel. Each acquired company currently utilizes separate accounting systems, purchasing, and human resource and benefits functions. The expenses can be minimized by combining administration, accounting and general management.


MARKET EXPANSION


         The combined companies will utilize a common marketing and sales organization with the goal of expanding the base business and growing the new business. The key account sales process will attempt to establish new customers with long-term relationships. The cohesive marketing plan will focus heavily on the creation of a brand and standard for our products and services. As a result, management believes we can grow the sales more effectively as a combined entity.


OPERATIONS


         Currently, Industrialex operates out of four facilities located in Longmont, Denver, Westminster and Colorado Springs. We propose to integrate operations into three facilities by February 2001 when we will occupy a new facility of approximately 70,000 square feet in the Denver Metro Area. This new facility will utilize advanced automated production systems and will also serve as the Company's new headquarters. The current businesses of Decorative and Broomfield will be moved and integrated into this new facility. The Screen Tech facility in Colorado Springs, which is approximately 16,000 square feet, will remain as the major base in southern Colorado region. The Longmont facility, which is approximately 6,500 square feet, will remain in place to focus on providing silicone based conformal coating. Prior to the integration of operations, we will continue to service customers from the four existing facilities. This approach will allow us to maximize plant capacity, which is restricted by the amount of oven capacity of the combined entities. The goal of the integration is to increase economies of scale and to garner additional sales as a result of an expansion of services not possible by the current facilities, operating separately.



BUSINESS OBJECTIVES AND MILESTONES



         Management plans to focus on Colorado as a model for a national roll-up plan. The market size for protective coating services in Colorado is estimated by management to be approximately $40 million annually. Management believes there are approximately 14 private companies providing protective coating service to manufacturing industries in Colorado. Industrialex's plans call for a consolidation of five coating service companies, of which three have already been acquired, during the first phase of its 18 month roll-up in Colorado. Management estimates that once the consolidation is completed it will have captured a significant share of the market in Colorado.



         With funds from this offering and cash on hand, if any, management hopes to accomplish the following business objectives within the 12-month period following the completion of this offering:


         1. Integrate the operations of Industrialex and the following acquired companies:


                  (a)      Broomfield (which was acquired on April 4, 2000);



                  (b)      Decorative (which was acquired on May 1, 2000); and



                  (c)      Screen Tech (which was acquired on July 17, 2000);


                  and complete all matters associated with the acquisitions, including payment of any amounts owing pursuant to the acquisitions


         2. Acquire two additional coating companies by the end of the first quarter of 2001. (We have been approached by coating companies but have deferred further discussions until this offering is complete.)



         3. Open a new 70,000 square foot facility for the integration of Broomfield and Decorative and future acquisitions.



         During the 12-month period following the completion of the offering, management would like to complete the consolidation of the coating services industry in Colorado. It has allocated $2.6 million to pursue this objective. In order to attain this objective, we would have to meet the following milestones:



         o Pay off $700,000 (plus interest) of acquisition debt for the Decorative acquisition within ____ days after the completion of this offering.



         o Pay off $610,000 (plus interest) of acquisition debt for the Screen Tech acquisition by December 31, 2000.



         o Pay off $250,000 of existing debt incurred as a result of the acquisition of Screen Tech.

         o Have $800,000 to be spent between December 2000 and April 2001 for the establishment of the new facility.



         o Have $400,000 to pay the estimated cash portion for the acquisition of 2 new companies by December 31, 2000.


COMPETITION


         There are both competing technologies and competing companies in the protective coating services industry. Our strategy calls for being an effective consolidator in the industry. To be an effective consolidator, we must strive to be the first to identify and use new materials in chemicals and advanced application techniques.



         We do not propose to engage in research and development or to incur expenses associated with new product development. Instead, we will focus on developing and strengthening our current competitive advantage, which is breadth of knowledge in the coating process. Because management believes we have better knowledge of the coating process than our competitors and can use that knowledge to generate economies of scale and shorter turn around times, Industrialex can compete with other companies on the basis of price and customer services.



         Our competition within the Colorado market consists of companies that compete in our business segment or that provide the same full complement of services. Management believes these companies range in size up to $2.0 million in annual revenues and include the following: Ameratech, Inc., A & T Powder Coating, Applied Plastic Coatings Inc., Denver Bumper Works Inc., Environmental Powder Coatings, Foothills Powder Coating, Inc., Lincoln Plating Co., Powder Coating Specialities Inc., Sons' Powdercoating Inc., Associated Finishers, Powder Pro Inc., Rainbow Cycle Craft Inc., and Front Range Powder.



         Management believes Ameratech, Inc. and Foothills Powder Coating, Inc. represent the largest potential competition in the region. Ameratech is a provider of powder coating services in the Colorado Springs region. Ameratech's production facility is believed to utilize semi-automated coating lines which should provide efficient, cost effective processes. Located in Golden, Colorado, Foothills has captured a significant share of the protective coating market in the western metro-Denver area.


PATENTS, TRADEMARKS AND COPYRIGHTS


         We rely solely on general trademark and copyright law to protect our products and have neither formally registered trademarks or copyrights nor obtained any patent protection for any products.



PERSONNEL



         Industrialex currently has a total of 106 full and part-time employees, 11 of which work on a part- time basis and 95 of which work on a full-time basis. Of these, 14 employees serve in a management and administration capacity, two employees serve in a sales and marketing capacity, 11 employees serve in a manufacturing management capacity and 79 employees serve in production. These employees operate out of the following offices of the Company:

                                    MANAGEMENT &         SALES &
        OFFICE LOCATION            ADMINISTRATION       MARKETING        MANUFACTURING         PRODUCTION           TOTAL
        ---------------            --------------       ---------        -------------         ----------           -----
Longmont, CO                             5                  1                  1                   11                 18
Westminster, CO                          2                  0                  3                   14                 19
Denver, CO                               2                  0                  3                   26                 31
Colorado Springs, CO                     5                  1                  4                   28                 38
Totals:                                 14                  2                 11                   79                106




         The foregoing full and part-time personnel are sufficient to meet our stated business objectives. Additional personnel will be added, mainly in production, as and when circumstances warrant and profits or additional funding permits. None of our employees are subject to collective bargaining agreements. Management believes relations with employees are good.


DESCRIPTION OF OFFICES


         The Longmont facility occupies approximately 6,500 square feet of leased space at 63-A S. Pratt Parkway, Longmont, CO, U.S.A., under a lease expiring May 1, 2001. A total of 18 employees operate out of this office and manufacturing facility.



         The Westminster facility occupies approximately 7,500 square feet of leased space at 3220 West 71st Avenue, Unit 9, Longmont, Colorado, under a lease expiring May 31, 2001. A total of 19 employees operate out of this manufacturing facility.



         The Denver facility occupies approximately 10,000 square fee of leased space at 4355 Monaco Parkway, Denver, Colorado under a lease expiring May 31, 2001. A total of 31 employees operate out of this office and manufacturing facility.



         The Colorado Springs facility occupies approximately 16,000 square fees of leased space at 171 Talamine Court, Colorado Springs, Colorado, under a lease expiring May 31, 2005. A total of 38 employees operate out of this office and manufacturing facility.



                                  ACQUISITIONS



         The following is a description of the acquisitions made by Industrialex during the past five fiscal years and during the period since the completion of the most recently completed fiscal year.


ACQUISITION OF BROOMFIELD INDUSTRIAL PAINTING INC.


         Under a stock purchase agreement dated March 22, 2000 between Industrialex, Mark S. Trawinski, Donald R. Lauer and Angela Bennet Lauer, Industrialex purchased all of the issued and outstanding shares of Broomfield.



         The purchase price for the Broomfield shares was $925,000 comprised as follows:



         (a) a closing payment of $425,000 delivered to the Broomfield stockholders at closing; and

         (b) an aggregate of 500,000 special warrants, valued at $1.00 each, delivered to the Broomfield stockholders at closing.



         The acquisition of Broomfield shares by Industrialex closed on April 4, 2000.



         Each special warrant is convertible, for no additional consideration, into one share of Industrialex common stock at the option of the holder with no expiration. Under the terms of the stock purchase agreement, Industrialex agreed that in the event a public offering of its common stock had not been completed within one year of the closing, Industrialex would, within six months of a request by any Broomfield stockholder, repurchase the special warrants held by the Broomfield stockholder at a price of $1.00 per special warrant.



         Each Broomfield stockholder agreed, in the event of an initial public offering of Industrialex common stock within one year of the closing, to enter into a lock-up agreement, pursuant to which each Broomfield stockholder agreed not to sell or transfer 70% of their Industrialex shares for a period of nine months following the closing.



         Founded in 1983, Broomfield has been in the business of providing industrial finishing, utilizing liquid paint of metal and plastic products for the high technology manufacturing, and medical and aerospace industries. Broomfield primarily utilized liquid paint and powder coating applications to service its customers. Broomfield has 19 employees and occupies 7,500 square feet of facility.


         As a result of this acquisition, Industrialex's service offering expanded into liquid painting of metal and plastic products.

ACQUISITION OF DECORATIVE & COATING SYSTEMS, INC.


         Under a stock purchase agreement dated May 1, 2000 between Decorative & Coating Systems, Inc., Joseph Triolo, Jr., Joseph Triolo, Sr., Gary Triolo and John Triolo and Industrialex, Industrialex purchased all the issued and outstanding shares of Decorative from the Decorative stockholders.



         The purchase price for the Decorative Shares was $1,200,000 paid as follows:



         (a) A closing payment of $300,000 delivered to the Decorative stockholders at closing;



         (b) a promissory note in the principal amount of $700,000 bearing interest at a rate of 12% per annum and originally due on or before October 1, 2000, but extended to be due ____ days following completion of this offering, delivered to the Decorative stockholders on closing; and



         (c) an aggregate of 200,000 special warrants, valued at $1.00 each, delivered to the Decorative stockholders at closing.



         The acquisition of the Decorative shares by Industrialex closed on May 1, 2000.


         Each special warrant is convertible, for no additional consideration, into one share of Industrialex common stock at the option of the holder with no expiration. Under the terms of the stock purchase agreement, Industrialex agreed that in the event a public offering of its common stock had not been completed within one year of the closing, Industrialex would, within six months of a request by any

Decorative stockholder, repurchase the special warrants held by the Decorative stockholder at a price of $1.00 per special warrant.



         Each Decorative stockholder agreed, in the event of an initial public offering of Industrialex common stock within one year of the closing, to enter into a lock-up agreement pursuant to which each Decorative stockholder agreed not to sell or transfer 70% of their Industrialex shares for a period of nine months following the closing.



         Founded in 1976, Decorative was the first company to provide powder coating services in the State of Colorado for metal and plastics products for high technology manufacturing, transportation, defense and general manufactured goods industries. Decorative utilizes primarily powder coating applications to service its customers. Decorative has 31 employees and occupies 10,000 square feet of facility.


         As a result of this acquisition, Industrialex's service offering expanded to include powder coating applications for metal and plastic products.

ACQUISITION OF SCREEN TECH GRAPHICS, INC.


         Under a stock purchase agreement dated June 7, 2000 between Industrialex and Susan Elizabeth DiNapoli and Vincent DiNapoli, Industrialex purchased all of the issued and outstanding shares of Screen Tech from the Screen Tech stockholders.



         The purchase price for the Screen Tech shares was $1,000,000, comprised as follows:



         (a) a closing payment of $300,000 delivered to the Screen Tech stockholders at closing;



         (b) a promissory note in the principal amount of $610,000, bearing interest at 12% per annum and due on or before December 31, 2000, delivered to the Screen Tech stockholders at closing; and



         (c) an aggregate of 90,000 special warrants, valued at $1.00 each, delivered to the Screen Tech stockholders at closing.



         In addition to the Screen Tech Purchase Price, Industrialex will be obligated to issue and deliver to the Screen Tech stockholders an additional 300,000 Screen Tech Special Warrants or shares of common stock, if Screen Tech meets or exceeds the performance requirements that, for the 12 month period ended December 31, 2000, net sales revenue are equal to or greater than $1,750,000 and pre-tax profit exceeds 10% of net revenues.



         The acquisition of the Screen Tech shares by Industrialex closed on July 5, 2000.



         Each Screen Tech special warrant is convertible, for no additional consideration, into one share of Industrialex common stock at the option of the holder with no expiration. Under the terms of the stock purchase agreement, Industrialex agreed that in the event a public offering of its common stock had not been completed within one year of the closing, Industrialex would, within six months of a request by any Screen Tech stockholder, repurchase the special warrants held by the Screen Tech stockholder at a price of $1.00 per special warrant.

         Each Screen Tech stockholder agreed, in the event of an initial public offering of Industrialex common stock within one year of the closing, to enter into a lock-up agreement pursuant to which each Screen Tech stockholder agreed not to sell or transfer 90% of their Industrialex shares for a period of nine months following the closing.



         Founded in 1976, Screen Tech is the largest provider of powder coating, liquid painting and screen printing services in Colorado Springs, Colorado. Screen Tech utilizes both powder coating and liquid paint applications for metal and plastic products for high technology manufacturing, electronics, fabricated metal manufacturers and transportation industries. Screen Tech has 38 employees and occupies 16,000 square feet of facility.


         As a result of this acquisition, Industrialex's services expanded into the southern region of Colorado.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS



         The following discussion should be read together with Industrialex's financial statements and accompanying notes included elsewhere in this prospectus.



         This information should be read in conjunction with the financial statements of Industrialex and related notes thereto included elsewhere in this prospectus. Financial information for each of the two years in the period ended December 31, 1999 has been derived from audited financial statements. Financial information for the year ended December 31, 1997 and the six months ended June 30, 2000 and 1999 has been derived from unaudited financial statements.




                                                         6 MONTHS ENDED JUNE 30      YEARS ENDED DECEMBER 31
                                                           2000           1999          1999         1998
INCOME STATEMENT
  INFORMATION:
Revenues                                               $   942,682    $   432,962   $ 1,113,685   $   810,821
Cost of sales                                              754,129        317,298       783,746       473,723
General and  administrative expenses                       401,318        108,095       270,119       163,667
Net income (loss)                                         (222,476)         7,588        59,088       173,336

BALANCE SHEET
  INFORMATION:
Total assets                                             3,255,692            N/A       454,154       416,421
Total current liabilities                                1,130,124            N/A        70,071        89,437
Working capital                                           (285,632)           N/A       226,719       243,395
Equity                                                   1,391,557            N/A       343,380       326,984




RESULT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2000


Revenues


         Revenues increased from $433,000 in 1999 to $943,000 for the six months ended June 30, 2000. This resulted in an increase of $510,000, or 118% over the same period in 1999. Industrialex acquired Broomfield and Decorative in April and May of 2000, respectively. These acquisitions represented an increase in revenues of $542,000 during the period ended June 30, 2000. This increase was offset by a decrease in revenues at Industrialex, due primarily to the transfer of powder coating customers from Industrialex to Broomfield and Decorative. Redundant facilities at Industrialex were eliminated, subsequent to the acquisitions noted above, in favor of the facilities at Broomfield and Decorative.


Gross margins


         Gross margin for the six months ended June 30, 2000 was $189,000, or 20% based on sales. This compares with a gross margin of 27% based on sales, for the same period in 1999. The acquisitions of Broomfield and Decorative contributed gross margins of 22% and 27%, respectively, whereas Industrialex's gross margin decreased to 14%. The decline at Industrialex is related to costs associated with the operation of the powder coating facility to ensure customer satisfaction as customers were transferred to Broomfield and Decorative. During this period, labor costs were above the normal range, as a percentage of sales. Management anticipates that this decline in gross margins will be temporary. Additionally, management plans to add and/or expand second shift operations which should result in higher gross margins as more revenue can be produced without a pro rata increase in certain fixed expenses such as rent, insurance and utilities.



Operating Expenses



         Operating expenses increased $293,000, or 271%, from $108,000 for the six months ended June 30, 1999 to $401,000 for the same period in 2000. The acquisition of Broomfield and Decorative increased operating expenses by approximately $92,000. The remaining increase is comprised primarily of: (a) $25,000 in amortization of goodwill related to the acquisitions noted above; (b) an increase in auditing and accounting fees of approximately $51,000 related to the preparation for and reviews and audits of Industrialex accounts for the years of 1997, 1998, 1999 and six months ended June 30, 2000; (c) an increase in salary expense of approximately $38,000 due to the addition of two executive officers during May of 2000 to lead the expansion of the company; and (d) an increase in salary expense of approximately $50,000 due to Industrialex LLC becoming a C corporation and member draws subsequently recorded as salary expense.



Net Loss



         Net loss for the six months ended June 30, 2000 was $222,000 compared to net income of $8,000 during the same period in 1999. This is attributed to a decline in gross margin as noted above and the addition of certain executive officers to the management team to lead the growth of the company through customer-base growth, the acquisition of additional companies and the consolidation and improvement of facilities to realize economies of scale.


RESULT OF OPERATIONS FOR YEAR ENDED DECEMBER 31, 1999

Revenues

         Revenues increased from $811,000 in 1998 to $1,114,000 for the fiscal year ended December 31, 1999. This resulted in an increase of $303,000 or 37% over fiscal 1998. This increase in sales is due to Industrialex expanding its original sales in the silicone applications in the conformal coating industry. Additionally, in 1999 Industrialex expanded into the powder coating segment of the industrial coating industry. Industrialex opened its Mead facility, which is solely dedicated to powder coating. With the addition of the Mead facility Industrialex was able to generate $108,000 in additional powder coating encapsulation sales. The silicone portion of the business grew by 24% or $195,000 over 1998 revenues.

Gross margins


         Industrialex's gross profit margin in 1999 was $330,000 or 30% based on sales. This compares with a margin of 42% in fiscal 1998. The margin reduction is attributed to Industrialex's decision to proceed with the acquisition of other powder coating entities and to end the lease of its Mead facility, resulting in a $25,000 impaired asset charge to gross margins. Without this impaired asset charge Industrialex would have reported a 32% gross profit margin for fiscal 1999. The margin decreased due to the expansion in 1999 into the powder coating business. The new business line resulted in lower margin due to the operational start-up of acquiring the knowledge of the powder coating process. Material costs increased from 15% to 22% of sales in 1999 with the addition of the powder coating product line.

General and administrative ("G&A")

         G&A expenses increased from $164,000 in 1998 to $270,000 in 1999, a 65% increase. The majority of the increase is attributed to the expansion of the business into the powder coating facility in Mead. Industrialex added additional administrative personnel to handle the administrative requirements of its expansion in the powder coating segment of the business and its increased sales. $4,000 of the increase is associated with asset impairment associated with the closing of the Mead facility in June 2000.

Net Income

         Net Income decreased from $173,000 in 1998 to $59,000 in 1999 or from 21% to 5% of sales. This is attributed to Industrialex's expansion into the powder coating arena and the additional costs incurred in starting a new powder coating product line. Additionally, Industrialex will be terminating the lease of the Mead facility, set to expire in June of 2000. This resulted in the impairment of leasehold improvements and equipment installed in the facility, resulting in a $29,000 reduction of income from the facility being vacated. Without this charge Industrialex would have reported $88,000 in net income or 8% of sales. Any powder coating business from this facility will be transferred to the acquired production facilities during the year 2000. Management does not anticipate that there will be any material additional costs in 2000 relating to the closing of the Mead facility.

Income taxes


         As discussed in Note 2 to the accompanying financial statements, in 1999 Industrialex was treated as a limited liability corporation ("LLC"). As such the income taxes related to Industrialex's operations are the responsibility of the LLC members and no tax liabilities were recognized. On a pro forma basis, assuming we have had always been subject to taxes, the income tax provision would have been $22,000 for 1999 compared to $65,000 during 1998. This reduction in pro forma tax expense is due to the reduced income as discussed above.


EFFECT OF RECENT DEVELOPMENTS ON OPERATIONS


         In the course of implementing its business strategy Industrialex has acquired three conformal coating companies in the Denver Metro area. These acquisitions have increased revenues and gross profit of the combined entity. With this consolidation Industrialex has begun a process of reducing overall cost. The lease for the Mead facility expired in June of 2000. The Mead facility has been closed and production is being transferred to the Broomfield and Decorative facilities. Industrialex plans to utilize in the short term the synergies of Industrialex, Decorative and Broomfield to maximize the production capacity of these facilities to grow revenues. Additionally, Industrialex will begin a consolidation plan to lease a combined facility for the consolidation of the production of Decorative and Broomfield. The consolidation of these operations will assist Industrialex in leveraging the manufacturing reputation of these separate entities with a combined accounting, human resource, labour, and equipment automation program to improve profits over the long term. The consolidation plan is dependent upon Industrialex having access to sufficient working capital through either equity financing, bank debit and equipment leasing to execute the consolidation plan.

CAPITAL RESOURCES AND LIQUIDITY


Equity and debt financing



         In March 2000, Industrialex undertook a private placement of 2,357,000 special warrants at $0.50 per special warrant. 2,087,000 of the special warrants were placed prior to March 31, 2000. Each special warrant can be converted into one share of common stock for no additional consideration.


         Working capital at December 31, 1999 decreased to approximately $227,000 from $243,000 at December 31, 1998. The decrease in working capital is associated with Industrialex's utilization of internally generated funds to open the Mead powder coating facility. Working capital at March 31, 2000 increased to approximately $1,113,000 from $227,000 at December 31, 1999. The increase in working capital is associated with Industrialex's private placement fund raising activities to embark on the acquisition of other industrial painting companies in Colorado.

Cash flow

December 31, 1999

         During the year ended December 31, 1999, Industrialex generated cash from operations in the amount of $162,000 compared to $92,000 in the prior year. This is a result of the collection of accounts receivable.

         Cash used in investing activities totaled $62,000 during the year ended December 31, 1999 compared to $67,000 in the prior year.

         Cash used by financing activities was $61,000 for year ended December 31, 1999 compared to $24,000 in the previous year. Industrialex distributed $43,000 to shareholders and loaned shareholders $11,000. Industrialex also incurred debt to purchase equipment for the Mead facility.

         Industrialex generated a net increase of $40,000 in cash. Management believes the generation of cash flow will continue during 2000 due to Industrialex's focus on optimizing the expansion of its conformal coating business and through the acquisition of other entities in Colorado.


June 30, 2000



         During the six months ended June 30, 2000, Industrialex cash from operations decreased by $44,000 compared to generating cash of $114,000 for the same quarter in 1999. This is a result of increased spending relating to other assets acquired in the acquisition and financing activities.



         Cash used in investing activities totaled $741,000 during the six months ended June 30, 2000 compared to $28,000 in the six months ended June 30, 1999.



         Cash generated by financing activities was $1,039,000 for six months ended June 30, 2000 compared to $18,000 for the same period in 1999. Industrialex distributed $16,000 to shareholders, issued a total of $1,179,000 in common stock warrants to finance acquisitions and operations and loaned $130,000 to an officer of Industrialex.

         Industrialex generated a net increase of $294,000 in cash. Management believes the Company will require additional funding during 2000 due to Industrialex's acquisitions and a need to repay acquisition debts.


Capital resources


         Industrialex's cash flow increased during the 12 months ended December 31, 1999 over the same period in 1998, due to improved management of the collection of accounts receivable and the decrease in expenditures for capital equipment. Accounts receivable decreased from $324,000 at the end of 1998 to $251,000 at the end of 1999 and capital expenditures decreased by $5,000. Industrialex's cash flow increased from December 31, 1999 to June 30, 2000. Cash and cash equivalents totaled $294,000 at June 30, 2000 with the increase associated with the private placement that began in March of 2000 to fund the consolidation activities. Accounts receivable increased from $251,000 at December 31, 1999 to $460,000 at June 20, 2000 decreasing cash provided by operating activities of $209,000. This compares with a decrease in accounts receivables from $324,000 at December 31, 1998 to $159,000 at March 31, 1999 contributing to cash provided by operating activities of $165,000. Industrialex will be required to raise additional capital through external equity financing activities to fund the Company's obligations to pay the former Broomfield shareholders, former Decorative shareholders, and the former Screen Tech shareholders the remaining purchase price and contingency payments due post-closing. Management anticipates that Industrialex will continue to invest significant resources in completing the roll-up of other industrial coating companies in 2000 and may required additional funds to support the expansion and consolidation of these entities.


         Management believes that it has access to capital in the form of additional equity financing, capital equipment leasing and bank debt. Management anticipates it will continue to have access to additional capital through these sources in amounts necessary to support its growth plans. In the event that cash flow from operations, if any, together with the proceeds of any future financings, are insufficient to meet the expenditures for acquisition debt and facility expansion, Industrialex will be required to re-evaluate its planned expenditures and allocate its total resources in such manner as the board of directors and management deems to be in Industrialex's best interests.


         Industrialex does not have any commitments for material capital expenditures over either the near or long term and none are presently contemplated over normal operating requirements. Industrialex, as part of this Offering, intends to expend $800,000 on equipment and facility enhancements to consolidate Broomfield and Decorative facilities into a new 70,000 square foot leased facility equipped with automated manufacturing lines. These expenditures are contemplated as part of Industrialex's consolidation of the conformal coating companies in Colorado.


         Industrialex currently has 687,000 stock options outstanding which are exercisable at between $0.50 to $1.00 per share, and 960,000 share purchase warrants outstanding that are exercisable at prices between $0.25 and $1.00 per share. If all of the stock options and warrants are exercised, Industrialex would receive proceeds of $1,297,000. All of these funds would be available to Industrialex as working capital.


NEW ACCOUNTING PRONOUNCEMENTS



         In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the value of those derivatives are accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133 as amended by SFAS No. 138, will be adopted by Industrialex on January 1, 2001. Management believes that the adoption of SFAS No. 133 will have no material effect on its financial statements.


         In March 2000, the FASB issued FIN 44, "Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion No. 25." FIN 44 clarifies the application of APB Opinion No. 25 to issuances of equity instruments to employees and non-employees and was effective July 1, 2000. Management believes that the adoption of FIN 44 will have no material effect on its financial statements.

         In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" (SAB No. 101). SAB No. 101, which is effective in the fourth quarter of 2000, provides guidance on the recognition, presentation, and disclosure of revenue in financial statements of all public companies. Management believes that the adoption of SAB No. 101 will have no material effect on its financial statements.

                            DESCRIPTION OF SECURITIES

CAPITAL STOCK

         The authorized capital stock of Industrialex consists of 50,000,000 shares of common stock with a par value of $0.01 per share. There are four holders of Industrialex common stock and as of the date of this prospectus Industrialex has a total of 4,250,000 shares issued and outstanding. All of the issued shares of Industrialex common stock are fully paid and not subject to any future call or assessment. Industrialex has filed an application to list its common stock on the facilities of the Canadian Venture Exchange, and before offers to sell any shares are made, such application will have been approved.

         Under Industrialex's articles of incorporation, all of the common shares rank equally as to voting rights, participation in a distribution of the assets of Industrialex on a liquidation, dissolution or winding- up of Industrialex and the entitlement to dividends. The holders of the common shares are entitled to receive notice of all meetings of shareholders and to attend and vote the shares at the meetings. Each share of common stock carries with it the right to one vote.

         In the event of the liquidation, dissolution or winding-up of Industrialex or other distribution of its assets, the holders of the shares of common stock will be entitled to receive, on a pro rata basis, all of the assets remaining after Industrialex has paid out its liabilities. Distribution in the form of dividends, if any, will be set by the board of directors.

         Provision as to the modification, amendment or variation of the rights attached to the capital of Industrialex are contained in Industrialex's certificate of incorporation and the Colorado Business Corporation Act.


VOLUNTARY RESALE RESTRICTIONS ON COMMON STOCK


         Under lock-up agreements dated July 5, 2000 to be effective as of the date of the initial public offering, each of Ahmad Akrami, Mansour Akrami, Gary
E. Landgren and Afshin K. Sarvestani agreed to the following resale restrictions:

         (a) Such shareholder will not sell or transfer any shares for a period of 12 months following completion of the initial public offering.

         (b) 50% of the aggregate 4,250,000 shares held by the four signatures, on a pro-rata basis, will be free from any resale restriction on the date that is 12 months from the date of the initial public offering.


         (c) The balance of the shares held by the four signatures will be free from any resale restriction on the date that is 15 months after the date of the initial public offering.


STOCK OWNERSHIP


         The following are the holdings of the directors, senior officers and promoters of Industrialex and of any other shareholder who, to the knowledge of Industrialex, beneficially owns, directly or indirectly, more than five percent of the issued common stock of Industrialex. Mr. Akrami and Bolder Venture Partners LLC are the only persons in the table who own common stock. The remaining individuals are deemed to be beneficial owners based on their holding options, warrants or special warrants that are convertible into shares of common stock. All of the shares beneficially owned by Payam Zamani, Mark Trawinski, and Daryl Yurek are issuable, for no additional consideration, upon exercise of common stock warrants designated as special warrants under Canadian law. The special warrants are convertible, for no additional consideration, into one share of common stock. 760,000 of the shares beneficially owned by Bolder Venture Partners L.L.C. are issuable upon exercise of common stock purchase warrants at exercise prices ranging from $.25 to $1.00 per share. The details of each person's holding are described in the notes below the table.




                                                                                                       PERCENTAGE OF
                                                   NUMBER OF SHARES          PERCENTAGE OF        OUTSTANDING SHARES AFTER
          NAME AND MUNICIPALITY OF                  OF COMMON STOCK           OUTSTANDING          THE COMPLETION OF THIS
          RESIDENCE OF SHAREHOLDER                BENEFICIALLY OWNED            SHARES                    OFFERING
          ------------------------                ------------------         -------------        ------------------------
Ahmad Akrami                                          4,136,000(1)               94.30%                    51.62%
c/o Industrialex Manufacturing Corp.
63-A South Pratt Parkway
Longmont, Colorado 80501

Thomas Tennessen                                        116,000                   2.66%                      -0-
c/o Industrialex Manufacturing Corp.
63-A South Pratt Parkway
Longmont, Colorado 80501

Thomas Plunkett                                          50,000                   1.18%                      -0-
9641 N. 63rd Street
Longmont, Colorado 80503

Scott Robidart                                           50,000(2)                1.16%
c/o Industrialex Manufacturing Corp.
63-A South Pratt Parkway
Longmont, Colorado 80501

[DIRECTORS AND OFFICERS]                              4,352,000                  96.88%                    51.62%

Payam Zamani                                            300,000                   6.59%                      -0-
900 Pepper Tree Lane 1125
Santa Clara, California

                                                                                                       PERCENTAGE OF
                                                   NUMBER OF SHARES          PERCENTAGE OF        OUTSTANDING SHARES AFTER
          NAME AND MUNICIPALITY OF                  OF COMMON STOCK           OUTSTANDING          THE COMPLETION OF THIS
          RESIDENCE OF SHAREHOLDER                BENEFICIALLY OWNED            SHARES                    OFFERING
          ------------------------                ------------------         -------------        ------------------------
Mark S. Trawinski                                       245,000                   5.45%                      -0-
10944 Alcott Dr.
Westminster, Colorado 80234

Bolder Venture Partners L.L.C.                          960,000                   22.5%                      -0-
1327 Spruce Street, Suite 300
Boulder, Colorado 80302

Daryl Yurek                                             776,000                   15.44%                     -0-
1327 Spruce Street, Suite 300
Boulder, Colorado 80302



----------
(1) Includes 40,000 shares issuable, for no additional consideration, upon exercise of common stock purchase warrants designated as "special warrants" under Canadian law. Also includes 300,000 shares owned by Mr. Akrami that Scott Robidart has an option to purchase pursuant to a Stock Option Agreement dated May 8, 2000 between Mr. Akrami and Mr. Robidart.



(2) Mr. Robidart has an option to purchase these shares from Ahmad Akrami pursuant to a Stock Option Agreement dated May 8, 2000.



OPTIONS TO PURCHASE SECURITIES


         Industrialex's stock option plan was approved by Industrialex's board of directors on June 15, 2000.

         The stock option plan reserves a maximum of 1,200,000 shares for issuance. Industrialex has granted stock options pursuant to which up to 687,000 shares may be issued in the future with exercise prices ranging from $.50 to $1.00. Options granted pursuant to the plan shall vest in accordance with the terms set forth in each particular grant, but no option shall vest 100% before the recipient has at least two years of continuous service to Industrialex. No option granted shall be for a term in excess of five years, and the exercise price per share shall not be less than the fair market value on the date of grant.


SPECIAL WARRANTS AND SHARE PURCHASE WARRANTS



         Industrialex has issued an aggregate 790,000 warrants described under Canadian law as "special warrants." These 790,000 special warrants were issued to the former shareholders of Broomfield, Decorative and Screen Tech as partial consideration for each acquisition. Each special warrant becomes exerciseable on the earlier of seven business days after a receipt for a final prospectus is issued in the Province of Alberta with respect to the distribution of the shares underlying the special warrants or 12 months following the closing date of the applicable acquisition. In addition, Industrialex will issue an additional 300,000 special warrants to the former Screen Tech shareholders if certain performance criteria are met. Those performance criteria are set forth in the stock purchase agreement pursuant to which we acquired Screen Tech. Each of those special warrants is convertible, for no additional consideration, into one share of common stock.



         Of the 500,000 shares issuable upon conversion of the Broomfield acquisition, 349,500 of the shares may not be sold or disposed of until nine months after the completion of our initial public offering on the facilities of the Canadian Venture Exchange.

         All 200,000 shares issuable upon conversion of the special warrants issued in the Decorative acquisition may not be sold until nine months after the completion of our initial public offering on the Canadian Venture Exchange.



         All 90,000 shares issuable upon conversion of the special warrants issued in the Screen Tech acquisition may not be sold until nine months after the completion of our initial public offering on the Canadian Venture Exchange.



         Industrialex has also issued 2,357,000 special warrants at $.50 per warrant. These special warrants, like those issued in the acquisitions, are convertible, for no additional consideration, into one share of common stock.



WARRANTS ISSUED AS PART OF THE UNITS OFFERED IN THE INITIAL PUBLIC OFFERING



         Each unit offered in the initial public offering consists of one share of common stock and one common stock purchase warrant. Each warrant entitles the holder to purchase one share of common stock for a period of two years from the closing date of the initial public offering on the Canadian Venture Exchange at a price of $1.25 per share for the first year and $1.50 for the second year. These warrants will not be listed on the Canadian Venture Exchange or any other securities market.



         If during the term of the warrants, the closing price of Industrialex's common stock on the Canadian Venture Exchange, or any other exchange on which our common stock is traded, is not less than the exercise price of the warrant for 20 consecutive trading days, then we will send out a written notice of such fact to all holders of unexercised warrants. If the warrants are not exercised within 30 days after receipt of such notice, then the warrants remaining unexercised will expire on the 30th day after receipt of notice. The notice will be deemed to have been received on the eighth calendar day after we mail the notice by ordinary mail, postage prepaid, addressed to the holder.




                              PLAN OF DISTRIBUTION



         Industrialex will offer to sell up to 3,500,000 units in this offering. Up to 3,000,000 of the units in the public offering will be sold to investors in Canada through a best efforts underwriting by Thomas Kernaghan & Co. Limited. Industrialex will sell up to 500,000 of the units in this public offering directly to investors in the United States.



OFFERING AND APPOINTMENT OF AGENT



         By an agency agreement dated for reference o, Industrialex appointed Thomson Kernaghan & Co. Limited as its agent to offer a total of 3,000,000 units in Canada through the facilities of the Canadian Venture Exchange. The units will be offered at a price of $1.00 per unit on a day, as determined by Thomson Kernaghan and Industrialex, with the consent of the Canadian Venture Exchange, that is not more than 90 days following the date of the receipt issued by the British Columbia Securities Commission for the prospectus filed in connection with the Industrialex's application for listing on the Canadian Venture Exchange. In accordance with Canadian Venture Exchange rules, Industrialex will receive the net proceeds of the offering within ten business days of the date the units are first offered to the public.



         Under the terms of the agency agreement, Industrialex has agreed to pay to Thomson Kernaghan a commission of $0.08 per unit for each unit sold in Canada from this offering. Thomson Kernaghan will also receive $29,463 representing 2.5% of the net proceeds received by Industrialex as consideration for the sale of 2,357,000 special warrants previously issued by Industrialex in a private placement conducted in February 2000.



         Before offers to sell units are made, the shares of Industrialex common stock must have been approved for listing on the facilities of the Canadian Venture Exchange.


         Thomson Kernaghan has reserved the right to offer selling group participation in the normal course of the brokerage business to selling groups of other licensed broker-dealers, brokers and investment dealers who may or may not be offered part of the commissions or warrants offered to Thomson Kernaghan.


         We have granted Thomson Kernaghan a right of first refusal to provide further public equity financing for a period of 18 months from May 15, 2000, the date of the engagement letter that preceded the agency agreement.


         The obligations of Thomson Kernaghan under the agency agreement may be terminated prior to the opening of the market on the day Industrialex's shares are to commence trading on the Canadian Venture Exchange at the discretion of Thomson Kernaghan on the basis of its assessment of the state of the financial markets. The Agency Agreement may also be terminated at any time upon the occurrence of certain stated events.


SALES OF SHARES IN THE UNITED STATES BY SELLING STOCKHOLDERS



         The common stock registered on behalf of current Industrialex stockholders may be sold from time to time to purchasers directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer the shares through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom they may act as agent. At the time a particular offer of shares is made, to the extent required, a prospectus supplement will be distributed that will set forth the specific shares to be sold and the terms of the offering, including the name or names of any underwriters or dealer agents, any discounts, commissions and other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. The shares may be sold from time to time in one or more transactions at a fixed offering price that may be changed or at varying prices determined at the time of sale or negotiated prices.



AGENT'S WARRANT



         Thomson Kernaghan has agreed to use its best efforts to sell 3,000,000 of the units in this offering to investors in Canada at a price of $1.00 per unit. In consideration of this guarantee, Thomson Kernaghan has been granted a warrant. The warrant entitles Thomson Kernaghan to purchase up to 300,000 units at a price of $1.00 per unit at any time up to 5:00 p.m. on the second anniversary of the date shares of Industrialex common stock are first listed for trading on the Canadian Venture Exchange.


         Additionally, as consideration for services provided to Industrialex by Thomson Kernaghan, including providing advice with respect to the structure, timing and price of the offering, Industrialex paid Thomson Kernaghan a work fee of $18,000 and a corporate finance fee of 125,000 shares.

         The shares of common stock comprising the corporate finance fee and the shares underlying the warrant granted to Thomson Kernaghan are being registered pursuant to this registration statement.

THE PUBLIC OFFERING PRICE WAS DETERMINED THROUGH NEGOTIATIONS AND MAY NOT BE RELATED TO THE VALUE OF THE STOCK.



         The public offering price of the units of $1.00 per unit was arrived at arbitrarily by negotiation between Industrialex and Thomson Kernaghan, and represents their independent assessment of the value of the units being offered. As such, the initial public offering price is not necessarily related to Industrialex's net worth or any other established criteria of value and may not bear any relationship to the market price following the completion of the offering.



THE UNITED STATES PENNY STOCK RULES MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES.



         Because shares of Industrialex common stock will not be quoted on a national securities exchange in the United States, the shares will be subject to rules adopted by the U.S. Securities and Exchange Commission regulating broker-dealer practices in connection with transactions in "penny stocks." Such rules require that prior to effecting any transaction in a penny stock, a broker or dealer must give the customer a risk disclosure document that describes various risks associated with an investment in penny stocks, as well as various costs and fees associated with such an investment. It is possible that some brokers may be unwilling to engage in transactions of shares of Industrialex common stock because of these added disclosure requirements, which would make it more difficult for a purchaser in this offering to sell his shares.



LISTING THE STOCK ON THE CANADIAN VENTURE EXCHANGE DOES NOT ASSURE A MARKET FOR THE SHARES AT ALL TIMES.



         The shares of Industrialex common stock will be approved for listing on the Canadian Venture Exchange and will be primarily traded on that exchange. The rules of the Canadian Venture Exchange do not require any market maker or specialist to maintain a market for the listed shares at all times. Therefore, the Canadian Venture Exchange listing does not assure a stockholder that there will be a purchaser for the shares when the stockholder wishes to sell.



THE PURPOSE OF THIS PROSPECTUS



         This prospectus has been included in a registration statement filed under the U.S. Securities Act of 1933 in order to permit the units to be legally sold to the United States purchasers. Copies of this prospectus are being furnished to each purchaser of the shares, whether in the United States, Canada, or elsewhere. In addition, the United States securities laws require that the prospectus be furnished to all subsequent purchasers of the units for a period of 90 days from the date of the U.S. registration statement. Copies of the prospectus will therefore be made available to any securities broker-dealer who proposes to sell any of the units for a customer to a U.S. purchaser.

                    DIRECTORS, SENIOR OFFICERS AND MANAGEMENT



         The following is a list of our current directors and senior officers, and their municipalities of residence, current positions with Industrialex, and principal occupations during the past five years. The list also includes information on our management team.




NAME AND MUNICIPALITY OF RESIDENCE                  PRINCIPAL OCCUPATION FOR PREVIOUS FIVE YEARS
----------------------------------                  --------------------------------------------
Ahmad Akrami                                    Mr. Akrami founded Industrialex Manufacturing Corp. in 1994
Superior, CO, USA                               and has provided strategic direction and business guidance
Chief Executive Officer and Chairman            continuously in the capacity of founding member and chief
and Director                                    executive officer. Industrialex has hired a professional
Age 41                                          management team to perform day-to-day operational activities on site, allowing Mr. Akrami to engage in other business
                                                activities. Other activities of Mr. Akrami have included
                                                acting as President & CEO of NexStar Automation, Inc. from
                                                December 1992 through September 1996, Vice President of Zygo
                                                Corp. from September 1996 through September 1999, interim-CEO of Panoramic Care Systems, Inc. from October 1999 through
                                                February 2000 and Partner at Bolder Venture Partners from
                                                September 1999 through the present. Currently Mr. Akrami is full-time Chairman of the Board and Chief Executive Officer of
                                                Industrialex in addition to being a Partner at Bolder Venture
                                                Partners.

                                                From August 1987 through October 1992, Mr. Akrami was the
                                                Chairman, President and Chief Executive Officer of TechniStar
                                                Corporation of Longmont, Colorado.

                                                Mr. Akrami attended the University of California at Los
                                                Angeles from 1977 to 1981 in the School of Engineering and
                                                Applied Science and obtained a Bachelors degree in Applied
                                                Science from Western Illinois University in December 1995.

                                                Mr. Akrami has entered into a non-competition and
                                                non-disclosure agreement with Industrialex.

Michael Scott Robidart                          President and Chief Operating Officer of the Company since May
Boulder, CO, USA                                2000. Prior to that he was Executive Director at Seagate
Chief Operating Officer and President           Technology, a data storage products manufacturer located in
Age 45                                          Scotts Valley, California, from March 1997 to May 2000. Prior to that he was a Vice President of Maxtor Corporation, a data storage products manufacturer, located in Longmont,
                                                California, from February 1996 to August 1996.

                                                From June 1990 to January 1996 Mr. Robidart was Vice President
                                                of Syquest Technology, a hard disc drive manufacturing
                                                company, where he was responsible for new produce development.

                                                Mr. Robidart obtained a Bachelor of Science (Mechanical
                                                Engineering) degree from California Polytechnical University,
                                                San Luis Obispo, California in December 1977.

                                                Mr. Robidart has entered into a contractual arrangement with
                                                Industrialex that includes employment terms and
                                                non-competition and non-disclosure provisions.

Stephen J. King                                 Chief Financial Officer of the Company since May 2000. Prior
Superior, CO, USA                               to that he was a self-employed business consultant from March
Chief Financial Officer                         1999 to May 2000. Mr. King was Chief Financial Officer of Back
Age 49                                          Yard Burgers, Inc. an operator and franchisor of restaurants located in Memphis, Tennessee, from June 1993 to March 1999.

                                                Mr. King obtained a Masters of Business Administration degree from the University of Memphis, Memphis, Tennessee in May
                                                1982, a Masters of Education degree from the University of
                                                Memphis, Memphis, Tennessee in May 1974 and a Bachelor of
                                                Science (Education) degree from the University of Arkansas,
                                                Fayetteville, Arkansas in May 1973.

                                                Mr. King has entered into a letter agreement with Industrialex setting out the terms of his employment and has entered into a non-competition and non-disclosure agreement with
                                                Industrialex.

Thomas Stephen Plunkett                         Director of the Company since May 2000; Chief Financial
Longmont, CO, USA                               Officer and Chief Operating Officer of RT One Inc., a
Director                                        communications company in Boulder, Colorado, since August
Age 45                                          1999; prior to that he was Chief Financial Officer of Webb
                                                Interactive, an internet communications company in Denver,
                                                Colorado, from October 1996 to April 1999; prior to that he was Vice President of Business Planning of Maxtor Corp., a
                                                data storage products manufacturer located in Longmont,
                                                Colorado, from December 1995 to September 1996.

Francis Lundy                                   Director of the Company since June 2000; Chairman of TISF, a
Mill Valley, CA, USA                            precision optical and metrology company located in San
Director                                        Francisco, California, since 1996. Prior to that he was a Vice
Age 63                                          President of Zygo Corporation, a precision optics and
                                                metrology equipment company located in Middlefield,
                                                Connecticut, from August 1996 to December 1999.

Thomas Tennessen, Director                      Director of the Company since June 2000; partner at Bolder
c/o Industrialex Manufacturing Corp.            Venture Partners LLC, a venture capital company based in
63-A S. Pratt Parkway                           Boulder, Colorado, since August 1999.  Prior to that Mr.
Longmont, CO  80501                             Tennessen was Chief Financial Officer of eSoft, Inc., an
Age 41                                          internet appliance company located in Broomfield, Colorado, from February 1998 to March 1999. From March 1997 to January
                                                1998 he was self-employed as a financial consultant. From
                                                September 1994 to March 1997 he was Principal Accounting
                                                Officer and controller of Topro, Inc. a NASDAQ Small Cap
                                                Market listed, system integration company based in Denver,
                                                Colorado.

Gary E. Landgren, General Manager,              Mr. Landgren, age 54, is the General Manager of Longmont
Longmont Operations                             Operations and is employed on a full-time basis. Mr.
                                                Landgren has served Industrialex in this capacity since its inception in 1994.

                                                Prior to joining Industrialex, Mr. Landgren was employed by
                                                Caldwell Banker Real Estate from January 1993 to October 1994.
                                                Mr. Landgren also held various positions with IBM Corporation from April 1976 to August 1992.

                                                Mr. Landgren obtained a Bachelor of Science (Business) degree from the University of Northern California in June 1982.

                                                Mr. Landgren has entered into a contractual arrangement with
                                                Industrialex that includes employment terms and
                                                non-competition or non-disclosure terms.

Mark S. Trawinski, General Manager,             Mr. Trawinski, age 41, is the General Manager of
Broomfield                                      Broomfield, located in Westminster, Colorado and is
                                                employed on a full-time basis. Mr. Trawinski has served in this capacity since the acquisition of Broomfield by
                                                Industrialex in April 2000. Prior to joining Industrialex, Mr.
                                                Trawinski was a co-founder of Broomfield and served as its
                                                President since inception.

                                                Mr. Trawinski has entered into a contractual arrangement with
                                                Industrialex that includes employment terms and non-
                                                competition and non-disclosure terms.

Joseph P. Triolo, Jr., General Manager,         Mr. Triolo, age 40, is the General Manager of Decorative,
Decorative                                      located in Denver, Colorado and is employed on a full-time basis. Mr. Triolo has served in this capacity since the
                                                acquisition of Decorative by Industrialex in May 2000.

                                                Prior to joining Industrialex, Mr. Triolo was a co-founder of
                                                Decorative and served as its President since its inception.

                                                Mr. Triolo has entered into a contractual arrangement with
                                                Industrialex that includes employment terms and non-
                                                competition and non-disclosure terms.

Vincent DiNapoli, General Manager,              Mr. DiNapoli, age 58, is the General Manager of Screen Tech,
Screen Tech                                     located in Colorado Springs, Colorado and is employed on a full-time basis. Mr. DiNapoli was the founder of Screen Tech and has served as its President since inception.

                                                Mr. DiNapoli has entered into a contractual arrangement with
                                                Industrialex that includes employment terms and non-
                                                competition and non-disclosure terms.


         Other than receiving stock options from time to time, the directors of Industrialex are not compensated for serving as directors.


OTHER ASSOCIATIONS


         During the past five years, the principals of Industrialex have served as principals of the following reporting issuers during the periods and in the capacities noted below:



PRINCIPAL                     REPORTING ISSUER                 CAPACITY                              PERIOD
---------                     ----------------                 --------                              ------
Ahmad Akrami                  Panoramic Care Systems Inc.      Chief Executive Officer (Interim)     10/99 - 05/00
                                                               Director                              10/99 - 05/00

                              Zygo Corporation                 Vice President                        09/96 - 09/99

                              NexStar Automation Inc.          President                             12/92 - 09/96
                                                               Chief Executive Officer               12/92 - 09/96
                                                               Director                              12/92 - 09/96

Michael Robidart              Maxtor Corporation               Vice President                        02/96 - 08/96
                              Syquest Technology               Vice President                        06/90 - 01/96

Stephen King                  Back Yard Burgers Inc.           Chief Financial Officer               06/93 - 03/99
                                                               Director                              05/95 - 09/00

Francis Lundy                 Dresdner RCM                     Director                              06/96 - 05/00
                              Zygo Corporation                 Vice President                        08/96 - 12/99

Thomas Stephen Plunkett       Webb Interactive                 Chief Financial Officer               10/96 - 04/99

Thomas Tennessen              eSoft Inc.                       Chief Financial Officer               02/98 - 03/99
                              Topro, Inc.                      Principal Accounting Officer          09/94 - 03/97

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Michael Scott Robidart, President and Chief Operating Officer of Industrialex, is indebted to Industrialex in the principal amount of $130,000, secured by a promissory note made May 8, 2000. The promissory note is due April 30, 2003, or immediately if Mr. Robidart ceases to be employed by Industrialex, and bears interest at the rate of 7% per annum until paid. On April 30, 2003, provided Mr. Robidart is still employed by Industrialex, the amount due under the promissory note will be paid to Mr. Robidart as a bonus.

         Ahmad Akrami, Chief Executive Officer and a director of Industrialex, was indebted to Industrialex in the principal amount of $11,149, secured by a loan agreement made January 12, 1999. The debt, which was paid in full by Mr. Akrami in June 2000, bore interest, at the rate of 8% per annum.


         On July 5, 2000, Mr. Akrami loaned Industrialex $83,100 to be used in connection with the acquisition of Screen Tech. The debt, which was repaid in full by Industrialex on July 13, 2000, bore interest at the rate of 10.5%.



         On July 13, 2000, Mr. Akrami guaranteed a line of credit issued to Industrialex by FirstBank of Longmont. The line of credit was in the amount of $400,000 and has a maturity date of January 19, 2001.


Bolder Venture Partners L.L.C.


         Industrialex is party to a consulting agreement with Bolder Venture Partners L.L.C. dated January, 2000 (as amended June 28, 2000). Bolder Venture Partners is a limited liability company incorporated under the laws of the State of Colorado and is owned 60% by Daryl Yurek, and 10% by each of Cliff Mah, Ahmad Akrami (the Chief Executive Officer and a director of Industrialex), Kent Nuzum and Tom Tennessen (a director of Industrialex).


         Under the terms of the consulting agreement, Bolder agrees to provide consulting services to the officers of Industrialex relating to matters of corporate development, strategic planning, raising of capital and other financial matters, and to assist with certain private placements and public offerings of Industrialex's securities, including this offering.


         In consideration of these services, Industrialex agreed to pay Bolder Venture Partners a monthly fee of $4,500, $50,000 upon closing of the private placement of special warrants, and granted warrants to acquire up to 960,000 shares of Industrialex for a period of five years from January, 2000. The warrants become exercisable as follows:



         o        400,000 at $0.25 per share as of January, 2000 (200,000 of which were exercised in September 2000);


         o        360,000 at $1.00 per share as of May, 2000; and

         o        200,000 at $1.00 per share upon completion of this offering.

         The term of the consulting agreement ends on November 30, 2000.

                             EXECUTIVE COMPENSATION

         The following table is a summary of the compensation paid to the most highly paid executive officer of Industrialex during the most recently completed financial year for services rendered to Industrialex:



                                                                                         LONG TERM COMPENSATION
                                                                                       -------------------------
                                                  ANNUAL COMPENSATION                     AWARDS         PAYOUTS
                                         ---------------------------------------       -------------------------   -----------
     NAME AND                                                       OTHER ANNUAL       OPTIONS/SARS        LTIP      ALL OTHER
PRINCIPLE POSITION          PERIOD        SALARY        BONUS       COMPENSATION        GRANTED(#)       PAYOUTS   COMPENSATION
------------------       -------------   --------       -----       ------------       ------------      -------   ------------
Ahmad Akrami,            Year ended        N/a           N/a           42,692              N/a             N/a          N/a
President and CEO        Dec. 31, 1999



         Directors of Industrialex are not paid for their service on the board of directors. Other annual compensation in the table represents distributions from member's equity. Ahmad Akrami drew no salary for his services as President and CEO through December 31, 1999.



                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS

         We have made certain forward-looking statements in this document and in the documents referred to in this document which are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the management of the companies and on the information currently available to such management. Forward-looking statements include information concerning possible or assumed future results of Industrialex. These statements may be preceded by, followed by, or otherwise include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

         Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of Industrialex may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Investors are cautioned not to put undue reliance on any forward-looking statements. Except for their ongoing obligations to disclose material information as required by the federal securities law, we do not have any intention or obligation to update forward-looking statements after this Prospectus is delivered, even if new information, future events or other circumstances have made them incorrect or misleading.

         You should understand that various factors, in addition to those discussed elsewhere in this document and in the documents referred to in this document, could affect the future results of the combined company following the merger and could cause results to differ materially from those expressed in such forward-looking statements.

                           DIVIDEND RECORD AND POLICY

         Other than distributions to members made by Industrialex Manufacturing LLC, Industrialex has not paid any dividends since incorporation and it has no plans to pay dividends in the immediate future. Industrialex expects to retain its earnings to finance further growth and, when appropriate, retire debt. The directors of Industrialex will determine if and when dividends should be declared and paid in the future based on Industrialex's financial position at the relevant time. All of the shares of Industrialex are entitled to an equal share in any dividends declared and paid.



                                     EXPERTS


         The financial statements of Industrialex Manufacturing Corp. and Decorative & Coating Systems, Inc. included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


         The financial statements of Broomfield as of June 30, 1999 and 1998 and for the years ended June 30, 1999 and 1998 and the financial statements of Screen Tech as of December 31, 1999 and 1998, and for the years ended December 31, 1999 and 1998 included in this prospectus have been audited by Hein & Associates LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.



                                  LEGAL MATTERS

         The Company knows of no material pending legal proceedings to which the Company is or is likely to be a party or to which any of its properties are or are likely to be the subject.

         Campney & Murphy, Barristers and Solicitors, 2100-1111 West Georgia Street, Vancouver, British Columbia, Canada, V7X 1K9 has served as legal counsel of Industrialex in connection with the offering of the securities in Canada on the Canadian Venture Exchange.

         The validity of the securities offered will be passed upon for Industrialex by Davis, Graham & Stubbs LLP, Denver, Colorado.


                       WHERE YOU CAN FIND MORE INFORMATION

         You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC's public reference rooms in Washington, D.C.; New York, New York; and Chicago, Illinois. Please call the Securities and Exchange Commission at 1 (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                             PAGE
                                                                                                             ----
Pro Forma Combined Financial Statements
    Basis of presentation................................................................................... F-2
    Unaudited Pro Forma Combined Balance Sheet - March 31, 2000............................................. F-3
    Unaudited Pro Forma Combined Statement of Operations - Three Months Ended March 31, 2000................ F-4
    Unaudited Pro Forma Combined Statement of Operations - Year Ended December 31, 1999..................... F-5
    Notes to Unaudited Pro Forma Combined Financial Statements.............................................. F-6

Industrialex Manufacturing Corp.
    Report of Deloitte & Touche LLP, Independent Auditors................................................... F-9
    Balance Sheets - December 31, 1998, December 31, 1999 and March 31, 2000................................ F-10
    Statement of Operations - Three Months Ended March 31, 2000 and March 31, 1999 for Years Ended
        December 31, 1999 and December 31, 1998............................................................. F-11
    Statements of Equity - March 31, 2000, December 31, 1999, December 31, 1998 and January 1, 1998......... F-12
    Statements of Cash Flows - Three Months Ended March 31, 2000 and March 31, 1999 and Years Ended
        December 31, 1999 and December 31, 1998............................................................. F-13
    Notes to Financial Statements........................................................................... F-14

Decorative & Coating Systems, Inc.
    Report of Deloitte & Touche LLP, Independent Auditors................................................... F-19
    Balance Sheets - December 31, 1998, December 31, 1999 and March 31, 2000................................ F-20
    Statement of Operations - Three Months Ended March 31, 2000 and March 31, 1999 for Years Ended
        December 31, 1999 and December 31, 1998............................................................. F-21
    Statements of Shareholders' Equity - December 31, 1999 and January 1, 1998.............................. F-22
    Statements of Cash Flows - Three Months Ended March 31, 2000 and March 31, 1999 and Years Ended
        December 31, 1999 and December 31, 1998............................................................. F-23
    Notes to Financial Statements........................................................................... F-24

Broomfield Industrial Painting, Inc.
    Independent Auditor's Report............................................................................ F-28
    Accountant's Review Report.............................................................................. F-29
    Balance Sheets - March 31, 2000 (Unaudited) and For the Years Ended June 30, 1999, 1998,
        and 1997 (Unaudited)................................................................................ F-30
    Statements of Operations and Retained Earnings - For the Nine Months Ended March 31, 2000 and
        1999 (Unaudited) and For The Years Ended June 30, 1999, 1998, and 1997 (Unaudited).................. F-31
    Statements of Cash Flows - For the Nine Months Ended March 31, 2000 and 1999 (Unaudited) and
        For the Years Ended June 30, 1999, 1998, and 1997 (Unaudited)....................................... F-32
    Notes to Financial Statements........................................................................... F-33

Screen Tech Graphics, Inc.
    Independent Auditor's Report............................................................................ F-36
    Accountant's Review Report.............................................................................. F-36
    Accountant's Review Report.............................................................................. F-36
    Balance Sheet - June 30, 2000 and 1999 (Unaudited) and December 31, 1999, 1998, and
        1997 (Unaudited).................................................................................... F-37
    Statements of Operations and Retained Earnings - For the Six Months Ended June 30, 2000 and
        1999 (Unaudited) and the Three Years Ended December 31, 1999, 1998 and 1997 (Unaudited)............. F-38
    Statements of Cash Flows - For the Six Months Ended June 30, 2000 and 1999 (Unaudited) and the
        Three Years Ended December 31, 1999, 1998, and 1997 (Unaudited)..................................... F-39
    Notes to Financial Statements........................................................................... F-40

                        INDUSTRIALEX MANUFACTURING CORP.

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                              BASIS OF PRESENTATION


The following unaudited pro forma combined financial statements give effect to the acquisitions by Industrialex Manufacturing Corp. ("IMC") (the "Combination"), of the outstanding capital stock of Broomfield Industrial Paint Inc. ("BIP"), Decorative & Coating Systems, Inc. ("DACS"), and Screen Tech. Graphics Inc. ("STG") (collectively the "Acquired Companies"). IMC acquired BIP on April 4, 2000, DACS on May 1, 2000 and STG on July 17, 2000. The Combination will be accounted for using the purchase method of accounting.



The June 30, 2000 unaudited pro forma consolidated combined balance sheet reflects the combination of the consolidated balance sheet of IMC which includes its wholly owned subsidiaries, BIP and DACS and STG as if the STG combination had occurred on June 30, 2000. The unaudited pro forma combined statements of operation for the six months ended June 30, 2000 give effect to these transactions as if they had occurred on January 1, 2000. The unaudited pro forma combined statements of operations for the twelve months ended December 31, 1999 give effect to these transactions as if they had occurred on January 1, 1999.



The estimated excess of the cost of the acquisition of STG over the sum of the fair values of tangible and identifiable intangible assets less liabilities assumed (goodwill) may be revised for changes in assets and liabilities to date of closing as well as changes in fair value of assets acquired and liabilities assumed based upon conditions existing at date of closing. However, it is not expected that the revisions, if any, will be significant. The excess costs of acquisition of BIP and DACS over the sum of fair values of tangible and identifiable intangible assets less liabilities assumed (goodwill) resulted in a total of $1,842,046 of goodwill being recorded.


The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that IMC management deems appropriate and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what IMC's combined financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of IMC's combined financial position or combined results of operations for any future period. The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this Prospectus.

INDUSTRIALEX MANUFACTURING CORP.


UNAUDITED PRO FORMA COMBINED BALANCE SHEET
JUNE 30, 2000
--------------------------------------------------------------------------------




                                                                                                     Pro Forma
                                                           IMC                                      ADJUSTMENTS     PRO FORMA
                                                      Consolidated        STG          Combined       (Note 3)      Combined
                                                      ------------    -----------    -----------    -----------    -----------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                           $    294,426    $    29,892    $   324,318    $  (300,000)   $    24,318
  Trade accounts receivable, no
    allowance for doubtful accounts
    necessary                                              460,127        283,471        743,598             --        743,598
  Inventories                                               79,725         60,668        140,393             --        140,393
  Other current assets                                      10,214             --         10,214             --         10,214
                                                      ------------    -----------    -----------    -----------    -----------
           Total current assets                            844,492        374,031      1,218,523       (300,000)       918,523

PROPERTY, PLANT AND EQUIPMENT,
  net of accumulated depreciation                          216,966        183,017        399,983             --        399,983

OTHER ASSETS:
  Goodwill                                               1,817,326             --      1,817,326        881,453      2,698,779
  Deferred acquisition & IPO costs                         244,408             --        244,408       (118,456)       125,952
  Note receivable officer                                  122,740             --        122,740             --        122,740
  Security deposit                                           9,760             --          9,760             --          9,760
                                                      ------------    -----------    -----------    -----------    -----------
           Total other assets                            2,194,234             --      2,194,234        762,997      2,957,231
                                                      ------------    -----------    -----------    -----------    -----------

           Total assets                               $  3,255,692    $   557,048    $ 3,812,740    $   462,997    $ 4,275,737
                                                      ============    ===========    ===========    ===========    ===========


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                    $    342,521    $    53,338    $   395,859    $        --    $   395,859
  Accrued liabilities                                       54,114          3,919         58,033             --         58,033
  Deferred tax liability                                    23,000             --         23,000             --         23,000
  Current portion of long-term debt                             --         22,354         22,354             --         22,354
  Notes payable - acquisition debt                         700,000             --        700,000        610,000      1,310,000
  Current portion of capital lease
    obligations                                             10,489             --         10,489             --         10,489
                                                      ------------    -----------    -----------    -----------    -----------
           Total current liabilities                     1,130,124         79,611      1,209,735        610,000      1,819,735

CAPITAL LEASE OBLIGATIONS,
  less current maturities                                   34,011             --         34,011             --         34,011

LONG-TERM DEBT, less current
  maturities                                                    --        240,434        240,434             --        240,434

COMMON STOCK WARRANTS                                      700,000             --        700,000         90,000        790,000

EQUITY:
  Common stock                                              42,500          5,000         47,500         (5,000)        42,500
  Additional paid-in capital                             1,619,373             --      1,619,373             --      1,619,373
  Deferred compensation                                    (47,840)            --        (47,840)            --        (47,840)
  Retained earnings (accumulated deficit)                 (222,476)       232,003          9,527       (232,003)      (222,476)
                                                      ------------    -----------    -----------    -----------    -----------
           Total shareholders' equity                    1,391,557        237,003      1,628,560       (237,003)     1,391,557
                                                      ------------    -----------    -----------    -----------    -----------

           Total liabilities and shareholders'
              equity                                  $  3,255,692    $   557,048    $ 3,812,740    $   462,997    $ 4,275,737
                                                      ============    ===========    ===========    ===========    ===========


See notes to unaudited pro forma combined financial statements.

INDUSTRIALEX MANUFACTURING CORP.


UNAUDITED PRO FORMA CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2000
--------------------------------------------------------------------------------



                                 CONSOLIDATED IMC        BIP            DACS            DACS            STG
                                   Six Months        Three Months    Three Months     One Month      Six Months
                                      ENDED             ENDED           ENDED           ENDED           ENDED
                                  June 30, 2000     March 31, 2000  March 31, 2000  April 30, 2000  June 30, 2000
                                 ----------------   --------------  --------------  --------------  -------------
SALES                              $   942,682       $   242,019      $   380,944     $   127,648    $ 1,083,619

COST OF SALES                          754,129           143,390          217,712          58,607        639,863
                                   -----------       -----------      -----------     -----------    -----------

           Gross profit                188,553            98,629          163,232          69,041        443,756

OPERATING EXPENSES
   Selling, general and
       administrative                  376,598            79,900          119,377          48,135        320,356
   Goodwill amortization                24,720                --               --              --             --
                                   -----------       -----------      -----------     -----------    -----------
    Total Operating expenses           401,318            79,900          119,377          48,135        320,356
                                   -----------       -----------      -----------     -----------    -----------

INCOME (LOSS) FROM OPERATIONS         (212,765)           18,729           43,855          20,906        123,400

OTHER EXPENSE                           (9,711)           (2,265)             212            (294)       (11,294)
                                   -----------       -----------      -----------     -----------    -----------

NET INCOME (LOSS)                  $  (222,476)      $    16,464      $    44,067     $    20,612    $   112,106
                                   ===========       ===========      ===========     ===========    ===========

BASIC AND DILUTED LOSS PER
   SHARE


SHARES USED IN COMPUTING PRO
  FORMA LOSS PER SHARE



                                                     PRO FORMA
                                                    ADJUSTMENTS     PRO FORMA
                                       COMBINED       (NOTE 4)      COMBINED
                                     -----------    -----------    -----------
SALES                                $ 2,776,912    $        --    $ 2,776,912

COST OF SALES                          1,813,701             --      1,813,701
                                     -----------    -----------    -----------

           Gross profit                  963,211             --        963,211

OPERATING EXPENSES
   Selling, general and
       administrative                    944,366             --        944,366
   Goodwill amortization                  24,720         66,063         90,783
                                     -----------    -----------    -----------
    Total Operating expenses             969,086         66,063      1,035,149
                                     -----------    -----------    -----------

INCOME (LOSS) FROM OPERATIONS             (5,875)       (66,063)       (71,938)

OTHER EXPENSE                            (23,352)       (64,600)       (87,952)
                                     -----------    -----------    -----------

NET INCOME (LOSS)                    $   (29,227)   $  (130,663)   $  (159,890)
                                     ===========    ===========    ===========

BASIC AND DILUTED LOSS PER
   SHARE                                                           $     (0.02)
                                                                   ===========

SHARES USED IN COMPUTING PRO
  FORMA LOSS PER SHARE                                               7,397,000
                                                                   ===========




See notes to unaudited pro forma combined financial statements.

INDUSTRIALEX MANUFACTURING CORP.



UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------




                                                                                                         Pro Forma
                                                                                                        Adjustments    Pro Forma
                                           IMC          BIP        DACS           STG       Combined      (Note 4)     Combined
                                       -----------   ---------  -----------   -----------  -----------  -----------   -----------
SALES                                  $ 1,113,685   $ 974,153  $ 1,353,373   $ 1,898,720  $ 5,339,931  $        --   $ 5,339,931

COST OF SALES                              783,746     687,223      831,166     1,186,562    3,488,697           --     3,488,697
                                       -----------   ---------  -----------   -----------  -----------  -----------   -----------

           Gross profit                    329,939     286,930      522,207       712,158    1,851,234           --     1,851,234

OPERATING EXPENSES:
  Selling, general and administrative      270,119     334,341      468,149       580,907    1,653,516           --     1,653,516
  Goodwill amortization                         --          --           --            --           --      181,567       181,567
                                       -----------   ---------  -----------   -----------  -----------  -----------   -----------

  Total operating expenses                 270,119     334,341      468,149       580,907    1,653,516      181,567     1,835,083
                                       -----------   ---------  -----------   -----------  -----------  -----------   -----------

INCOME (LOSS) FROM OPERATIONS               59,820     (47,411)      54,058       131,251      197,718     (181,567)       16,151

OTHER INCOME (EXPENSE)                        (732)        868       (1,077)      (19,314)     (20,255)    (157,200)     (177,455)
                                       -----------   ---------  -----------   -----------  -----------  -----------   -----------

NET INCOME (LOSS)                      $    59,088   $ (46,543) $    52,981   $   111,937  $   177,463  $  (338,767)  $  (161,304)
                                       ===========   =========  ===========   ===========  ===========  ===========   ===========

BASIC AND DILUTED LOSS PER SHARE                                                                                      $     (0.03)
                                                                                                                      ===========

SHARES USED IN COMPUTING PRO
  FORMA LOSS PER SHARE                                                                                                  5,040,000
                                                                                                                      ===========



See notes to unaudited pro forma combined financial statements.

INDUSTRIALEX MANUFACTURING CORP.


NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



1.    GENERAL


      The historical financial statements reflect the financial position and results of operations of IMC and the Acquired Companies and were derived from IMC's and the respective Acquired Companies' financial statements. The consolidated statement of operations includes the actual results of operations for of IMC and its two wholly owned subsidiaries (BIP acquired on April 4, 2000 and DACS acquired on May 1, 2000) and the six months of operations for STG and the historical financial statements for BIP and DACS to give effect to these transaction as if they had occurred on January 1, 2000. The periods included in the historical financial statements for IMC and the individual Acquired Companies are as of and for the six months ended June 30, 2000 and for the year ended December 31, 1999. The historical financial statements of BIP presented elsewhere within this prospectus reflect BIP's operations for the year ended June 30, 1999 (BIP's fiscal year end). The pro forma financial information presented for BIP has been restated to reflect the twelve months of operations for the period from January 1, 1999 to December 31, 1999 and the six months of operations from January 1, 2000 to June 30, 2000.



2.    ACQUISITONS


      IMC has acquired or will acquire all of the outstanding common stock of the Acquired Companies. The Combination will be accounted for using the purchase method of accounting.


      The following table sets forth the consideration paid or to be paid in (a) cash, (b) notes and (c) in special warrants to the common shareholders of each of the acquired Companies. Each special warrant can be converted into one share of IMC common stock at no cost. For purposes of computing the estimated purchase price for accounting purposes, the value of the special warrants was determined using an estimated fair value of $1 per warrant.



                                                SPECIAL
                     CASH           NOTES       WARRANTS       TOTAL
                  -----------    -----------   ----------   -----------
BIP               $   425,000    $        --   $  500,000   $   925,000
DACS                  300,000        700,000      200,000     1,200,000
STG                   300,000        610,000       90,000     1,000,000
                  -----------    -----------   ----------   -----------

Total             $ 1,025,000    $ 1,310,000   $  790,000   $ 3,125,000
                  ===========    ===========   ==========   ===========


      Additional consideration of 300,000 special warrants will be issued to the shareholders of STG if certain earn-out provisions are attained.


3.    UNAUDITED PRO FORMA CONSOLIDATED COMBINED BALANCE SHEET ADJUSTMENTS



      (A) Records the acquisition of the STG, including the cash and special warrants due STG, and records all fair value adjustments necessary in purchase accounting.



      (B) Records the elimination of the historical equity accounts of the Acquired Companies.

      The following tables summarize unaudited pro forma consolidated combined balance sheet adjustments:




                              PRO FORMA ADJUSTMENTS          TOTAL
                            --------------------------     PRO FORMA
                                (A)            (B)        ADJUSTMENTS
                            -----------    -----------    -----------
Cash                        $  (300,000)   $        --    $  (300,000)
Goodwill                      1,118,456       (237,003)       881,453
Deferred acquisition costs     (118,456)            --       (118,456)
Notes Payable                   610,000             --        610,000
Common stock warrants            90,000                        90,000
Common stock                         --         (5,000)        (5,000)
Accumulated deficit                  --       (232,003)      (232,003)
                            -----------    -----------    -----------

Total                       $        --    $        --    $        --
                            ===========    ===========    ===========




4. UNAUDITED PRO FORMA CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS FOR THE SIX MONTHS ENDED JUNE 30, 2000



      (A) Records amortization of goodwill for Acquired Companies as a result of the Combination over an estimated life of 15 years, less amount of amortization already included in the consolidated results of operations for the six months ended June 30, 2000.



      (B) Records interest expense incurred on notes payable issued in relation to acquisitions of the Acquired Companies, less amount of interest expense already included in the consolidated results of operations for the six months ended June 30, 2000.



      The following tables summarize unaudited pro forma consolidated combined balance sheet adjustments:



                                  PRO FORMA ADJUSTMENTS          TOTAL
                                --------------------------     PRO FORMA
                                    (A)            (B)        ADJUSTMENTS
                                -----------    -----------    -----------
OPERATING EXPENSES:
  Goodwill amortization         $    66,063    $        --    $    66,063
                                -----------    -----------    -----------

Income (loss) from operations       (66,063)            --        (66,063)

Other expense                            --        (64,600)       (64,600)
                                -----------    -----------    -----------

Net income                      $   (66,063)   $   (64,600)   $  (130,663)
                                ===========    ===========    ===========




5. UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999



      (A) Records amortization of goodwill for acquired companies as a result of the Combination over an estimated life of 15 years.

      (B) Records interest expense incurred on notes payable issued in relation to acquisitions of the Acquired Companies.


      The following tables summarize unaudited pro forma combined statements of operations adjustments at December 31, 1999:


                                  PRO FORMA ADJUSTMENTS          TOTAL
                                --------------------------     PRO FORMA
                                    (A)            (B)        ADJUSTMENTS
                                -----------    -----------    -----------
OPERATING EXPENSES:
  Goodwill amortization         $   181,567    $        --    $   181,567
                                -----------    -----------    -----------

Income (loss) from operations      (181,567)            --       (181,567)
                                -----------    -----------    -----------

Other income (expense)                   --       (157,200)      (157,200)
                                -----------    -----------    -----------

Net income                      $  (181,567)   $  (157,200)   $  (338,767)
                                ===========    ===========    ===========



6.       EARNINGS PER SHARE


         The pro forma share outstanding were computed as follows:


                                                                    SIX-MONTHS       YEAR ENDED
                                                                   ENDED JUNE 30,   DECEMBER 31,
                                                                       2000             1999
Shares issued upon merger of LLC and the Company                        4,250,000      4,250,000
Special warrants issued in the private placement                        2,357,000             --
Special warrants to be issued in acquisitions                             790,000        790,000
                                                                   --------------   ------------

                                                                        7,397,000      5,040,000
                                                                   ==============   ============



The computation above excludes 960,000 warrants issued or to be issued to BVP as well as options to purchase 687,000 shares of common stock the Company will grant to employees and directors of the Company immediately following the offering.

INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Shareholders of Industrialex Manufacturing Corp.
Longmont, Colorado


We have audited the accompanying consolidated balance sheets of Industrialex Manufacturing Corp. (the Company) as of December 31, 1998 and 1999, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Industrialex Manufacturing Corp. as of December 31, 1998 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.




DELOITTE & TOUCHE LLP



Denver, Colorado



April 7, 2000
(September 18, 2000 as to Notes 3 and 10)

INDUSTRIALEX MANUFACTURING CORP.


CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------



                                                                                        DECEMBER 31,
                                                                                -------------------------     JUNE 30,
ASSETS                                                                             1998          1999          2000
                                                                                -----------   -----------   -----------
                                                                                                            (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents                                                     $       849   $    39,930   $   294,426
  Accounts receivable:
    Trade, net of allowance for doubtful accounts of $0 in 1999 and 1998            323,701       250,532       460,127
    Other                                                                             1,150         1,300            --
    Inventories                                                                          --            --        79,725
  Other current assets                                                                7,132         5,028        10,214
                                                                                -----------   -----------   -----------
           Total current assets                                                     332,832       296,790       844,492

PROPERTY, PLANT AND EQUIPMENT, net                                                   78,884       137,685       216,966

OTHER ASSETS:
  Note receivable from related parties                                                   --        11,449       122,740
  Goodwill                                                                               --            --     1,817,326
  Other                                                                               4,705         8,230       254,168
                                                                                -----------   -----------   -----------
           Other assets                                                               4,705        19,679     2,194,234
                                                                                -----------   -----------   -----------

TOTAL                                                                           $   416,421   $   454,154   $ 3,255,692
                                                                                ===========   ===========   ===========

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
  Bank overdrafts                                                               $    40,717   $        --   $        --
  Accounts payable                                                                   19,823        34,706       342,521
  Notes payable                                                                          --            --       700,000
  Accrued liabilities:
    Payroll                                                                          17,329        20,204        44,479
    Other                                                                            11,568         6,398         9,635
  Deferred income taxes                                                                  --            --        23,000
  Current portion of capital lease obligations                                           --         8,763        10,489
                                                                                -----------   -----------   -----------
           Total current liabilities                                                 89,437        70,071     1,130,124

CAPITAL LEASE OBLIGATIONS, less current maturities                                       --        40,703        34,011

COMMITMENT AND CONTINGENCIES (Note 6)

COMMON STOCK WARRANTS                                                                    --            --       700,000

EQUITY:
  Common stock, $.01 par value - 50,000,000 authorized, 4,250,000 issued
    and outstanding                                                                      --            --        42,500
  Additional paid-in capital                                                             --            --     1,619,373
  Accumulated deficit                                                                    --            --      (222,476)
  Deferred compensation                                                                  --            --       (47,840)
  Member's equity                                                                   326,984       343,380            --
                                                                                -----------   -----------   -----------
      Total equity                                                                  326,984       343,380     1,391,557
                                                                                -----------   -----------   -----------

TOTAL LIABILITIES AND EQUITY                                                    $   416,421   $   454,154   $ 3,255,692
                                                                                ===========   ===========   ===========


See notes to financial statements.

INDUSTRIALEX MANUFACTURING CORP.


CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------



                                                        Years Ended                 Six Months Ended
                                                        December 31,                   June 30,
                                                --------------------------    -------------------------
                                                    1998           1999           1999          2000
                                                -----------    -----------    -----------   -----------
                                                                                    (Unaudited)
SALES                                           $   810,821    $ 1,113,685    $   432,962   $   942,682

COST OF SALES:
  Cost of sales                                     473,723        758,787        317,298       754,129
  Asset impairment                                       --         24,959             --            --
                                                -----------    -----------    -----------   -----------
         Total cost of sales                        473,723        783,746        317,298       754,129
                                                -----------    -----------    -----------   -----------

         Gross profit                               337,098        329,939        115,664       188,553

GENERAL AND ADMINISTRATIVE
  EXPENSES:
  General and administrative                        163,667        265,686        108,095       401,318
  Asset impairment                                       --          4,433             --            --
                                                -----------    -----------    -----------   -----------
        Total general and administrative
          expenses                                  163,667        270,119        108,095       401,318
                                                -----------    -----------    -----------   -----------

INCOME (LOSS) FROM OPERATIONS                       173,431         59,820          7,569      (212,765)

OTHER INCOME (EXPENSE), net                             (95)          (732)            19        (9,711)
                                                -----------    -----------    -----------   -----------

NET INCOME (LOSS)                                   173,336         59,088          7,588      (222,476)

PRO FORMA INCOME TAX EXPENSE                         64,654         22,040          2,830            --
                                                -----------    -----------    -----------   -----------

PRO FORMA NET INCOME (LOSS)                     $   108,682    $    37,048    $     4,758   $  (222,476)
                                                ===========    ===========    ===========   ===========

EARNINGS (LOSS) PER SHARE -
  BASIC AND DILUTED                             $      0.03    $      0.01    $        --   $     (0.04)
                                                ===========    ===========    ===========   ===========

WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES
  OUTSTANDING - BASIC AND
  DILUTED                                         4,250,000      4,250,000      4,250,000     6,145,667
                                                ===========    ===========    ===========   ===========




See notes to financial statements.

INDUSTRIALEX MANUFACTURING CORP.



CONSOLIDATED STATEMENTS OF EQUITY
--------------------------------------------------------------------------------




                                          Common Stock         Additional
                                   -------------------------     Paid-In      Member's    Accumulated     Deferred
                                     Shares        Amount        Capital       Equity       Deficit     Compensation     Total
BALANCE,
  JANUARY 1, 1998                           --   $        --   $        --   $  177,869   $        --   $         --   $  177,869

  Distributions                             --            --            --      (24,221)           --             --      (24,221)

  Net income                                --            --            --      173,336            --             --      173,336
                                   -----------   -----------   -----------   ----------   -----------   ------------   ----------

BALANCE,
  DECEMBER 31, 1998                         --            --            --      326,984            --             --      326,984

  Distributions                             --            --            --      (42,692)           --             --      (42,692)

  Net income                                --            --            --       59,088            --             --       59,088
                                   -----------   -----------   -----------   ----------   -----------   ------------   ----------

BALANCE,
  DECEMBER 31, 1999                         --            --            --      343,380            --             --      343,380

  Distributions (unaudited)                 --            --            --      (16,034)           --             --      (16,034)

  Merger with Industrialex
    Manufacturing Corp.
     (unaudited)                     4,250,000        42,500       284,846     (327,346)           --             --           --

  Issuance of common stock
    warrants (unaudited)                    --            --     1,284,527           --            --             --    1,284,527

  Deferred employee stock
    compensation (unaudited)                --            --        50,000           --            --        (50,000)          --

  Amortization of deferred
    employee stock compensation
    (unaudited)                             --            --            --           --            --          2,160        2,160

  Net loss (unaudited)                      --            --            --           --      (222,476)            --     (222,476)
                                   -----------   -----------   -----------   ----------   -----------   ------------   ----------

BALANCE,
  JUNE 30, 2000 (unaudited)          4,250,000   $    42,500   $ 1,619,373   $      --    $  (222,476)  $    (47,840)  $1,391,557
                                   ===========   ===========   ===========   =========    ===========   ============   ==========



See notes to the financial statements.

INDUSTRIALEX MANUFACTURING CORP.


CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------



                                                                         YEARS ENDED                  SIX MONTHS ENDED
                                                                         DECEMBER 31,                      JUNE 30,
                                                                 ----------------------------    ----------------------------
                                                                     1998            1999            1999            2000
                                                                 ------------    ------------    ------------    ------------
                                                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                              $    173,336    $     59,088    $      7,588    $   (222,476)
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operations:
    Depreciation                                                       10,668          29,856          13,329          39,470
    Asset impairment                                                       --          29,392              --              --
    Non-cash stock and deferred compensation                               --              --              --           9,420
    Changes in operating assets and liabilities, excluding
      effects of acquisitions:
      Accounts receivable                                            (129,091)         73,019          78,642          67,283
      Inventory                                                            --              --              --           4,400
      Other currents assets                                            (4,735)          2,104          (7,136)             64
      Other assets                                                     (1,783)         (3,525)             --        (207,283)
      Bank overdrafts                                                  21,001         (40,717)        (40,717)             --
      Accounts payable                                                 11,568          14,883          61,132         240,645
      Accrued liabilities                                              11,376          (2,295)          1,502          24,945
                                                                 ------------    ------------    ------------    ------------

           Net cash provided by (used in) operating activities         92,340         161,805         114,340         (43,532)
                                                                 ------------    ------------    ------------    ------------

CASH FLOWS USED IN INVESTING ACTIVITIES -
  Payments for acquisitions, net of cash acquired                          --              --              --        (714,595)
  Capital expenditures                                                (67,270)        (62,099)        (28,362)        (26,326)
                                                                 ------------    ------------    ------------    ------------

           Net cash used in investing activities                      (67,270)        (62,099)        (28,362)       (740,921)
                                                                 ------------    ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock and common stock
    warrants                                                               --              --              --       1,178,500
  Amounts collected from related parties                                   --              --              --          11,449
  Amounts loaned to member under note receivable                           --         (11,449)        (17,998)       (130,000)
  Distribution to member                                              (24,221)        (42,692)             --         (16,034)
  Payments on capital lease obligations                                    --          (6,484)             --          (4,966)
                                                                 ------------    ------------    ------------    ------------

           Net cash provided by (used in) financing activities        (24,221)        (60,625)        (17,998)      1,038,949
                                                                 ------------    ------------    ------------    ------------

NET INCREASE IN CASH AND CASH
  EQUIVALENTS                                                             849          39,081          67,980         254,496

CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR                                                        --             849             849          39,930
                                                                 ------------    ------------    ------------    ------------

CASH AND CASH EQUIVALENTS,
  END OF YEAR                                                    $        849    $     39,930    $     68,829    $    294,426
                                                                 ============    ============    ============    ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION - Cash paid for interest                           $         98    $      3,554    $         --    $     15,989
                                                                 ============    ============    ============    ============

SUPPLEMENTAL DISCLOSURE OF NONCASH
  INVESTING AND FINANCING TRANSACTIONS -
  Assets acquired under capitalized leases                       $         --    $     55,950    $         --    $         --
                                                                 ============    ============    ============    ============



See notes to financial statements.

INDUSTRIALEX MANUFACTURING CORP.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------


1.    ORGANIZATION


      The accompanying financial statements present the financial position and results of operations of Industrialex Manufacturing LLC ("LLC"), a limited liability company organized under the laws of the state of Colorado in 1994. Ahmad Akrami and The Rudder Group, LLC were the original members of the Company. On May 10, 1997, The Rudder Group, LLC sold its 50% interest to Ahmad Akrami. As discussed in Note 10, in January 2000 LLC merged with Industrialex Manufacturing Corp. (the "Company") and the Company became the surviving entity. Because the Company and LLC are entities under common control, the financial statements of LLC represent the historical financial statements of the Company.


      The Company operates in one segment and provides specialized protective coating services to the high technology manufacturing industry located along the front range of Colorado.


      As further discussed in Notes 3 and 10, the Company has completed the acquisition of certain businesses during the period subsequent to December 31, 1999. All references to the Company in these financial statements include all acquired subsidiaries.


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


      INTERIM FINANCIAL INFORMATION - The interim financial statements as of June 30, 2000 and for the six months ended June 30, 2000 and 1999 are unaudited, and certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring items, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The results of operations for the interim period are not necessarily indicative of the results for an entire fiscal year.


      CASH AND CASH EQUIVALENTS - The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

      PROPERTY, PLANT AND EQUIPMENT - The Company records property, plant and equipment at cost. Depreciation is computed using the straight-line method over the estimated useful lives as follows:

          Machinery and equipment                                       7 years
          Furniture and fixtures                                        3 years

      Improvements on leased property are amortized on the straight-line method over the life of the lease. Expenditures for repairs and maintenance are charged to operations as incurred.

      Upon retirement or disposition of property, plant or equipment, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income or loss for the period.

      IMPAIRMENTS OF ASSETS - Long-lived assets are reviewed for impairment if events or circumstances indicate the carrying amount of these assets may not be recoverable. If this review indicates that these assets will not be recoverable, based on the forecasted undiscounted future operating cash flows expected to result from the use of these assets and their eventual disposition, the Company's carrying value of these assets is reduced to fair value. The Company has recorded impairment losses in the accompanying statements of operations of $29,392 during 1999.


      REVENUE RECOGNITION - The Company recognizes revenue upon completion of conformal coating and shipment of product to customer.


      ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Actual results could differ materially from those estimates.

      INCOME TAXES - Through December 1999, the Company elected to be treated as a limited liability corporation (LLC) as provided by the Internal Revenue Code; accordingly, income taxes related to the Company's operations were the responsibility of the LLC member.

      The Company has elected to be treated as a "C" corporation as provided for by the Internal Revenue Code, and accordingly, income taxes related to the Company's operations will become the responsibility of the Company. As of January 1, 2000, the Company will account for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). SFAS No. 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial reporting basis and income tax basis of assets and liabilities, based on enacted tax rates.


      Pro forma income tax expense is computed in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 55, "Pro Forma Financial Statements and Earnings per Share" (SAB 55). In accordance with SAB 55, pro forma financial information and earnings per share is required when the historical financial statements are not indicative of the on-going entity. As a result of the Company's change to a "C" corporation during 2000, the historical statements of operations have been adjusted to reflect a pro forma tax provision as if the Company had always been a taxable entity. Also, in accordance with SAB 55, historical earnings
      (loss) per share has not been reflected because it is not relevant and pro forma earnings (loss) per share have been presented (see Note 9).


      COMPREHENSIVE INCOME - In 1998, the Company adopted Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income" (SFAS No.
      130). SFAS No. 130 established standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. The Company had no items of other comprehensive income in 1998 or 1999.


      NEW ACCOUNTING PRONOUNCEMENTS - In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" (SFAS No.
      133). The standard, which is effective for fiscal years beginning after June 15, 2000, sets forth guidelines and requirements for measuring derivative instruments at fair value as assets and liabilities to be reported in the financial statements and that the changes in the fair value of the instruments shall be recognized in the results of operations. The Company has not completed the process of evaluating the impact that will result from adopting this pronouncement.

3.    ACQUISITIONS SUBSEQUENT TO DECEMBER 31, 1999 (UNAUDITED)



      On April 4, 2000, the Company acquired all of the outstanding stock of Broomfield Industrial Printing, Inc. (BIP). The purchase price, net of cash acquired, amounted to approximately $965,000 and consisted of the following:



Cash                                               $430,000
500,000 special warrants to BIP shareholders        500,000
Warrants to third party for acquisition services     35,000
                                                   --------

Total                                              $965,000
                                                   ========



      The fair value of the assets acquired, excluding cash acquired, amounted to $220,000 and liabilities assumed were $36,000. The cost in excess of net assets acquired amounted to $781,000 and has been recorded as goodwill in the accompanying consolidated balance sheet as of June 30, 2000.



      On May 1, 2000, the Company acquired all of the outstanding stock of Decorative & Coating Systems, Inc. (DACS). The purchase price, net of cash acquired, amounted to approximately $1,233,000 and consisted of the following:



Cash                                               $  298,000
Note payable to DACS                                  700,000
200,000 special warrants to DACS shareholders         200,000
Warrants to third party for acquisition services       35,000
                                                   ----------

Total                                              $1,233,000
                                                   ==========



      The fair value of the assets acquired, excluding cash acquired, amounted to $229,000 and liabilities assumed were $57,000. The cost in excess of net assets acquired amounted to $1,061,000 and has been recorded as goodwill in the accompanying consolidated balance sheet as of June 30, 2000.



      Each special warrant issued to the former BIP and DACS shareholders can be converted into one share of Company common stock at no additional cost at the option of the holder, with no expiration. The BIP and DACS purchase agreements also include provisions whereby the former shareholders of BIP and DACS can require the Company to buy the special warrants back at $1 per special warrant if a public offering the Company's common stock has not been effected within one year of each respective closing date. As a result, these warrants are excluded from equity in the accompanying consolidated balance sheet.



      The acquisitions were accounted for by the purchase method of accounting for business combinations. Accordingly, the accompanying consolidated statements of income do not include any revenue or expenses related to these acquisitions prior to their respective closing dates.



4.    NOTE RECEIVABLE FROM RELATED PARTY



      In 1999, the Company entered into an agreement and signed a note with its majority shareholder that allows the shareholder to borrow amounts up to $33,000. The note accrues interest at 8%. Principal and accrued interest are due on the maturity date of December 30, 2002. The balance outstanding on the note at December 31, 1999 was $11,449.

5.    PROPERTY, PLANT AND EQUIPMENT


      Property, plant and equipment consist of the following as of December 31:


                                   1998          1999

Machinery and equipment         $   99,232    $  170,829
Furniture and fixtures              11,652        24,709
Leasehold improvements               2,747         2,747
                                ----------    ----------
                                   113,631       198,285
Less accumulated depreciation      (34,747)      (60,600)
                                ----------    ----------

Total                           $   78,884    $  137,685
                                ==========    ==========



6.    LINE OF CREDIT


      The Company had a line of credit with FirstBank of Longmont (the Bank) which expired on July 25, 1999. The line of credit had a limit of $20,000 and was secured by the Company's cash accounts at the Bank. Interest accrued at the Bank's commercial base rate plus 1%. There were no amounts outstanding on the line of credit at December 31, 1998.


7.    COMMITMENTS


      The Company has various noncancelable capital and operating leases for office and operating space and equipment which expire at various times from the year 2002 to 2004. Aggregate minimum annual rentals under such leases are as follows:


                                                   CAPITAL     OPERATING
YEAR ENDING DECEMBER 31:                           LEASES        LEASES
2000                                             $   13,384    $   58,376
2001                                                 13,384        23,426
2002                                                 13,384         9,274
2003                                                 13,384            --
2004                                                  8,644            --
                                                 ----------    ----------

Total minimum lease payments                         62,180    $   91,076
                                                 ----------    ==========

Less amount representing interest                   (12,714)
                                                 ----------

Present value of minimum lease payments              49,466
Less current portion                                 (8,763)
                                                 ----------

Long-term portion of capital lease obligations   $   40,703
                                                 ==========


      The obligations under capital leases are collateralized by equipment with a cost of $55,950 and associated accumulated amortization of $8,393.


      During 1998 and 1999, rental expense under operating leases amounted to $43,393 and $59,867, respectively.

      In January 2000, the Company entered into an agreement with Bolder Venture Partners ("BVP"). BVP has agreed to provide the Company with certain corporate development and financial advisor services through November 2000. In consideration of these advisory services, the Company will pay BVP a monthly fee of $4,500 through November 2000.


8.    CONCENTRATIONS OF CREDIT AND OTHER RISKS


      CONCENTRATION OF CREDIT RISK - The Company's financial instruments that potentially subject the Company to significant concentration of credit risk consist of accounts receivable. The Company manages credit risk with respect to accounts receivable through a credit evaluation process. Historically, the Company has not incurred any significant credit related losses.

      SIGNIFICANT CUSTOMERS - The Company had one customer which represented 83% and 82% of total 1998 and 1999 revenues, respectively, and 89% and 67% of total accounts receivable in 1998 and 1999, respectively.


9.    EARNINGS PER SHARE



      The weighted average shares outstanding for the years ended December 31, 1999 and 1998 and for the six months ended June 30, 1999 was 4,250,000, which represents the shares issued upon the merger of LLC and the Company. There were no potentially dilutive securities outstanding during any of these periods. The weighted average shares outstanding for the six months ended June 30, 2000 is calculated as follows:



Shares issued upon merger of LLC and the Company   4,250,000
Special warrants issued in private placement       1,579,000
Special warrants issued in acquisitions              316,667
                                                   ---------

                                                   6,145,667
                                                   =========



      In January 2000, the Company issued 400,000 warrants to acquire shares of common stock with an exercise price of $0.25 per share (see Note 11). These warrants were excluded from the computation of diluted earnings per share as their effect would have been anti-dilutive. Had the effect of these warrants been dilute, the Company would have included an additional 350,000 shares in diluted earnings per share.



10.   SUBSEQUENT EVENTS


      In January 2000, the Company entered into an agreement with Bolder Venture Partners (BVP) to assist in making acquisitions and raising capital. One of the minority shareholders of BVP is the Company's majority shareholder. The Company granted BVP 400,000 warrants to acquire Company common stock at $.25 per share upon execution of the agreement in consideration for assistance in acquisitions. The Company will issue to BVP an additional 560,000 warrants upon completion of the Company's initial public offering. The exercise price of these warrants will be equal to the price in the public offering. The issuance of these warrants with be accounted for in accordance with SFAS No. 123. Any value assigned to the warrants will be allocated to the purchase price of the businesses acquired or as a cost of the offerings.

      In February 2000, LLC was merged into the Company, with the Company becoming the surviving entity. Ahmad Akrami is a 94.1% shareholder in the Company.

      In March 2000, the Company raised $1,018,500 in a private placement of 2,037,000 special warrants to the Company officers and other individuals. Each special warrant can be converted into one share of the Company common stock at no additional cost.


      In March 2000, the Company signed letters of intent to buy all of the outstanding stock of Screen Tech Graphics, Inc. (STG) for approximately $1,300,000. The purchase price includes $300,000 which is subject to earn-out provisions. The consideration for this acquisition will be paid in cash, notes payable to sellers and special warrants. The acquisition of STG closed in July 2000.



      In May 2000, the Company entered into an agreement and signed a note with an officer in the amount of $130,000. The note is due April 30, 2003, or immediately if the officer ceases to be employed by Industrialex, and bears interest at a rate of 7% per annum until paid. On April 30, 2003, provided the officer is stilled employed by Industrialex, the amount due under the promissory note will be paid to the officer as a bonus.



      In June 2000, the Company's board of directors approved a stock option (the Plan). The Plan provides that a maximum number of common shares issued or covered by outstanding stock options granted under the Plan shall not, in the aggregate, exceed 1,200,000, that the exercise price of each stock option granted shall not be less than the fair market value as defined in the Plan, and that the term of a stock option shall not exceed five years. Through September 18, 2000, 687,000 shares have been granted at strike prices ranging from $0.50 to $1.00. Because the public offering price of the Company's common stock is expected to be $1.00 per share, all options issued with a strike price less than $1.00 have been deemed to be compensatory and, accordingly, compensation expense has been recorded.



      In July 2000, the Company entered into a line of credit agreement with FirstBank of Longmont. The line of credit has a maximum limit of $400,000 and is secured by substantially all assets of the Company. As of September 18, 2000, the line of credit had an outstanding balance of $346,000. Interest accrues at Prime plus 1% and is payable monthly. All outstanding principal and accrued interest is due on the maturity date of January 19, 2001.


                                    * * * * *

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders of Decorative & Coating Systems, Inc.
Denver, Colorado

We have audited the accompanying balance sheets of Decorative & Coating Systems, Inc. (the Company) as of December 31, 1998 and 1999, and the related statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.




DELOITTE & TOUCHE LLP



Denver, Colorado


April 7, 2000
(August 10, 2000 as to Note 8)

DECORATIVE & COATING SYSTEMS, INC.


BALANCE SHEETS
--------------------------------------------------------------------------------



                                                               DECEMBER 31,            MARCH 31,
ASSETS                                                     1998           1999           2000
                                                       ------------   ------------   ------------
                                                                                      (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents                            $     39,353   $     34,194   $     91,039
  Trade accounts receivable, net of allowance for
    doubtful accounts of $0 in 1999 and 1998                112,081        139,075        159,593
  Notes receivable from related parties (Note 7)                 --          3,729          4,668
  Inventories                                                30,496         36,468         34,782
  Prepaid expenses                                            4,829          3,103          3,132
                                                       ------------   ------------   ------------
           Total current assets                             186,759        216,569        293,214

PROPERTY, PLANT AND EQUIPMENT, net                           10,281         30,215         29,625
                                                       ------------   ------------   ------------

TOTAL ASSETS                                           $    197,040   $    246,784   $    322,839
                                                       ============   ============   ============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                     $     27,542   $     43,933   $     85,922
  Accrued liabilities:
    Payroll                                                  18,769         12,144             --
    Other                                                     2,321          3,156          6,225
  Current maturities of long-term debt                        2,081          3,798          3,867
                                                       ------------   ------------   ------------
           Total current liabilities                         50,713         63,031         96,014
                                                       ------------   ------------   ------------

LONG-TERM DEBT, less current maturities                          --         14,445         13,450

COMMITMENTS AND CONTINGENCIES
  (Note 5)

SHAREHOLDERS' EQUITY:
  Common stock, $1 par value, 200,000 shares
    authorized, 50,930 shares issued and outstanding         50,930         50,930         50,930
  Additional paid-in capital                                  7,769          7,769          7,769
  Retained earnings                                          87,628        110,609        154,676
                                                       ------------   ------------   ------------
           Total shareholders' equity                       146,327        169,308        213,375
                                                       ------------   ------------   ------------

TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY                                               $    197,040   $    246,784   $    322,839
                                                       ============   ============   ============



See notes to the financial statements.

DECORATIVE & COATING SYSTEMS, INC.


STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------



                                     YEARS ENDED                THREE MONTHS ENDED
                                     DECEMBER 31,                    MARCH 31,
                            ----------------------------    ---------------------------
                                1998            1999            1999           2000
                            ------------    ------------    ------------   ------------
                                                                    (UNAUDITED)
NET SALES                   $  1,220,667    $  1,353,373    $    301,564   $    380,944

COST OF SALES                    789,124         831,166         174,071        217,712
                            ------------    ------------    ------------   ------------

GROSS PROFIT                     431,543         522,207         127,493        163,232

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES        440,623         468,149         112,341        119,377
                            ------------    ------------    ------------   ------------

INCOME (LOSS) FROM
  OPERATIONS                      (9,080)         54,058          15,152         43,855

OTHER INCOME (EXPENSE)              (773)         (1,077)            248            212
                            ------------    ------------    ------------   ------------

NET INCOME (LOSS)           $     (9,853)   $     52,981    $     15,400   $     44,067
                            ============    ============    ============   ============



See notes to the financial statements.

DECORATIVE & COATING SYSTEMS, INC.


STATEMENTS OF SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------



                                      COMMON STOCK            ADDITIONAL
                               ---------------------------     PAID-IN        RETAINED
                                  SHARES         AMOUNT        CAPITAL        EARNINGS         TOTAL
                               ------------   ------------   ------------   ------------    ------------
BALANCE, JANUARY 1, 1998             50,930   $     50,930   $      7,769   $    124,358    $    183,057

  Distributions                          --             --             --        (26,877)        (26,877)

  Net loss                               --             --             --         (9,853)         (9,853)
                               ------------   ------------   ------------   ------------    ------------

BALANCE,
  JANUARY 1, 1998                    50,930         50,930          7,769         87,628         146,327

  Distributions                          --             --             --        (30,000)        (30,000)

  Net income                             --             --             --         52,981          52,981
                               ------------   ------------   ------------   ------------    ------------

BALANCE,
  DECEMBER 31, 1999                  50,930         50,930          7,769        110,609         169,038

  Distributions (unaudited)              --             --             --             --              --

  Net income (unaudited)                 --             --             --         44,067          44,067
                               ------------   ------------   ------------   ------------    ------------

BALANCE,
  MARCH 31, 2000 (unaudited)         50,930   $     50,930   $      7,769   $    154,676    $    213,375
                               ============   ============   ============   ============    ============




See notes to the financial statements.

DECORATIVE & COATING SYSTEMS, INC.



STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------



                                                             YEARS ENDED              THREE MONTHS ENDED
                                                             DECEMBER 31,                  MARCH 31,
                                                       ------------------------    ------------------------
                                                          1998          1999          1999          2000
                                                       ----------    ----------    ----------    ----------
                                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                    $   (9,853)   $   52,981    $   15,400    $   44,067
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
    Depreciation                                            4,752         8,883         1,035         2,688
    Changes in operating assets and liabilities:
      Accounts receivable                                  24,712       (26,994)       (8,151)      (21,457)
      Inventories                                           1,834        (5,972)       (1,681)        1,686
      Prepaid expenses                                       (806)        1,726         4,769           (29)
      Accounts payable and accrued liabilities             (5,550)       10,601        25,726        32,914
                                                       ----------    ----------    ----------    ----------

           Net cash provided by operating activities       15,089        41,225        37,098        59,869
                                                       ----------    ----------    ----------    ----------

CASH FLOWS USED IN INVESTING
  ACTIVITIES - Purchases of fixed assets                   (3,754)      (28,817)       (7,897)       (2,098)
                                                       ----------    ----------    ----------    ----------

CASH FLOWS USED IN FINANCING ACTIVITIES:
  Amounts loaned to related party under note
    receivable                                                 --        (3,729)           --            --
  Proceeds from long-term debt                                 --        20,915            --            --
  Repayment of long-term debt                              (9,616)       (4,753)       (2,081)         (926)
  Distributions to shareholders                           (26,877)      (30,000)           --            --
                                                       ----------    ----------    ----------    ----------

           Net cash used in financing activities          (36,493)      (17,567)       (2,081)         (926)
                                                       ----------    ----------    ----------    ----------

NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                                       (25,158)       (5,159)       27,120        56,845

CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR                                        64,511        39,353        39,353        34,194
                                                       ----------    ----------    ----------    ----------

CASH AND CASH EQUIVALENTS,
  END OF YEAR                                          $   39,353    $   34,194    $   66,473    $   91,039
                                                       ==========    ==========    ==========    ==========

SUPPLEMENTAL CASH FLOW INFORMATION -
  Cash paid for interest                               $      773    $    1,077    $      324    $      773
                                                       ==========    ==========    ==========    ==========



See notes to the financial statements.

DECORATIVE & COATING SYSTEMS, INC.


NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998 AND 1999
--------------------------------------------------------------------------------


1.    ORGANIZATION

      Decorative & Coating Systems, Inc. (the Company), was incorporated on June 8, 1976 in the State of Colorado. The Company commenced operations with its liquid coating lines in 1976, expanding into Powder Coating in 1986.

      The Company operates in a single business segment, powder coating of metal products. The Company's operations are concentrated in Denver, Colorado.

2.    SIGNIFICANT ACCOUNTING POLICIES

      INTERIM FINANCIAL INFORMATION - The interim financial statements as of March 31, 2000 and for the three months ended March 31, 2000 and 1999 are unaudited, and certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring items, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The results of operations for the interim period are not necessarily indicative of the results for an entire fiscal year.

      CASH AND CASH EQUIVALENTS - The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

      INVENTORIES - Inventories are valued at the lower of average cost or market value.

      PROPERTY, PLANT AND EQUIPMENT - The Company records property, plant and equipment at cost. Depreciation is being computed using accelerated methods over the estimated useful lives as follows:

Machinery, furniture and equipment                    3-5 years
Vehicles                                                3 years

      Improvements on leased property are amortized on the straight line method over the life of the lease. Expenditures for repairs and maintenance are charged to operations as incurred.

      Upon retirement or disposition of property, plant or equipment, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income or loss for the period.

      IMPAIRMENT OF ASSETS - Long-lived assets are reviewed for impairment if events or circumstances indicate the carrying amount of these assets may not be recoverable. If this review indicates that these assets will not be recoverable, based on the estimated undiscounted future operating cash flows expected to result from the use of these assets and their eventual disposition, the Company's carrying value of these assets is reduced to fair value. As of December 31, 1998 and 1999, management determined that there was no impairment of the Company's long-lived assets.

      COMMON STOCK - The Company has reacquired shares of its common stock which have been presented as constructively retired to reflect present Colorado Revised Statutes which provide that all shares of a company which have been reacquired are considered authorized but unissued shares.


      REVENUE RECOGNITION - The Company recognizes revenue upon completion of its powder/liquid coating process and shipment of the product to the customer.


      INCOME TAXES - The Company has elected a Subchapter S Corporation status, as defined by the Internal Revenue Code, which provides that shareholders are taxed on their proportionate share of a company's taxable income. Therefore, no provision for federal or state income taxes has been presented in the accompanying financial statements.

      ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Actual results could differ materially from those estimates.

      COMPREHENSIVE INCOME - In 1998, the Company adopted Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income" (SFAS No.
      130). SFAS No. 130 established standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. The Company had no items of other comprehensive income in 1998 or 1999.

      NEW ACCOUNTING PRONOUNCEMENTS - In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" (SFAS No.
      133). The standard, which is effective for fiscal years beginning after June 15, 2000, sets forth guidelines and requirements for measuring derivative instruments at fair value as assets and liabilities to be reported in the financial statements and that the changes in the fair value of the instruments shall be recognized in the results of operations. The Company has not completed the process of evaluating the impact that will result from adopting this pronouncement.

3.    PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment consist of the following as of December 31:


                                         1998          1999
Machinery, furniture and equipment    $  122,528    $  130,431
Vehicles                                  51,191        72,105
Leasehold improvements                    48,224        48,224
                                      ----------    ----------
                                         221,943       250,760
Less:  Accumulated depreciation         (211,662)     (220,545)
                                      ----------    ----------

Total property, plant and equipment   $   10,281    $   30,215
                                      ==========    ==========

4.    LONG-TERM DEBT

      Long-term debt consists of the following at December 31:


                                                                                 1998       1999
Note payable; payments of $417 including principal and interest at 7.25% per
  annum due monthly through March 22, 2004; secured by Company automobile      $     --   $ 18,243
Note payable                                                                      2,081         --
                                                                               --------   --------
                                                                                  2,081     18,243
Less current portion                                                              2,081      3,798
                                                                               --------   --------

Long-term debt                                                                 $     --   $ 14,445
                                                                               ========   ========


      Future maturities of long-term debt as of December 31, 1999 are as follows:


 2000                                   $  3,798
 2001                                      4,086
 2002                                      4,392
 2003                                      4,722
 2004                                      1,245
                                        --------

Total                                   $ 18,243


5.    COMMITMENTS AND CONTINGENCIES

      The Company leases its office and production facility under an operating lease which expires in January 2002. Aggregate minimum annual rentals under this operating lease are as follows:


YEAR ENDING DECEMBER 31:
 2000                              $ 53,256
 2001                                53,256
 2002                                 4,438
                                   --------

Total                              $110,950


      Rent expense under this lease was $66,312 and $64,788 for 1999 and 1998, respectively.

6.    CONCENTRATION OF CREDIT AND OTHER RISKS

      CONCENTRATION OF CREDIT RISK - The Company's financial instruments that potentially subject the Company to significant concentration of credit risk consist of accounts receivable. The Company manages credit risk with respect to accounts receivable through maintaining long-term relationships with its customers. Historically, the Company has not incurred any significant credit related losses.

      SIGNIFICANT CUSTOMERS - The Company had two customers which represented 20% and 14% of total 1998 and 1999 revenues, individually in each year.

7.    RELATED PARTY TRANSACTIONS

      During 1999 the Company entered into a lending agreement and accepted a note receivable from an entity controlled by the directors of the Company. The note is interest free, and payable on demand. The balance outstanding on the note at December 31, 1999 was $3,729.

8.    SUBSEQUENT EVENT

      In March 2000, the Company signed a letter of intent with Industrialex Manufacturing, Inc. (IMC) whereby IMC would acquire all of the outstanding stock of the Company for $1,200,000. The consideration for the acquisition will be paid in cash, a note payable to the Company and special warrants. The purchase closed in May 2000.

                                     * * * *

                          INDEPENDENT AUDITOR'S REPORT



March 28, 2000

Board of Directors
Broomfield Industrial Painting, Inc.
Westminster, Colorado

We have audited the accompanying balance sheets of Broomfield Industrial Painting, Inc. as of June 30, 1999 and 1998, and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Broomfield Industrial Painting, Inc. as of June 30, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.





Certified Public Accountants

                           ACCOUNTANT'S REVIEW REPORT





March 28, 2000



Board of Directors
Broomfield Industrial Painting, Inc.
Westminster, Colorado



We have reviewed the accompanying balance sheet of Broomfield Industrial Painting, Inc. as of June 30, 1997, and the related statements of operations and retained earnings, and cash flows for the year then ended, respectively, in accordance with standards established by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Broomfield Industrial Painting, Inc.



A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.



Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.






Certified Public Accountants

                      BROOMFIELD INDUSTRIAL PAINTING, INC.


                                 BALANCE SHEETS



                                                          March 31,                     JUNE 30,
                                                        ------------   ------------------------------------------
                                                            2000           1999           1998           1997
                                                        ------------   ------------   ------------   ------------
                                                         (Unaudited)                                  (Unaudited)
                                                      ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                           $     35,353   $     72,648   $     33,249   $     25,455
    Accounts receivable                                       90,814         91,120        105,250         88,161
    Prepaid taxes                                              1,800             --          3,257             --
    Other prepaids                                             3,450          3,188          3,188          2,708
    Inventory, less allowance of $3,800 in 1999,
    1998, and 1997 (Note 1)                                   48,402         49,816         49,843         49,886
                                                        ------------   ------------   ------------   ------------
         Total current assets                                179,819        216,772        194,787        166,210

PROPERTY AND EQUIPMENT, at cost, less accumulated             59,252         65,045         63,568         62,658
    depreciation of $205,913, $198,037, $168,971, and
    $143,481, respectively (Note 3)

OTHER ASSETS:
    Deposits                                                   2,629          2,629          2,629          2,629
                                                        ------------   ------------   ------------   ------------

TOTAL ASSETS                                            $    241,700   $    284,446   $    260,984   $    231,497
                                                        ============   ============   ============   ============

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable and accrued expenses               $     13,179   $     24,692   $      8,975   $      5,787
    Income taxes payable                                          --          1,798             --          2,406
    Deferred tax liability (Note 6)                           23,000         23,000         29,000         26,000
    Line-of-credit (Note 5)                                       --         35,772         20,000          9,500
                                                        ------------   ------------   ------------   ------------
         Total current liabilities                            36,179         85,262         57,975         43,693

COMMITMENTS (Note 4)

STOCKHOLDERS' EQUITY:
    Common stock, voting $.0001 par value;
         100,000 shares authorized and issued                     10             10             10             10
    Additional paid-in capital                                 2,399          2,399          2,399          2,399
    Retained earnings                                        203,112        196,775        200,600        185,395
                                                        ------------   ------------   ------------   ------------
         Total stockholders' equity                          205,521        199,184        203,009        187,804
                                                        ------------   ------------   ------------   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $    241,700   $    284,446   $    260,984   $    231,497
                                                        ============   ============   ============   ============





            SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS AND
                          ACCOUNTANT'S REVIEW REPORT.

                      BROOMFIELD INDUSTRIAL PAINTING, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS



                                                         FOR THE NINE
                                                         MONTHS ENDED                        FOR THE YEARS ENDED
                                                           MARCH 31,                              JUNE 30,
                                                 ----------------------------    --------------------------------------------
                                                     2000            1999            1999            1998            1997
                                                 ------------    ------------    ------------    ------------    ------------
                                                  (Unaudited)                                                     (Unaudited)
NET REVENUES:
    Sales                                        $    701,091    $    742,481    $  1,000,547    $  1,032,388    $    964,730
    Less: sales discounts, credits and refunds         (4,526)         (5,014)         (7,521)         (2,786)             --
                                                 ------------    ------------    ------------    ------------    ------------
         Net revenues                                 696,565         737,467         993,026       1,029,602         964,730

OPERATING EXPENSES:
    General and administrative                        226,862         225,613         308,425         306,068         289,970
    Cost of goods sold                                453,594         461,602         658,996         680,013         656,105
    Depreciation and amortization                       7,875          13,524          29,066          25,490          10,081
                                                 ------------    ------------    ------------    ------------    ------------
         Total expenses                               688,331         700,739         996,487       1,011,571         956,156
                                                 ------------    ------------    ------------    ------------    ------------

OPERATING INCOME (LOSS)                                 8,234          36,728          (3,461)         18,031           8,574

OTHER INCOME (EXPENSE):
    Interest income                                       501              --             695           1,299             776
    Interest expense                                   (2,527)         (1,471)         (2,031)           (332)         (2,182)
    Loss on sale of assets                                 --              --              --              --            (171)
    Other                                               1,629              27              27             350            (500)
                                                 ------------    ------------    ------------    ------------    ------------
         Total other income (expense)                    (397)         (1,444)         (1,309)          1,317          (2,077)

INCOME (LOSS) BEFORE INCOME TAXES                       7,837          35,284          (4,770)         19,348           6,497

INCOME TAX (EXPENSE) BENEFIT (Note 6)                  (1,500)         (7,100)            945          (4,143)         (1,787)
                                                 ------------    ------------    ------------    ------------    ------------

NET INCOME (LOSS)                                       6,337          28,184          (3,825)         15,205           4,710

RETAINED EARNINGS, beginning of period                196,775         200,600         200,600         185,395         180,685
                                                 ------------    ------------    ------------    ------------    ------------

RETAINED EARNINGS, end of period                 $    203,112    $    228,784    $    196,775    $    200,600    $    185,395
                                                 ============    ============    ============    ============    ============





          1. SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS AND
                           ACCOUNTANT'S REVIEW REPORT

                      BROOMFIELD INDUSTRIAL PAINTING, INC.

                            STATEMENTS OF CASH FLOWS


                                                               FOR THE NINE
                                                               MONTHS ENDED                       FOR THE YEARS ENDED
                                                                 MARCH 31,                             JUNE 30,
                                                        ---------------------------   ------------------------------------------
                                                            2000           1999           1999           1998           1997
                                                        ------------   ------------   ------------   ------------   ------------
                                                                (Unaudited)                                          (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                   $      6,337   $     28,184   $     (3,825)  $     15,205   $      4,710
    Adjustments to reconcile net income (loss) to
         net cash provided by operating activities:
             Loss on sale of fixed assets                         --             --             --             --            171
             Depreciation and amortization                     7,875         13,524         29,066         25,490         10,081
             Changes in operating assets and
             liabilities:
                 Accounts receivable                             306        (32,366)        14,130        (17,089)        21,423
                 Prepaid income taxes                         (1,800)         3,257          3,257         (3,257)         3,381
                 Other prepaids                                 (262)            --             --           (480)           968
                 Inventory                                     1,414         (1,225)            27             43             27
                 Accounts payable and accrued expenses       (11,513)        19,214         15,717          3,188        (10,827)
                 Income taxes payable                         (1,798)         3,843          1,798         (2,406)         1,593
                 Deferred taxes                                   --             --         (6,000)         3,000         (4,000)
                                                        ------------   ------------   ------------   ------------   ------------
         Net cash provided by operating activities               559         34,431         54,170         23,694         27,527

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from sale of property and equipment                  --             --             --             --            300
    Purchase of property and equipment                        (2,082)       (18,704)       (30,543)       (26,400)        (2,148)
                                                        ------------   ------------   ------------   ------------   ------------
         Net cash used in investing activities                (2,082)       (18,704)       (30,543)       (26,400)        (1,848)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from line-of-credit                                  --          7,349         20,505         20,000             --
    Payments on line-of-credit                               (35,772)            --         (4,733)        (9,500)       (21,590)
                                                        ------------   ------------   ------------   ------------   ------------
         Net cash provided by (used in) financing            (35,772)         7,349         15,772         10,500        (21,590)
         activities

INCREASE IN CASH                                             (37,295)        23,076         39,399          7,794          4,089

CASH, at beginning of period                                  72,648         33,249         33,249         25,455         21,366
                                                        ------------   ------------   ------------   ------------   ------------

CASH, at end of period                                  $     35,353   $     56,325   $     72,648   $     33,249   $     25,455
                                                        ============   ============   ============   ============   ============

SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash payments for:
         Interest                                       $      2,527   $      1,471   $      2,031   $        332   $      2,182
                                                        ============   ============   ============   ============   ============
         Income taxes                                   $      5,098   $         --   $         --   $      6,806   $        813
                                                        ============   ============   ============   ============   ============




          1.1 SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS AND
                           ACCOUNTANT'S REVIEW REPORT

1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

         Organization - Broomfield Industrial Painting, Inc. (the "Company") was incorporated in Colorado in 1990 to perform industrial painting services. The Company provides most of these services to companies in the Denver metropolitan area.

         Cash and Cash Equivalents - The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

         Income Taxes - The Company accounts for income taxes under the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

         Revenue Recognition - Revenue is recognized upon completion of the services and shipment of the product to the customer.

         Property and Equipment - Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives (ranging from 3 to 15 years) of the respective assets. Leasehold improvements are amortized over the lesser of the estimated useful life or the remaining lease term. The cost of normal maintenance and repairs is charged to operating expenses as incurred. Material expenditures which increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of properties sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any gains or losses are reflected in current operations.


         Unaudited Information - The balance sheets as of March 31, 2000 and June 30, 1997 and the statements of operations for the 9-month periods ended March 31, 2000 and 1999 and the 12-month period ended June 30, 1997 were taken from the Company's books and records without audit. The balance sheet as of June 30, 1997 and the statement of operations for the year ended June 30, 1997 were reviewed. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) which are necessary to properly reflect the financial position of the Company as of March 31, 2000 and June 30, 1997 and the results of operations for the 9-month periods ended March 31, 2000 and 1999, and the 12-month period ended June 30, 1997. The results of operations for the interim periods are not necessarily indicative of those to be expected for the year.


         Use of Estimates - The preparation of the financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

         Inventories - Inventories are stated at the lower of cost or market, determined by the first-in, first-out method and consist primarily of the following:


                                                                     June 30,
                                                    ------------------------------------------
                                                        1999           1998           1997
                                                    ------------   ------------   ------------
                                                                                   (Unaudited)
             Inventory                              $     53,616   $     53,643   $     53,686
             Less allowance for obsolete inventory        (3,800)        (3,800)        (3,800)
                                                    ------------   ------------   ------------

                   Total                            $     49,816   $     49,843   $     49,886
                                                    ============   ============   ============



1.       SIMPLE IRA:



         The Company has a simple IRA plan (the Plan) which was adopted in July 1998. Eligible employees may make voluntary contributions to the Plan, which are matched by the Company up to 3% of the employee's compensation. The amount of employee contributions is limited as specified in the Plan. The Company may, at its discretion, make additional contributions to the Plan. The Company made contributions of $12,439, $-0-, and $-0- at June 30, 1999, 1998, and 1997, respectively.



2.       PROPERTY AND EQUIPMENT:


         Property and equipment consist of the following:


                                                           June 30,
                                          ------------------------------------------
                                              1999           1998           1997
                                          ------------   ------------   ------------
                                                                         (Unaudited)
           Furniture and fixtures         $     17,460   $      7,120   $      7,120
           Machinery and equipment             183,036        162,833        136,433
           Vehicles                             31,787         31,787         31,787
           Leasehold improvements               30,799         30,799         30,799
                                          ------------   ------------   ------------
                                               263,082        232,539        206,139
           Less accumulated depreciation      (198,037)      (168,971)      (143,481)
                                          ------------   ------------   ------------

                                          $     65,045   $     63,568   $     62,658
                                          ============   ============   ============




         Related depreciation expense for the years ended June 1999, 1998, and 1997 was $29,066, $25,490, and $10,081, respectively.

1.       COMMITMENTS:


         The Company rents office space and equipment under various lease agreements. The future minimum rental commitments of the Company for office space and equipment as of June 30, 1999, are as follows:


Years Ending
   June 30                                 Amount
------------                            ------------
2000                                    $     41,473
2001                                          40,517
2002                                              --
2003                                              --
2004                                              --
                                        ------------

                                        $     81,990
                                        ============



         Rent expense for office space and equipment was $38,250, $33,790, and $31,289 for the years ended June 30, 1999, 1998, and 1997, respectively.



1.       LINE-OF-CREDIT:



         The Company has a $50,000 line-of-credit pursuant to a loan agreement. Borrowing under this line-of-credit bears interest at the prime rate (totalling 8.0% as of June 30, 1999), payable monthly with outstanding principal due March 15, 2001. The amounts available to be borrowed under the agreement are based on a borrowing base as defined in the agreement relating to allowable inventory and accounts receivable. The note is collateralized by substantially all of the Company's assets. The principal balance was $35,772, $20,000, and $9,500 at June 30, 1999, 1998, and 1997, respectively. This line-of-credit was cancelled by the Company in May 2000.

2.       INCOME TAXES:



         The components of the provision for income taxes for the years ended June 30, 1999, 1998, and 1997 are as follows:



                                                                                June 30,
                                                               ------------------------------------------
                                                                   1999           1998           1997
                                                               ------------   ------------   ------------
                                                                                              (Unaudited)
             Current:
                   Federal                                     $      4,350   $      1,143   $      4,329
                   State                                                705             --          1,458
                                                               ------------   ------------   ------------
                                                                      5,055          1,143          5,787
             Deferred:
                   Federal                                           (4,440)         2,220         (2,960)
                   State                                             (1,560)           780         (1,040)
                                                               ------------   ------------   ------------
                                                                     (6,000)         3,000         (4,000)
                                                               ------------   ------------   ------------

                   Total tax expense (benefit)                 $       (945)  $      4,143   $      1,787
                                                               ============   ============   ============




        The Company prepares its income taxes on a cash basis. Differences between the carrying value of accounts receivable, inventory, and accounts payable under GAAP and the carrying value for income tax purposes created the cumulative temporary differences that give rise to a significant portion of the deferred tax liability at June 30, 1999, 1998, and 1997.



1.       SUBSEQUENT EVENTS:


         In April 2000, the Company's stock was acquired by Industrialex Manufacturing, Inc. (Industrialex) for approximately $925,000, of which $425,000 was paid in cash and the remainder in 500,000 special warrants convertible, for no additional consideration, into one share each of Industrialex common stock.

                          INDEPENDENT AUDITOR'S REPORT



April 28, 2000

Board of Directors
Screen Tech Graphics, Inc.
Colorado Springs, Colorado

We have audited the accompanying balance sheets of Screen Tech Graphics, Inc. as of December 31, 1999 and 1998, and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Screen Tech Graphics, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.





Certified Public Accountants

                           ACCOUNTANT'S REVIEW REPORT





April 28, 2000



Board of Directors
Screen Tech Graphics, Inc.
Colorado Springs, Colorado



We have reviewed the accompanying balance sheet of Screen Tech Graphics, Inc. as of December 31, 1997, and the related statements of operations and retained earnings, and cash flows for the year then ended, in accordance with standards established by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Screen Tech Graphics, Inc.



A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.



Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.






Certified Public Accountants

September 12, 2000





Board of Directors
ScreenTech Graphics, Inc.
Colorado Springs, Colorado




We have reviewed the accompanying balance sheet of ScreenTech Graphics, Inc. as of June 30, 2000, and the related statements of operations and retained earnings, and cash flows for the six months ended June 30, 2000 and 1999, in accordance with Statements on Standards for Accounting and Review Services by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of ScreenTech Graphics, Inc.



A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.



Based upon our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.







Certified Public Accountants

                           SCREEN TECH GRAPHICS, INC.

                                  BALANCE SHEET


                                                                                          DECEMBER 31,
                                                              JUNE 30,     ------------------------------------------
                                                                2000           1999           1998           1997
                                                            ------------   ------------   ------------   ------------
                                                            (Unaudited)                                   (Unaudited)
                                                         ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                               $     29,892   $     64,166   $     44,136   $     38,351
    Accounts receivable, with no allowance for                   283,471        251,313        121,547        180,015
         doubtful accounts deemed necessary
    Inventory                                                     60,668         60,668         63,328         61,009
                                                            ------------   ------------   ------------   ------------
         Total current assets                                    374,031        376,147        229,011        279,375

PROPERTY AND EQUIPMENT, at cost                                  183,017        206,523        259,534        315,235
                                                            ------------   ------------   ------------   ------------

TOTAL ASSETS                                                $    557,048   $    582,670   $    488,545   $    594,610
                                                            ============   ============   ============   ============


                                          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable                                        $     53,338   $     63,826   $     67,616   $    216,496
    Line-of-credit                                                    --         63,509         29,065         62,000
    Current portion of long-term debt                             22,354         46,707         62,446         60,233
    Other accrued expenses                                         3,919          8,802          5,179          4,176
                                                            ------------   ------------   ------------   ------------
         Total current liabilities                                79,611        182,844        164,306        342,905

LONG-TERM DEBT                                                   240,434        178,407        187,060         57,978

COMMITMENTS (Notes 2 and 4)

STOCKHOLDERS' EQUITY:
    Common stock, no par value; 50,000 shares authorized;          5,000          5,000          5,000          5,000
         1,000 shares issued and outstanding
    Retained earnings                                            232,003        216,419        132,182        188,727
                                                            ------------   ------------   ------------   ------------
         Total stockholders' equity                              237,003        221,419        137,182        193,727
                                                            ------------   ------------   ------------   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $    557,048   $    582,670   $    488,548   $    594,610
                                                            ============   ============   ============   ============





            SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS AND
                          ACCOUNTANT'S REVIEW REPORT.

                           SCREEN TECH GRAPHICS, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS



                                                 FOR THE SIX
                                                 MONTHS ENDED                       FOR THE YEARS ENDED
                                                   JUNE 30,                              DECEMBER 31,
                                         ----------------------------    --------------------------------------------
                                             2000            1999            1999            1998            1997
                                         ------------    ------------    ------------    ------------    ------------
                                          (Unaudited)                                                     (Unaudited)
NET REVENUES:                            $  1,083,619    $    885,567    $  1,898,720    $  1,645,900    $  1,430,570

    Cost of goods sold                        639,863         622,860       1,186,562       1,017,764         831,485
                                         ------------    ------------    ------------    ------------    ------------

GROSS MARGIN                                  443,756         262,707         712,158         628,136         599,085

OPERATING EXPENSES:
    General and administrative                286,382         155,212         488,321         534,219         420,769
    Depreciation                               33,974          38,947          92,586          95,259          67,323
                                         ------------    ------------    ------------    ------------    ------------
         Total expenses                       320,356         194,159         580,907         629,478         488,092
                                         ------------    ------------    ------------    ------------    ------------

OPERATING INCOME (LOSS)                       123,400          68,548         131,251          (1,342)        110,993

OTHER INCOME (EXPENSE):
    Interest income                                                               701             587             683
    Interest expense                          (12,061)        (12,130)        (21,902)        (25,334)         (6,876)
    Gain (loss) on sale of assets                  --              --            (796)            950             950
    Other income                                  767             578           2,683           2,734           3,022
                                         ------------    ------------    ------------    ------------    ------------
         Total other income (expense)         (11,294)        (11,552)        (19,314)        (21,063)         (2,221)

NET INCOME (LOSS)                             112,106          56,996         111,937         (22,405)        108,772

DISTRIBUTIONS                                 (96,522)         (5,880)        (27,700)        (34,140)       (357,290)

RETAINED EARNINGS, beginning of period        216,419         132,182         132,182         188,727         437,245
                                         ------------    ------------    ------------    ------------    ------------

RETAINED EARNINGS, end of period         $    232,003    $    183,298    $    216,419    $    132,182    $    188,727
                                         ============    ============    ============    ============    ============





            SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS AND
                          ACCOUNTANT'S REVIEW REPORT.

                           SCREEN TECH GRAPHICS, INC.

                            STATEMENTS OF CASH FLOWS



                                                               FOR THE SIX
                                                               MONTHS ENDED                     FOR THE YEARS ENDED
                                                                  JUNE 30,                           DECEMBER 31
                                                        ---------------------------   ------------------------------------------
                                                            2000           1999           1999           1998           1997
                                                        ------------   ------------   ------------   ------------   ------------
                                                         (Unaudited)                                                 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                   $    112,106   $     56,996   $    111,937   $    (22,405)  $    108,772
    Adjustments to reconcile net income (loss) to net
         cash provided by (used in) operating
         activities:
             Depreciation and amortization                    33,974         38,947         92,586         95,259         67,323
             Changes in operating assets and
                liabilities:
                 Accounts receivable                         (32,158)       (95,079)      (129,766)        58,468          8,253
                 Inventory                                        --             --          2,660         (2,319)       (61,009)
                 Accounts payable and accrued expenses       (15,373)        27,241            373       (143,752)       171,798
                                                        ------------   ------------   ------------   ------------   ------------
         Net cash provided by (used in) operating
             activities                                       98,549         28,105         77,790        (14,749)       295,137

CASH FLOWS FROM INVESTING ACTIVITY:
    (Purchase) proceeds of property and equipment            (10,468)         3,184        (39,551)       (43,093)      (308,002)
                                                        ------------   ------------   ------------   ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Distributions                                            (96,522)        (5,880)       (27,700)       (34,140)      (357,290)
    Proceeds from debt                                            --         25,000        100,999        220,000        164,572
    Payments on debt                                         (25,833)       (21,684)       (91,508)      (122,233)       (49,398)
                                                        ------------   ------------   ------------   ------------   ------------
         Net cash provided by (used in) financing
             activities                                     (122,355)        (2,564)       (18,209)        63,627       (242,116)

INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS                                               (34,274)        28,725         20,030          5,785       (254,981)

CASH AND CASH EQUIVALENTS, at beginning of period             64,166         44,136         44,136         38,351        293,332
                                                        ------------   ------------   ------------   ------------   ------------

CASH AND CASH EQUIVALENTS, at end of period             $     29,892   $     72,861   $     64,166   $     44,136   $     38,351
                                                        ============   ============   ============   ============   ============

SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash payments for interest                          $     12,061   $     12,130   $     21,902   $     25,334   $      6,876
                                                        ============   ============   ============   ============   ============





            SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS AND
                          ACCOUNTANT'S REVIEW REPORT.

                           SCREEN TECH GRAPHICS, INC.

                          NOTES TO FINANCIAL STATEMENTS


1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

         Organization - Screen Tech Graphics, Inc. (the "Company") was incorporated in Colorado in 1980 to perform industrial painting services. The Company provides most of these services to companies in the Colorado Springs metropolitan area.

         Cash and Cash Equivalents - The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

         Income Taxes - No provision has been made for income taxes since the Company has elected to be taxed as an "S Corporation" as defined by the Internal Revenue Code. The Company's sole stockholder will report the Company's taxable income or loss on his individual income tax return.

         Revenue Recognition - Revenue is recognized upon completion of the services and shipment of the product to the customer.

         Property and Equipment - Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives (ranging from 5 to 15 years) of the respective assets. Leasehold improvements are amortized over the lesser of the estimated useful life or the remaining lease term. The cost of normal maintenance and repairs is charged to operating expenses as incurred. Material expenditures which increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of properties sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any gains or losses are reflected in current operations.


         Unaudited Information - The balance sheet as of June 30, 2000 and December 31, 1997 and the statements of operations for the six months ended June 30, 2000 and 1999, and the year ended December 31, 1997 were taken from the Company's books and records without audit. The balance sheet as of December 31, 1997 and the statement of operations for the year ended December 31, 1997 were reviewed. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) which are necessary to properly reflect the financial position of the Company as of June 30, 2000 and December 31, 1997 and the results of operations for the Six months ended June 30, 2000 and 1999, and the year ended December 31, 1997. The results of operations for the interim periods presented are not necessarily indicative of those to be expected for the year.


         Use of Estimates - The preparation of the financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

                           SCREEN TECH GRAPHICS, INC.



                          NOTES TO FINANCIAL STATEMENTS



         Inventories - Inventories are stated at the lower of cost or market, determined by the first-in, first-out method and consist primarily of the following:


                                                   December 31,
                                     ----------------------------------------
                                         1999          1998          1997
                                     ------------  ------------  ------------
                                                                  (Unaudited)
             Inventory - paint       $     38,808  $     38,204  $     35,886
             Inventory - magnisight        21,860        25,124        25,123
                                     ------------  ------------  ------------

                   Total             $     60,668  $     63,328  $     61,009
                                     ============  ============  ============



2.       401(K) SAVINGS:



         The Company has a 401(k) profit sharing plan (the Plan). Eligible employees may make voluntary contributions to the Plan, which are matched by the Company up to 3% of the employee's compensation. The amount of employee contributions is limited as specified in the Plan. The Company may, at its discretion, make additional contributions to the Plan. The Company made contributions of $14,814, $11,837, and $11,923, at December 31, 1999, 1998, and 1997, respectively.




3.       PROPERTY AND EQUIPMENT:


         Property and equipment consist of the following:


                                                         December 31,
                                          ------------------------------------------
                                              1999           1998          19997
                                          ------------   ------------   ------------
                                                                         (Unaudited)
           Machinery and equipment        $    581,905   $    576,416   $    543,013
           Vehicles                             86,252         60,858         60,858
           Leasehold improvements                   --          6,000             --
                                          ------------   ------------   ------------
                                               668,157        643,274        603,871

           Less accumulated depreciation      (461,634)      (383,740)      (288,636)
                                          ------------   ------------   ------------

                                          $    206,523   $    259,534   $    315,235
                                          ============   ============   ============




         Related depreciation expense for the years ended December 31, 1999, 1998, and 1997 was $92,586, $95,259, and $67,323, respectively.

                           SCREEN TECH GRAPHICS, INC.



                          NOTES TO FINANCIAL STATEMENTS




4.       COMMITMENTS:


         The Company rents office space from the owner under a lease agreement. The future minimum rental commitments of the Company for office space as of December 31, 1999, are as follows:


Years Ending
December 31,                                         Amount
------------                                      ------------
    2000                                          $     46,398
 Thereafter                                                 --
                                                  ------------

                                                  $     46,398
                                                  ============



         Rent expense for office space and equipment was $85,900, $82,500, and $79,100 for the years ended December 31, 1999, 1998, and 1997, respectively.




5.       LINE-OF-CREDIT:



         The Company has a line-of-credit pursuant to a loan agreement. Borrowing under this line-of-credit bears interest at the prime rate (totaling 8.0% as of December 31, 1999), payable in full on August 1, 2000. The note is collateralized by substantially all of the Company's assets. The principal balance was $63,509, $29,065, and $62,000 (unaudited) at December 31, 1999, 1998, and 1997, respectively.



6.       LONG-TERM DEBT:


         The Company has a revolving loan personally guaranteed by the owners and collateralized by the Company's assets. Payments of principal and interest totaling $4,352 are due each month with the outstanding balance due November 20, 2004.

         The Company also had an outstanding loan on a vehicle which is collateralized by the vehicle. Principal and interest payments are due monthly in the amount of $477 and all outstanding balances are due December 2003.

                           SCREEN TECH GRAPHICS, INC.



                          NOTES TO FINANCIAL STATEMENTS



         The future minimum loan principal payments are as follows:


                   Years Ending
                   December 31,                                                           Amount
                   ------------                                                         ---------
                       2000                                                             $  46,707
                       2001                                                                46,707
                       2002                                                                46,707
                       2003                                                                46,707
                    Thereafter                                                             38,286
                                                                                        ---------
                                                                                          225,114
               Short-term portion                                                         (46,707)
                                                                                        ---------
               Total long-term debt                                                     $ 178,407
                                                                                        =========




7.       SUBSEQUENT EVENT (UNAUDITED):



         On July 17, 2000, the Company was acquired by Industrialex Manufacturing Corp. (IMC) for cash of $300,000, notes of $610,000, and 90,000 special warrants. Each special warrant can be converted into one share of IMC common stock for no additional cost.

                               OUTSIDE BACK COVER

         Until ___________ __, 2000, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

THIS INFORMATION IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT DELIVER THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.




SUBJECT TO COMPLETION, DATED NOVEMBER 3, 2000


SELLING STOCKHOLDER
PROSPECTUS


                                4,067,000 Shares


                        [INDUSTRIALEX MANUFACTURING LOGO]


                        INDUSTRIALEX MANUFACTURING CORP.

                          Common Stock, $.01 par value

                                   ----------



         The shares of common stock may be offered and sold from time to time by the selling stockholders through underwriters, dealers, agents, or directly to one or more purchasers in fixed price offerings, in negotiated transactions, at market prices prevailing at the time of sale or at prices related to such market prices. The terms of the offering and sale of common stock in respect of which this prospectus is being delivered, including any initial public offering price, any discounts, commissions, or concessions allowed or paid to underwriters, dealers, or agents, the purchase price of the common stock and the proceeds to the selling stockholders, and any other material terms shall be set forth in a prospectus supplement.



         All 4,067,000 shares of common stock of Industrialex Manufacturing Corp. are being offered for sale by the selling stockholders identified in this prospectus. Industrialex will not receive any proceeds from the sale of the common stock by the selling stockholders.


                                   ----------


         THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" LOCATED AT ALTERNATE PAGES 4 TO 6.



                                   ----------


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                     The date of this prospectus is o, 2000

                                TABLE OF CONTENTS


                                                                                                               PAGE
Summary.................................................................................................Alternate 3

Risk factors............................................................................................Alternate 4

Selling stockholders....................................................................................Alternate 5

Plan of distribution...................................................................................Alternate 12

Use of proceeds........................................................................................Alternate 12

Cautionary statement concerning forward-looking statements.............................................Alternate 13

Dividend record and policy.............................................................................Alternate 13

Experts................................................................................................Alternate 14

Legal matters..........................................................................................Alternate 14

Where you can find more information....................................................................Alternate 14

Outside Back Cover.....................................................................................Alternate 14



                                   Alternate 2

                                     SUMMARY


BUSINESS OF INDUSTRIALEX:           Industrialex is a provider of protective coating services to various manufacturing industries. Our services include the application of chemical adhesions to four categories of products: metal, plastic, glass and printed circuit board assemblies. The chemical process that we use provides many benefits such as enhanced aesthetics and protection from hostile environments, corrosion and electrostatic discharge.

                                    Our principal office is located at 63-A S. Pratt Parkway; Longmont,
                                    Colorado 80501. The telephone number is (303) 651-6672.

THE OFFERING:                       Common stock
                                    offered by the
                                    selling stockholders:     4,067,000 shares

USE OF PROCEEDS:                    All proceeds from the offering will be received by the selling stockholders.

SELLING STOCKHOLDERS:               The selling stockholders are founders of Industrialex or purchased their shares in a private placement pursuant to an exemption provided by
                                    Regulation D or Regulation S under the Securities Act of 1933, as amended.




                                   Alternate 3

                                  RISK FACTORS

         An investment in Industrialex common stock involves certain risks. Prospective investors should carefully consider the following risk factors, in addition to all of the other information in this prospectus, in determining whether to purchase shares of Industrialex stock.


OUR BUSINESS MODEL IS BASED ON ACQUIRING EXISTING COATING COMPANIES AND CONSOLIDATING, AND WE MAY FAIL TO ACHIEVE THE BENEFITS OF INTEGRATING OPERATIONS FROM ACQUIRED COMPANIES.


         Industrialex's success depends upon our ability to successfully integrate the operations of Industrialex, Broomfield Industrial Painting, Inc., Decorative & Coating Systems, Inc., Screen Tech Graphics, Inc. and future acquisitions. There can be no assurance that past or future acquisitions will increase production capacity, provide for improved economies of scale, improve gross profit margins or reduce consolidated expenses as anticipated. In addition, there can be no assurance that we will create a common interface for the overall support of the several production lines, or that we will be able to market previously separate product lines. Acquisitions also require increased capacity through installation of new automated equipment. Failure to increase capacity could inhibit our ability to grow as planned.


THE LOSS OF KEY PERSONNEL, ESPECIALLY IF WITHOUT ADVANCE NOTICE, OR THE INABILITY TO HIRE OR RETAIN QUALIFIED PERSONNEL, COULD HAVE A MATERIAL ADVERSE EFFECT UPON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.


         Our future success depends in significant part upon the continued service of certain key management personnel. Key personnel of Industrialex include Ahmad Akrami, Michael Scott Robidart, Gary Landgren, Joseph Triolo, Jr., Stephen King, Vincent DiNapoli and Mark Trawinski. Industrialex has entered into employment agreements with all key personnel. All of the agreements contain confidentiality provisions that are unrestricted as to time, and non-competition and non-solicitation provisions.


         Competition for such personnel is particularly intense in the coating industry, and there can be no assurance that Industrialex can retain its key personnel or that it can attract, assimilate or retain other highly qualified personnel in the future.


WE RELY ON SALES TO A SMALL NUMBER OF CUSTOMERS, THE LOSS OF ANY ONE OF WHICH COULD HAVE AN ADVERSE IMPACT ON REVENUES.



         We derive a substantial portion of our revenue from a limited number of customers, the loss of any one of which could adversely impact our operations. For the pro forma six months ended June 30, 2000, the five largest customers of Industrialex and its subsidiaries represented 63.5% of total revenues. We anticipate that our operating results will continue to depend on sales to a relatively small number of customers. None of our current customers has any minimum purchase obligations, and they may stop placing orders with us at any time, regardless of any forecast they may have previously provided.


EVEN WITH THE PROCEEDS FROM THIS OFFERING, WE MAY NOT HAVE SUFFICIENT FUNDS TO COVER NECESSARY EXPENSES.

         There can be no assurance that cash flow from operations together with working capital and net proceeds from this offering will be sufficient to fully fund the planned expansion of our operations. If



                                   Alternate 4
necessary, we may seek additional funds through equity or debt financing. There can be no assurance that additional financing will be available when needed or on terms acceptable to us. If adequate funds are not available, we may need to delay or cancel planned acquisitions or expansion of operations.


                              SELLING STOCKHOLDERS



         The following table sets forth certain information with respect to the beneficial ownership of Industrialex's common stock as of September 30, 2000, and as adjusted to reflect the sale of shares being offered hereby, for each of the selling stockholders. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares owned by them.




                                                 SHARES
                                               BENEFICIALLY          SHARES
                                                OWNED PRE-         OFFERED IN      SHARES BENEFICIALLY     POST-OFFERING
            NAME AND ADDRESS                     OFFERING         THE OFFERING     OWNED POST-OFFERING      % OWNERSHIP
----------------------------------------    ------------------   --------------   ----------------------  ---------------

                                            SHARES ISSUED UPON INCORPORATION

Ahmad Akrami                                       4,000,000(1)         -0-               4,000,000             51.62%
c/o Industrialex Manufacturing Corp.
63-A S. Pratt Parkway
Longmont, CO 80501
Chief executive officer and director of
Industrialex

Mansour Akrami                                        75,000            -0-                  75,000              0.95%
1115 Bacchus Drive, #E
Longmont, CO 80026

Gary E. Landgren                                     100,000            -0-                 100,000              1.27%
908 Parker Drive
Longmont, CO 80501

Afshin K. Sarvestani                                  75,000            -0-                  75,000              0.95%
1742 High Plains Drive
Superior, CO 80027

TOTAL                                              4,250,000            -0-



            SHARES ISSUED IN CONNECTION WITH A PRIVATE PLACEMENT COMMENCING MARCH, 2000 AND CLOSING MAY, 2000



         All of the shares beneficially owned pre-offering, except those beneficially owned by Bolder Venture Partners LLC, are issuable upon the exercise of share purchase warrants, some of which are designated under Canadian law as "special warrants." 760,000 of the shares beneficially owned by Bolder Venture Partners LLC are issuable upon exercise of common stock purchase warrants at exercise prices ranging from $.25 to $1.00 per share. Each special warrant is convertible, for no additional consideration, into one share of Industrialex common stock.



         In the following table, the shares beneficially owned by Ahmad Akrami, Cliff Mah, Kent Nuzum, Tom Tennessen and Daryl Yurek includes shares beneficially owned by each of them through their ownership of a percentage of Bolder Venture Partners L.L.C. Shares offered in the offering, however, does not include those shares. Bolder Venture Partners L.L.C., owned 60% by Daryl Yurek and 10% by each of Cliff Mah, Ahmad Akrami, Kent




                                   Alternate 5

                                                 SHARES
                                               BENEFICIALLY          SHARES
                                                OWNED PRE-         OFFERED IN      SHARES BENEFICIALLY     POST-OFFERING
            NAME AND ADDRESS                     OFFERING         THE OFFERING     OWNED POST-OFFERING      % OWNERSHIP
----------------------------------------    ------------------   --------------   ----------------------  ---------------
Nuzum and Thomas Tennessen, is the only person in the table whose shares are issuable upon exercise of a share purchase warrant as opposed to a special warrant.

Ahmad Akrami                                         136,000              -0-             136,000              51.62%
c/o Industrialex Manufacturing Corp.
63-A S. Pratt Parkway
Longmont, CO 80501
Chief executive officer and director of
Industrialex

Richard Anderson                                      20,000           20,000                 -0-                -0-
5820 Cantrell Rd.
Richmond, B.C.
V7C 3H1 Canada

Melanie Baranec                                       10,000           10,000                 -0-                -0-
856 Riverland Dr. S.E.
Calgary, A.B.
T2C 3N5 Canada

Craig Colin                                           10,000           10,000                 -0-                -0-
3920 - 23rd Ave. S.W.
Calgary, A.B.
T3E 0J8 Canada

Bolder Venture Partners L.L.C.                       960,000(2)       960,000                 -0-                -0-
1327 Spruce Street, Suite 300
Boulder, Colorado 80302

Claudia DiMaio                                        20,000           20,000                 -0-                -0-
2300 Oakmoor Dr. S.W.
Calgary, A.B.
T2V 4N7 Canada

Salvatore DiMaio                                      20,000           20,000                 -0-                -0-
51 Patterson Blvd. S.W.
Calgary, A.B.
T3H 2C9 Canada

Far Behrooz                                           60,000           60,000                 -0-                -0-
7521 La Quinta Cove
Lone Tree, CO 80124

Massimo M. Geremia                                   100,000          100,000                 -0-                -0-
3962 Edenstone Rd. N.W.
Calgary, A.B.
T3A 3Y9 Canada

Randall Harrison                                      20,000           20,000                 -0-                -0-
35 Edgerridge Court N.W.
Calgary, A.B.
T3A 4N Canada





                                   Alternate 6

                                                 SHARES
                                               BENEFICIALLY          SHARES
                                                OWNED PRE-         OFFERED IN      SHARES BENEFICIALLY     POST-OFFERING
            NAME AND ADDRESS                     OFFERING         THE OFFERING     OWNED POST-OFFERING      % OWNERSHIP
----------------------------------------    ------------------   --------------   ----------------------  ---------------
Doug Hicks                                          9,000            9,000                -0-                    -0-
307 2250 W. 3rd Ave.
Vancouver, B.C.
V1K 1L4 Canada

Bill Hodal                                         20,000           20,000                -0-                    -0-
P.O. Box 10337
Pacific Centre 2200-609
Granville St.
Vancouver, B.C. V7Y 1H2

Laura Hubenig                                      20,000           20,000                -0-                    -0-
221 Sandpiper Circle N.W.
Calgary, A.B.
T3K 3T Canada

Geoffrey D. Hunter                                100,000          100,000                -0-                    -0-
4704 Capel Road N.W.
Calgary, A.B.
T2L 1A6 Canada

Ivanhoe Holdings, Inc.                             50,000           50,000                -0-                    -0-
P.O. Box 1561
Zephyr House
Mary St., Grand Cayman
British West Indies

George Jackson                                    100,000          100,000                -0-                    -0-
535 10th Ave. S.W.
Suite 107
Calgary, A.B.
T2R 0A8 Canada

Pamela Wendy Johnston                              10,000           10,000                -0-                    -0-
248 Point McKay Terrace N.W.
Calgary, A.B.
T3B 4V6 Canada

Daniel LaPlante                                    70,000           70,000                -0-                    -0-
423 Brookpark Dr. S.W.
Calgary, A.B.
T2W 2W8 Canada

Barry Mackie                                       20,000           20,000                -0-                    -0-
16680 85A Ave.
Surrey, B.C.
V4N 5A7 Canada

Paul MacNeill                                     100,000          100,000                -0-                    -0-
2100-1111 West Georgia St.
Vancouver, B.C.
V7X 1K9 Canada




                                   Alternate 7

                                                 SHARES
                                               BENEFICIALLY          SHARES
                                                OWNED PRE-         OFFERED IN      SHARES BENEFICIALLY     POST-OFFERING
            NAME AND ADDRESS                     OFFERING         THE OFFERING     OWNED POST-OFFERING      % OWNERSHIP
----------------------------------------    ------------------   --------------   ----------------------  ---------------
Cliff Mah                                          196,000          100,000                 -0-                  -0-
1450 Creekside Drive 800
Vancouver, B.C.
V6J 5B3 Canada

Dwayne Nuzum                                        10,000           10,000                 -0-                  -0-
4330 Sage Court
Boulder, CO 80301

Kent Nuzum                                         136,000           40,000                 -0-                  -0-
1829 Mapleton
Boulder, CO 80304

Larry O'Brien                                       20,000           20,000                 -0-                  -0-
1826 13th Ave. W.
Vancouver, B.C.
V6J 2H3 Canada

James Oleynick                                      31,000           31,000                 -0-                  -0-
136 Glynde Ave.
Burnaby, B.C.
V5B 3J2 Canada

John Pietrovito                                     14,000           14,000                 -0-                  -0-
7539 Huntervalley Rd. N.W.
Calgary, A.B.
T2K 4K Canada

Thomas Plunkett                                     50,000           50,000                 -0-                  -0-
9641 N. 63rd St.
Longmont, CO 80503
Director of Industrialex

Precept Capital Corp                                80,000           80,000                 -0-                  -0-
205-700 West Pender St.
Vancouver, B.C.
V6C 1 Canada

James Prier                                         20,000           20,000                 -0-                  -0-
3441 Dundas St.
Vancouver, B.C.
V5K 1R9 Canada

Rich Rice                                           40,000           40,000                 -0-                  -0-
1750-701 W. Georgia
Vancouver, B.C.
V6C 3E8 Canada

John Rose                                          200,000          200,000                 -0-                  -0-
13826 Vintage Centre Ave.
Houston, TX 77069

Glen Stevens                                        10,000           10,000                 -0-                  -0-
38411 Boulder Canyon Dr.
Boulder, CO 80302





                                   Alternate 8

                                                 SHARES
                                               BENEFICIALLY          SHARES
                                                OWNED PRE-         OFFERED IN      SHARES BENEFICIALLY     POST-OFFERING
            NAME AND ADDRESS                     OFFERING         THE OFFERING     OWNED POST-OFFERING      % OWNERSHIP
----------------------------------------    ------------------   --------------   ----------------------  ---------------
Bill Stankovic                                     68,000             68,000                -0-                  -0-
5790 Patina Drive S.W.
Unit #24
Calgary, A.B.
T3H 2Y5 Canada

Sutton Group Financial Services Ltd.              200,000            200,000                -0-                  -0-
1628-555 West Hastings St.
Vancouver, B.C.
V6B HN6 Canada

Thomas Tennessen                                  116,000             20,000                -0-                  -0-
c/o Industrialex Manufacturing Corp.
63-A S. Pratt Parkway
Longmont, CO 80501
Director of Industrialex

Greg Tyszko                                        20,000             20,000                -0-                  -0-
3815 Parkhill Pl. S.W.
Calgary, A.B.
T2S 2W6 Canada

Sylvia E. Williams                                 20,000             20,000                -0-                  -0-
5728-125 A Street
Surrey, B.C.
V3X 3G8 Canada

Lily Wong                                          10,000             10,000                -0-                  -0-
307 Edelweiss Pl. N.W.
Calgary, A.B.
T3A 3R2 Canada

Walter Wong                                        20,000             20,000                -0-                  -0-
2919 S. Lakeridge Trail
Boulder, CO 80302

Nancy Yee                                          15,000             15,000                -0-                  -0-
13293 Amble Greene Crt.
Surrey, B.C.
V4A 6H1 Canada

Daryl Yurek                                       776,000            200,000                -0-                  -0-
1327 Spruce Street
Boulder, CO 80302

Jeff Yurek                                         20,000             20,000                -0-                  -0-
44 Rhonda Ct.
St. Thomas, Ontario
N5R 4X1 Canada

Mike Yurek                                         20,000             20,000                -0-                  -0-
RR #4
Iona Station, Ontario
N0I 1P0 Canada





                                   Alternate 9

                                                 SHARES
                                               BENEFICIALLY          SHARES
                                                OWNED PRE-         OFFERED IN      SHARES BENEFICIALLY     POST-OFFERING
            NAME AND ADDRESS                     OFFERING         THE OFFERING     OWNED POST-OFFERING      % OWNERSHIP
----------------------------------------    ------------------   --------------   ----------------------  ---------------
Peter Yurek                                        20,000             20,000                -0-                  -0-
46 Pearl St.
St. Thomas, Ontario
N5P 2P4 Canada

Fred Sam Zaitsoff                                  10,000             10,000                -0-                  -0-
8080 197 St.
Langley, B.C.
V2Y 1Y4 Canada

Payam Zamani                                      300,000            300,000                -0-                  -0-
900 Pepper Tree Lane 1125
Santa Clara, CA 95051

TOTAL                                           4,277,000          3,277,000



            SHARES ISSUED TO VARIOUS STOCKHOLDERS IN CONNECTION WITH
                 THE ACQUISITION OF BROOMFIELD ON APRIL 4, 2000



         All of the shares beneficially owned pre-offering are issuable upon the exercise of share purchase warrants designated under Canadian law as "special warrants." Each special warrant is convertible, for no additional consideration, into one share of Industrialex common stock.




Dan Almadova                                        4,000              4,000                -0-                  -0-
15899 E. 13th Pl., #123
Aurora, CO

Cathy Brown                                         1,500              1,500                -0-                  -0-
10211 Ura Ln
Northglenn, CO 80221

Dennis Jamison                                      4,000              4,000                -0-                  -0-
4434 Zenobia St.
Denver, CO 80212

Angela Bennett Lauer                               50,000             50,000                -0-                  -0-
3168 W. 100th Ave.
Westminster, CO 80031

Donald J. Lauer                                    50,000             50,000                -0-                  -0-
3168 W. 100th Ave.
Westminster, CO 80031

Greg Lauer                                         65,000             65,000                -0-                  -0-
8332 Yarrow Ct.
Arvada, CO 80005

Jeff Lauer                                         65,000             65,000                -0-                  -0-
5731 W. 92nd Ave., #129
Westminster, CO 80030

Jim Pasko                                           4,000              4,000                -0-                  -0-
7340 W. 23rd Ave.
Lakewood, CO 80215





                                  Alternate 10

                                                 SHARES
                                               BENEFICIALLY          SHARES
                                                OWNED PRE-         OFFERED IN      SHARES BENEFICIALLY     POST-OFFERING
            NAME AND ADDRESS                     OFFERING         THE OFFERING     OWNED POST-OFFERING      % OWNERSHIP
----------------------------------------    ------------------   --------------   ----------------------  ---------------
Cheryl Riser                                        5,000              5,000                -0-                 -0-
11522 Garfield Way
Thornton, CO 80233

Janice Trawinski                                    5,000              5,000                -0-                 -0-
10944 Alcott Dr.
Westminster, CO 80234

Mark S. Trawinski                                 245,000            245,500                -0-                 -0-
10944 Alcott Dr.
Westminster, CO 80234

Marilyn K. Walker                                   1,500              1,500                -0-                 -0-
4440 Eliot St.
Denver, CO  80211

TOTAL                                             500,000            500,000



            SHARES ISSUED TO VARIOUS STOCKHOLDERS IN CONNECTION WITH
                  THE ACQUISITION OF DECORATIVE ON MAY 1, 2000



         All of the shares beneficially owned pre-offering are issuable upon the exercise of share purchase warrants designated under Canadian law as "special warrants." Each special warrant is convertible, for no additional consideration, into one share of Industrialex common stock.



Gary M. Triolo                                     50,000             50,000                -0-                 -0-
8344 Allison Court
Arvada, CO 80005

John A. Triolo                                     50,000             50,000                -0-                 -0-
13665 W. 71st Place
Arvada, CO 80004

Joseph P. Triolo, Jr                               50,000             50,000                -0-                 -0-
5721 Estes St.
Arvada, CO 80002

Joseph P. Triolo, Sr.                              50,000             50,000                -0-                 -0-
1200 East 3rd Ave.
Broomfield, CO 80020

TOTAL                                             200,000            200,000



            SHARES ISSUED TO VARIOUS STOCKHOLDERS IN CONNECTION WITH
                 THE ACQUISITION OF SCREEN TECH ON JULY 5, 2000



         All of the shares beneficially owned pre-offering are issuable upon the exercise of share purchase warrants designated under Canadian law as "special warrants." Each special warrant is convertible, for no additional consideration, into one share of Industrialex common stock.




                                  Alternate 11

                                                 SHARES
                                               BENEFICIALLY          SHARES
                                                OWNED PRE-         OFFERED IN      SHARES BENEFICIALLY     POST-OFFERING
            NAME AND ADDRESS                     OFFERING         THE OFFERING     OWNED POST-OFFERING      % OWNERSHIP
----------------------------------------    ------------------   --------------   ----------------------  ---------------
Susan Elizabeth DiNapoli                           45,000             45,000                -0-                 -0-
135 Pinewood Loop
Monument, CO  80132

Vincent DiNapoli                                   45,000             45,000                -0-                 -0-
135 Pinewood Loop
Monument, CO  80132

TOTAL                                              90,000             90,000



-------------
(1) Includes 300,000 shares owned by Mr. Akrami but that Scott Robidart has an option to purchase pursuant to a Stock Option Agreement dated May 8, 2000.
(2)   760,000 of these shares may be acquired by exercise of a warrant.




                              PLAN OF DISTRIBUTION


         The common stock offered hereby may be sold from time to time to purchasers directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer the shares through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom they may act as agent. The selling stockholders and any underwriters, dealers or agents that participate in the distribution of the shares may be deemed to be underwriters and any profit on the sale of the shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of shares is made, to the extent required, a prospectus supplement will be distributed that will set forth the specific shares to be sold and the terms of the offering, including the name or names of any underwriters or dealer agents, any discounts, commissions and other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

         The shares may be sold from time to time in one or more transactions at a fixed offering price that may be changed or at varying prices determined at the time of sale or negotiated prices.

         Industrialex has paid substantially all of the expenses incident to the offering of the shares, other than commissions and discounts of underwriters, dealers or agents and the fees and expenses of counsel to the selling stockholders.


                                 USE OF PROCEEDS

         Industrialex will not receive any of the proceeds from the offering. All of such proceeds will be received by the selling stockholders.



                                  Alternate 12

         Thomson Kernaghan has been granted a warrant to purchase up to 300,000 units at a price of $1.00 per share in consideration of acting as our agent in our initial public offering. If Thomson Kernaghan exercises its warrant, then Industrialex will receive additional proceeds of up to $300,000 if exercised at any time up to one year from the date that shares of Industrialex common stock are first listed for trading on the facilities of the Canadian Venture Exchange. If Thomson Kernaghan exercises the warrant, the proceeds will be added to Industrialex's working capital. Management intends to invest the net proceeds in money market funds until such time as those proceeds are required.



         If the holders of the warrants included in each unit sold in the initial public offering exercise the warrants, Industrialex will receive proceeds of up to $4,375,000 if the warrants are exercised during the first year following the initial public offering and up to $5,250,000 if the warrants are exercised during the second year following the initial public offering which will also be added to Industrialex's working capital. If Bolder Venture Partners, LLC exercises all 760,000 of its stock purchase warrants, we will receive proceeds of up to $610,000, which will also be added to Industrialex's working capital.



         If we sell less than 500,000 of the units offered for sale in the initial public offering to investors in the United States, then we will reduce the amount of proceeds from the initial public offering that we allocate to working capital. In addition, we would also have to reduce the amounts we currently anticipate allocating to future acquisition and marketing.



                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS

         We have made certain forward-looking statements in this document and in the documents referred to in this document which are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the management of the companies and on the information currently available to such management. Forward-looking statements include information concerning possible or assumed future results of Industrialex. These statements may be preceded by, followed by, or otherwise include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

         Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of Industrialex may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Investors are cautioned not to put undue reliance on any forward-looking statements. Except for their ongoing obligations to disclose material information as required by the federal securities law, we do not have any intention or obligation to update forward-looking statements after this prospectus is delivered, even if new information, future events or other circumstances have made them incorrect or misleading.


         You should understand that various factors, in addition to those discussed elsewhere in this document and in the documents referred to in this document, could affect the future results of the combined company following the merger and could cause results to differ materially from those expressed in such forward-looking statements.



                                  Alternate 13

                           DIVIDEND RECORD AND POLICY

         Other than distributions to members made by Industrialex Manufacturing LLC, Industrialex has not paid any dividends since incorporation and it has no plans to pay dividends in the immediate future. Industrialex expects to retain its earnings to finance further growth and, when appropriate, retire debt. The directors of Industrialex will determine if and when dividends should be declared and paid in the future based on Industrialex's financial position at the relevant time. All of the shares of Industrialex are entitled to an equal share in any dividends declared and paid.


                                     EXPERTS

         The financial statements of Industrialex Manufacturing Corp. and Decorative & Coating Systems, Inc. included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


         The financial statements of Broomfield as of June 30, 1999 and 1998 and for the years ended June 30, 1999 and 1998 and the financial statements of Screen Tech as of December 31, 1999 and 1998, and for the years ended December 31, 1999 and 1998 included in this prospectus have been audited by Hein & Associates LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.



                                  LEGAL MATTERS

         The Company knows of no material pending legal proceedings to which the Company is or is likely to be a party or to which any of its properties are or are likely to be the subject.

         Campney & Murphy, Barristers and Solicitors, 2100-1111 West Georgia Street, Vancouver, British Columbia, Canada, V7X 1K9 has served as legal counsel of Industrialex in connection with the offering of the securities in Canada on the Canadian Venture Exchange.

         The validity of the securities offered will be passed upon for Industrialex by Davis, Graham & Stubbs LLP, Denver, Colorado.


                       WHERE YOU CAN FIND MORE INFORMATION


         You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC's public reference rooms in Washington, D.C.; New York, New York; and Chicago, Illinois. Please call the Securities and Exchange Commission at 1 (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."




                                  Alternate 14

                               OUTSIDE BACK COVER

         Until ___________ __, 2000, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.





                                  Alternate 15

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         (a) As permitted by the Colorado Business Corporation Law, the articles of incorporation of Industrialex eliminate the liability of directors to Industrialex or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Colorado Business Corporation Act.

         (b) The articles of incorporation provide that Industrialex will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of Industrialex against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Colorado Business Corporation Law. Industrialex's bylaws provide for a similar indemnity to directors and officers of Industrialex to the fullest extent authorized by the Colorado Business Corporation Law.

         (c) The articles of incorporation also give Industrialex the ability to enter into indemnification agreements with each of its directors and officers.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION



Consultants                              $   21,500
Legal fees                                  162,000
Accounting fees                             150,000
Registration fees                             2,500
Listing fees                                  2,000
Transfer agent fees                           2,000
Printing                                     10,000
                                         ----------
                                         $  350,000
                                         ==========


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         During the period from Industrialex's incorporation through to the date of this prospectus, Industrialex has issued the following shares:


         o Upon incorporation, Industrialex issued 4,250,000 shares to the sole member of Industrial Manufacturing LLC in exchange for 100% of his member interest valued at $327,346.



         o During February 2000, Industrialex initiated a private placement of special warrants under which 950,000 special warrants were subscribed to by a total of 11 sophisticated investors at a price of $0.50 per warrant, or total consideration of $475,000. Each investor had access to the same type of information about Industrialex that is typically available in a registration statement. Each special warrant is convertible, for no additional consideration, into one share of common stock, at the option of the holder with no expiration. These special warrants were issued in reliance upon an exemption from registration under the Securities Act of 1933 pursuant to Section 4(2) in a transaction not involving a public offering. During March, April and May of 2000, the warrants were issued as the cash consideration was received.


         o During February 2000, Industrialex initiated a private placement of special warrants under which 1,407,000 special warrants were subscribed to by a total of 35 non-U.S. persons in jurisdictions outside of the United States at a price of $0.50 per warrant, or total consideration of $703,500. These special warrants were issued in reliance on Regulation S under the Securities Act of 1933. Each special warrant is convertible, for no additional consideration, into one share of common stock, at the option of the holder with no expiration. During March, April and May of 2000, the warrants were issued as the cash consideration was received.



        o On May 1, 2000, Industrialex issued 200,000 special warrants, with a deemed value of $1 per special warrant, to a total of 4 sophisticated investors in connection with the acquisition of Decorative & Coating Systems, Inc. The warrants were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933 in a transaction not involving a public offering. Each investor had access to the same type of information about Industrialex that is typically available in a registration statement. Each special warrant is convertible, for no additional consideration, into one share of common stock, at the option of the holder with no expiration.



        o On April 14, 2000, Industrialex issued 500,000 special warrants, with a deemed value of $1 per special warrant, to a total of 12 sophisticated investors in connection with the acquisition of Broomfield Industrial Painting, Inc. The warrants were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933 in a transaction not involving a public offering. Each investor had access to the same type of information about Industrialex that is typically available in a registration statement. Each special warrant is convertible, for no additional consideration, into one share of common stock, at the option of the holder with no expiration.



        o On July 5, 2000, Industrialex issued 90,000 special warrants, with a deemed value of $1 per special warrant, to a total of two sophisticated purchasers in connection with the acquisition of Screen Tech Graphics, Inc. The warrants were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933 in a transaction not involving a public offering. Each purchaser had access to the same type of information about Industrialex that is typically available in a registration statement. Each special warrant is convertible, for no additional consideration, into one share of common stock, at the option of the holder with no expiration.


         o In June of 2000, the board of directors of Industrialex authorized the grant of options to purchase up to an aggregate of 687,000 shares of Industrialex common stock to 19 individuals who are directors, officers, or employees of the Company. The number of options granted to any one person ranges from 7,000 shares to 300,000 shares. All of these options are exercisable between $.50 and $1.00 per share and vest over a 48-month period. None of the options have been exercised. The options were granted in reliance upon the exemption from registration under the Securities Act of 1933 provided for in Rule 701.

         o Pursuant to a consulting agreement entered into in January, 2000 (as amended June 28, 2000), Industrialex granted Bolder Venture Partners a warrant to purchase up to 960,000 shares of Industrialex common stock for a period of five years from December 28, 2000. The warrants become exercisable as follows:



                  o 400,000 at $0.25 per share as of January, 2000 (200,000 of which were exercised in September, 2000)


                  o        360,000 at $1.00 per share as of May, 2000.


                  o 200,000 at $1.00 per share upon completion of this offering.



              The warrants were issued in reliance upon an exemption from registration under the Securities Act of 1933 pursuant to Section 4(2). Bolder Venture Partners had access to the same type of information about Industrialex that is typically available in a registration statement.

ITEM 27. EXHIBITS


EXHIBIT
NUMBER             DESCRIPTION OF EXHIBIT
-------            ----------------------
1                  Draft Agency Agreement dated o between Industrialex
                   Manufacturing Corp. and Thomson Kernaghan & Co. Limited***


3.1                Restated Articles of Incorporation of Industrialex
                   Manufacturing Corp.*

3.2                Bylaws of Industrialex Manufacturing Corp.*


5.1                Draft Legal Opinion of Davis, Graham & Stubbs LLP***



10.1               Incentive Compensation Plan*



10.2 Letter Agreement dated December 28, 1999 between Industrialex Manufacturing Corp. and Bolder Venture Partners L.L.C.*



10.3 Letter Agreement dated June 28, 2000 between Industrialex Manufacturing Corp. and Bolder Venture Partners L.L.C. amending letter dated December 28, 1999*



10.4               Form of Special Warrant*



10.5 Stock Purchase Agreement dated March 22, 2000, between Industrialex Manufacturing Corp., Mark S. Trawinski, Donald
                   R. Lauer and Angela Bennet Lauer*



10.6 Stock Purchase Agreement dated May 1, 2000, between Industrialex Manufacturing Corp., Decorative & Coating Systems, Inc., Joseph Triolo, Jr., Joseph Triolo, Sr., Gary Triolo and John Triolo*



10.7 Stock Purchase Agreement dated June 7, 2000, between Industrialex Manufacturing Corp., Screen Tech Graphics, Inc. and Susan Elizabeth DiNapoli and Vincent DiNapoli*



10.8 Employment Agreement dated May 1, 2000 between Industrialex Manufacturing Corp. and Scott Robidart*



10.9 Secured Promissory Note dated May 8, 2000 in the principal amount of $130,000*



10.10 Stock Option Agreement dated May 8, 2000 between Ahmad Akrami and Scott Robidart*



10.11              Form of employee/consultant/confidentiality agreement*



10.12              Form of Unit Warrant*


21                 List of Subsidiaries*


23.1               Consents of Deloitte & Touche LLP**



23.2               Consents of Hein & Associates**

24                 Power of Attorney (included on signature page)


27                 Financial Data Schedule*



----------
*     Previously filed



**    Filed herewith



***   Final form to be filed via amendment


                                  UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of Industrialex pursuant to Industrialex's Bylaws or Certificate of Incorporation, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned hereby undertakes that:

         (1) It will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (3) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (4) Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (5) To file a post-effective amendment to include any financial statements required to be filed pursuant to section 210.3-19 at the start of any delayed offering or throughout a continuous offering.

         (6) To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, on the 3rd day of November, 2000.


                                    INDUSTRIALEX MANUFACTURING CORP.



                                    By: /s/ Ahmad Akrami
                                       ------------------------------
                                       Name: Ahmad Akrami
                                       Title: Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ahmad Akrami and Thomas Tennessen, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits and schedules thereto, including any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto and other certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



        SIGNATURES                                  TITLE                              DATE
---------------------------             ------------------------------      -------------------------
/s/ Ahmad Akrami                        Chief Executive Officer                 November 3, 2000
---------------------------
Ahmad Akrami

/s/ Thomas Tennessen                    Director                                November 3, 2000
---------------------------
Thomas Tennessen

/s/ Thomas Stephen Plunkett             Director                                November 3, 2000
---------------------------
Thomas Stephen Plunkett

/s/ Stephen J. King                     Chief Financial Officer                 November 3, 2000
---------------------------
Stephen J. King

                               INDEX TO EXHIBITS



EXHIBIT
NUMBER             DESCRIPTION
-------            -----------
1                  Draft Agency Agreement dated o between Industrialex
                   Manufacturing Corp. and Thomson Kernaghan & Co. Limited***

3.1                Restated Articles of Incorporation of Industrialex
                   Manufacturing Corp.*

3.2                Bylaws of Industrialex Manufacturing Corp.*

5.1                Draft Legal Opinion of Davis, Graham & Stubbs LLP***

10.1               Incentive Compensation Plan*

10.2               Letter Agreement dated December 28, 1999 between Industrialex
                   Manufacturing Corp. and Bolder Venture Partners L.L.C.*

10.3               Letter Agreement dated June 28, 2000 between Industrialex
                   Manufacturing Corp. and Bolder Venture Partners L.L.C.
                   amending letter dated December 28, 1999*

10.4               Form of Special Warrant*

10.5               Stock Purchase Agreement dated March 22, 2000, between
                   Industrialex Manufacturing Corp., Mark S. Trawinski, Donald
                   R. Lauer and Angela Bennet Lauer*

10.6               Stock Purchase Agreement dated May 1, 2000, between
                   Industrialex Manufacturing Corp., Decorative & Coating
                   Systems, Inc., Joseph Triolo, Jr., Joseph Triolo, Sr., Gary
                   Triolo and John Triolo*

10.7               Stock Purchase Agreement dated June 7, 2000, between
                   Industrialex Manufacturing Corp., Screen Tech Graphics, Inc.
                   and Susan Elizabeth DiNapoli and Vincent DiNapoli*

10.8               Employment Agreement dated May 1, 2000 between Industrialex
                   Manufacturing Corp. and Scott Robidart*

10.9 Secured Promissory Note dated May 8, 2000 in the principal amount of $130,000*

10.10 Stock Option Agreement dated May 8, 2000 between Ahmad Akrami and Scott Robidart*

10.11              Form of employee/consultant/confidentiality agreement*

10.12              Form of Unit Warrant*

21                 List of Subsidiaries*

23.1               Consents of Deloitte & Touche LLP**

23.2               Consents of Hein & Associates**

24                 Power of Attorney (included on signature page)

27                 Financial Data Schedule*

----------
*     Previously filed

**    Filed herewith

***   Final form to be filed via amendment